CWABS Asset-Backed Certificates Trust 2007-8
Issuing Entity

Final Term Sheet

$1,264,900,100 (Approximate)
CWABS, Inc.
Depositor

Countrywide Home Loans, Inc.
Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, THE ISSUER, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-866-500-5409.

This free writing prospectus does not contain all information that is required to be included in the prospectus and the prospectus supplement.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

FREE WRITING PROSPECTUS DATED MAY 3, 2007

Distributions payable monthly beginning June 25, 2007
________________

The following classes of certificates are being offered pursuant to this free writing prospectus:

Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)	Class	Original Certificate Principal Balance(1)	Price to Public	Underwriting Discount	Proceeds to Depositor(2)
1-A-1	$424,293,000	100.00000%	0.10417%	99.89583%	M-3	$15,600,000	100.00000%	1.08333%	98.91667%
1-A-2	$47,144,000	100.00000%	0.10417%	99.89583%	M-4	$16,250,000	100.00000%	1.16667%	98.83333%
2-A-1	$255,060,000	100.00000%	0.05208%	99.94792%	M-5	$14,950,000	100.00000%	1.25000%	98.75000%
2-A-2	$71,844,000	100.00000%	0.10417%	99.89583%	M-6	$12,350,000	100.00000%	1.25000%	98.75000%
2-A-3	$176,482,000	100.00000%	0.10417%	99.89583%	M-7	$14,300,000	100.00000%	1.66667%	98.33333%
2-A-4	$71,027,000	100.00000%	0.10417%	99.89583%	M-8	$11,700,000	100.00000%	1.66667%	98.33333%
M-1	$65,650,000	100.00000%	0.41667%	99.58333%	M-9	$13,650,000	93.79525%	2.08333%	91.71192%
M-2	$54,600,000	100.00000%	0.41667%	99.58333%	A-R	$100	(3)	(3)	(3)
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(1)	This amount is subject to a permitted variance in the aggregate of plus or minus 10%.
(2)	Before deducting expenses payable by the Depositor estimated to be approximately $1,200,000 in the aggregate.
(3)
The Class A-R Certificates will not be purchased by the underwriters and are being transferred to Countrywide Home Loans, Inc. as partial consideration for the sale of the mortgage loans. See “Method of Distribution” in this free writing prospectus

Issuing Entity

CWABS Asset-Backed Certificates Trust 2007-8, a common law trust formed under the laws of the State of New York.

Depositor

CWABS, Inc., a Delaware corporation and a limited purpose finance subsidiary of Countrywide Financial Corporation, a Delaware corporation.

Sponsor and Sellers

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. Other sellers may include one or more special purpose entities established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

Master Servicer

Countrywide Home Loans Servicing LP.

Trustee

The Bank of New York, a New York banking corporation.

Co-Trustee

The Bank of New York Trust Company, N.A.

The NIM Insurer

After the closing date, our affiliate expects to establish a separate trust to issue net interest margin securities secured by all or a portion of the Class P and Class C Certificates. Those net interest margin securities may have the benefit of one or more financial guaranty insurance policies that guarantee payments on those securities. The insurer or insurers issuing these financial guaranty insurance policies are referred to in this free writing prospectus collectively as the “NIM Insurer”. The references to the NIM Insurer in this free writing prospectus apply only if the net interest margin securities are so insured.

Any NIM Insurer will have a number of rights under the pooling and servicing agreement that will limit and otherwise affect the rights of the holders of the offered certificates. Any insurance policy issued by a NIM Insurer will not cover, and will not benefit in any manner whatsoever, the offered certificates.

Pooling and Servicing Agreement

The pooling and servicing agreement among the sellers, the master servicer, the depositor, the trustee and the co-trustee, under which the issuing entity will be formed.

Cut-off Date

Initial Mortgage Loans:

For any initial mortgage loan, the later of May 1, 2007 and the origination date of that mortgage loan (referred to as the initial cut-off date).

Subsequent Mortgage Loans:

For any subsequent mortgage loan, the later of the first day of the month of the related subsequent transfer date and the origination date of that subsequent mortgage loan (referred to as the subsequent cut-off date).

Closing Date

On or about May 31, 2007.

Pre-Funding

On the closing date, the depositor may deposit an amount of up to 25% of the initial aggregate certificate principal balance of the certificates issued by the issuing entity in a pre-funding account (referred to as the pre-funded amount). Any pre-funded amount will be allocated between the loan groups so that the amount allocated to any loan group will not exceed 25% of the initial aggregate certificate principal balance of the classes of certificates related to that loan group.

Funding Period:

Any funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $175,000 and (y) July 24, 2007.

Use of Pre-Funded Amount:

Any pre-funded amount is expected to be used to purchase subsequent mortgage loans. Any pre-funded amount not used during the funding period to purchase subsequent mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Subsequent Mortgage Loan Purchases:

Purchases of subsequent mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the subsequent mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second and third distribution dates. If a pre-funding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

Interest Shortfall Payments

With respect to the first distribution date (in the case of initial mortgage loans) and each distribution date occurring in the month following any subsequent transfer date (in the case of the related subsequent mortgage loans), Countrywide Home Loans, Inc. will deposit one month’s interest at the adjusted mortgage rate for each such mortgage loan that does not have a monthly payment date in the due period related to the subject distribution date.

The Mortgage Loans

The mortgage pool will consist of fixed rate and adjustable rate mortgage loans that are secured by first liens on one- to four-family residential properties. Substantially all of the mortgage loans were made to borrowers with blemished credit histories. The mortgage loans will be divided into two separate groups. Each group of mortgage loans is referred to as a “loan group”. Loan group 1 will consist of first lien conforming balance fixed rate and adjustable rate mortgage loans. Loan group 2 will consist of first lien fixed rate and adjustable rate mortgage loans, which may or may not have conforming balances.

Statistical Calculation Information

The statistical information presented in this free writing prospectus relates to a statistical calculation pool that does not reflect all of the mortgage loans that will be included in the issuing entity. Additional mortgage loans will be included in the mortgage pool on the closing date, and subsequent mortgage loans may be included during the funding period. In addition, certain mortgage loans in the statistical calculation pool may not be included in the mortgage pool on the closing date because they have prepaid in full or were determined not to meet the eligibility requirements for the mortgage pool.

The information with respect to the statistical calculation pool is, unless otherwise specified, based on the scheduled principal balances as of May 1, 2007, which is the statistical calculation date. The aggregate stated principal balance of the statistical calculation pool as of the statistical calculation date is referred to as the statistical calculation date pool principal balance. As of the statistical calculation date, the statistical calculation date pool principal balance was approximately $868,612,087.

Unless otherwise noted, all statistical percentages are measured by the statistical calculation date pool principal balance.

As of the statistical calculation date, the group 1 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$392,582,813
Weighted Average Mortgage Rate	8.618%
Range of Mortgage Rates	5.375% to 12.550%
Average Current Principal Balance	$175,967
Range of Current Principal Balances	$28,000 to $522,266
Weighted Average Original Loan-to-Value Ratio	76.53%
Weighted Average Original Term to Maturity	390 months
Weighted Average Credit Bureau Risk Score	585 points
Weighted Average Remaining Term to Stated Maturity	389 months
Weighted Average Gross Margin*	6.301%
Weighted Average Maximum Mortgage Rate*	15.390%
Weighted Average Minimum Mortgage Rate*	8.560%
Percentage Originated under Full Doc Program	73.39%
Geographic Concentrations in excess of 10%:
California	14.96%

Florida	10.74%
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* Percentage presented only reflects those group 1 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

As of the statistical calculation date, the group 2 mortgage loans in the statistical calculation pool had the following characteristics:

Aggregate Current Principal Balance	$476,029,274
Weighted Average Mortgage Rate	8.314%
Range of Mortgage Rates	2.875% to 14.875%
Average Current Principal Balance	$229,522
Range of Current Principal Balances	$14,585 to $1,000,000
Weighted Average Original Loan-to-Value Ratio	79.70%
Weighted Average Original Term to Maturity	382 months
Weighted Average Credit Bureau Risk Score	615 points
Weighted Average Remaining Term to Stated Maturity	381 months
Weighted Average Gross Margin*	5.929%
Weighted Average Maximum Mortgage Rate*	14.800%
Weighted Average Minimum Mortgage Rate*	7.459%
Percentage Originated under Full Doc Program	59.84%
Geographic Concentrations in excess of 10%:
California	25.33%
Florida	14.86%
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* Percentage presented only reflects those group 2 mortgage loans in the statistical calculation pool that are adjustable rate mortgage loans.

Additional information regarding the mortgage loans in the statistical calculation pool is attached as Annex A to this free writing prospectus.

Certain characteristics of each loan group in the initial mortgage pool as of the initial cut-off date and the final mortgage pool following any pre-funding period (measured as of the initial cut-off date for initial mortgage loans and as of the applicable subsequent cut-off date for any subsequent mortgage loans) will not vary from the corresponding characteristics of the statistical calculation pool by more than a permitted variance.

Description of the Certificates

The issuing entity will issue the following classes of certificates:

Class	Original Certificate Principal Balance (1)	Type	Last Scheduled Distribution Date	Initial Rating (Moody’s) (2)	Initial Rating (S&P) (2)
Offered Certificates
1-A-1	$424,293,000	Super Senior/Adjustable Rate	February 25, 2036	Aaa	AAA
1-A-2	$47,144,000	Senior Support/Adjustable Rate	February 25, 2036	Aaa	AAA
2-A-1	$255,060,000	Senior/Adjustable Rate	January 25, 2029	Aaa	AAA
2-A-2	$71,844,000	Senior/Adjustable Rate	June 25, 2030	Aaa	AAA
2-A-3	$176,482,000	Senior/Adjustable Rate	December 25, 2033	Aaa	AAA
2-A-4	$71,027,000	Senior/Adjustable Rate	September 25, 2035	Aaa	AAA
M-1	$65,650,000	Subordinate/Adjustable Rate	November 25, 2036	Aa1	AA+
M-2	$54,600,000	Subordinate/Adjustable Rate	June 25, 2037	Aa2	AA
M-3	$15,600,000	Subordinate/Adjustable Rate	August 25, 2037	Aa3	AA-
M-4	$16,250,000	Subordinate/Adjustable Rate	September 25, 2037	A1	A+
M-5	$14,950,000	Subordinate/Adjustable Rate	September 25, 2037	A2	A
M-6	$12,350,000	Subordinate/Adjustable Rate	October 25, 2037	A3	A-
M-7	$14,300,000	Subordinate/Adjustable Rate	October 25, 2037	Baa1	BBB+
M-8	$11,700,000	Subordinate/Adjustable Rate	October 25, 2037	Baa2	BBB
M-9	$13,650,000	Subordinate/Adjustable Rate	November 25, 2037	Baa3	BBB-
A-R	$100	Senior/REMIC Residual	June 25, 2007	Aaa	AAA
Non-Offered Certificates (3)
BV	$6,000,000	Subordinate/Adjustable Rate	November 25, 2037	Ba1	BB+
BF	$8,950,000	Subordinate/Fixed Rate	November 25, 2037	Ba1	BB+
P	$100	Prepayment Charges	N/A	N/R	N/R
C	N/A	Residual	N/A	N/R	N/R
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(1)
This amount is subject to a permitted variance in the aggregate of plus or minus 10% depending on the amount of mortgage loans actually delivered on the closing date and any amount deposited in the pre-funding account.

(2)
The offered certificates will not be offered unless they are assigned the indicated ratings by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”). “N/R” indicates that the rating agency was not asked to rate the class of certificates. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3)
The Class BV, Class BF, Class P and Class C Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class BV, Class BF, Class P and Class C Certificates is provided only to permit a better understanding of the offered certificates.

The certificates will also have the following characteristics:

Class	Related Loan Group	Pass-Through Rate On or Before Optional Termination Date	Pass-Through Rate After Optional Termination Date	Accrual Period	Interest Accrual Convention
Offered Certificates
1-A-1	1	LIBOR + 0.190% (1)	LIBOR + 0.380% (1)	(2)	Actual/360 (3)
1-A-2	1	LIBOR + 0.290% (1)	LIBOR + 0.580% (1)	(2)	Actual/360 (3)
2-A-1	2	LIBOR + 0.060% (1)	LIBOR + 0.120% (1)	(2)	Actual/360 (3)
2-A-2	2	LIBOR + 0.130% (1)	LIBOR + 0.260% (1)	(2)	Actual/360 (3)
2-A-3	2	LIBOR + 0.190% (1)	LIBOR + 0.380% (1)	(2)	Actual/360 (3)
2-A-4	2	LIBOR + 0.260% (1)	LIBOR + 0.520% (1)	(2)	Actual/360 (3)
M-1	1 and 2	LIBOR + 0.270% (1)	LIBOR + 0.405% (1)	(2)	Actual/360 (3)
M-2	1 and 2	LIBOR + 0.300% (1)	LIBOR + 0.450% (1)	(2)	Actual/360 (3)
M-3	1 and 2	LIBOR + 0.340% (1)	LIBOR + 0.510% (1)	(2)	Actual/360 (3)
M-4	1 and 2	LIBOR + 0.460% (1)	LIBOR + 0.690% (1)	(2)	Actual/360 (3)
M-5	1 and 2	LIBOR + 0.600% (1)	LIBOR + 0.900% (1)	(2)	Actual/360 (3)
M-6	1 and 2	LIBOR + 0.900% (1)	LIBOR + 1.350% (1)	(2)	Actual/360 (3)
M-7	1 and 2	LIBOR + 1.500% (1)	LIBOR + 2.250% (1)	(2)	Actual/360 (3)
M-8	1 and 2	LIBOR + 2.000% (1)	LIBOR + 3.000% (1)	(2)	Actual/360 (3)
M-9	1 and 2	LIBOR + 2.200% (1)	LIBOR + 3.300% (1)	(2)	Actual/360 (3)
A-R	1 and 2	(4)	(4)	N/A	N/A
Non-Offered Certificates
BV	1 and 2	LIBOR + 2.200% (1)	LIBOR + 3.300% (1)	(2)	Actual/360 (3)
BF	1 and 2	7.000% (5)	7.000% (5)	calendar month (6)	30/360 (7)
P	1 and 2	N/A	N/A	N/A	N/A
C	1 and 2	N/A	N/A	N/A	N/A
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(1)
The pass-through rate for this class of certificates may adjust monthly, will be subject to increase after the optional termination date as shown in this table and will be subject to an interest rate cap, in each case as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest”. LIBOR refers to One-Month LIBOR for the related accrual period calculated as described in this free writing prospectus under “Description of the Certificates — Calculation of One-Month LIBOR”.

(2)
The accrual period for any distribution date will be the period from and including the preceding distribution date (or from and including the closing date, in the case of the first distribution date) to and including the day prior to the current distribution date. These certificates will settle without accrued interest.

(3)	Interest accrues at the rate specified in this table based on a 360-day year and the actual number of days elapsed during the related accrual period.

(4)	The Class A-R Certificates will not accrue any interest.

(5)
The pass-through rate for this class of certificates will be subject to an interest rate cap, as described in this free writing prospectus under “Description of the Certificates — Distributions — Distributions of Interest.”

(6)	The accrual period for any distribution date will be the calendar month preceding that distribution date. These certificates will settle with accrued interest.

(7)	Interest accrues at the rate specified in this table based on a 360-day year that consists of twelve 30-day months.

Designations

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates.
Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates.
Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates.
Senior Certificates:	Class A and Class A-R Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Class B Certificates:	Class BV and Class BF Certificates.
Subordinate Certificates:	Class M and Class B Certificates.
Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class BV Certificates.
Adjustable Rate Certificates or Swap Certificates:	Class A Certificates and Adjustable Rate Subordinate Certificates.
Fixed Rate Certificates:	Class BF Certificates.
Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates.

Record Date

Adjustable Rate Certificates:

The business day immediately preceding a distribution date, or if the adjustable rate certificates are no longer book-entry certificates, the last business day of the month preceding the month of a distribution date.

Class A-R Certificates and Fixed Rate Certificates:

With respect to the first distribution date, the last business day of the month preceding the month of a distribution date.

Denominations

$20,000 and multiples of $1 in excess thereof, except that the Class A-R Certificates will be issued as two certificates in the denominations specified in the pooling and servicing agreement.

Registration of Certificates

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) will hold their beneficial interests through The Depository Trust Company, in the United States, or Clearstream, Luxembourg or the Euroclear System, in Europe.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

Distribution Dates

Beginning on June 25, 2007, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

Interest Payments

On each distribution date, holders of each class of interest-bearing certificates will be entitled to receive:

•	the interest that has accrued during the related accrual period at the related pass-through rate on the certificate principal balance immediately prior to the applicable distribution date, and

•	any interest due on a prior distribution date that was not paid.

The accrual period, interest accrual convention and pass-through rate (or calculation method) for each class of interest-bearing certificates is shown in the table on page S-5.

For each class of subordinate certificates, any interest carry forward amount (which is interest due on a prior distribution date that was not paid on a prior distribution date) will be payable from excess cashflow and, in the case of the adjustable rate subordinate certificates, from amounts in the swap trust, in each case as and to the extent described in this free writing prospectus.

There are certain circumstances that could reduce the amount of interest paid to you.

Principal Payments

On each distribution date, certificateholders will receive a distribution of principal on their certificates only if there is cash available on that date for the payment of principal. The priority of payments will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and will depend on the loss and delinquency performance of the mortgage loans.

Amounts Available for Distributions on the Certificates

Amounts Available with respect to Interest Distributions

The amount available for interest distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after the fees and expenses as described below are subtracted):

•	scheduled payments of interest on the mortgage loans collected during the applicable period (other than any credit comeback excess amounts);

•	interest on prepayments to the extent not allocable to the master servicer as additional servicing compensation;

•	interest amounts advanced by the master servicer and any required compensating interest paid by the master servicer related to certain prepayments on certain mortgage loans;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to interest);

•	the seller interest shortfall payments, if any, paid by Countrywide Home Loans, Inc.; and

•
for each distribution date during, and the distribution date immediately after, the funding period, any amounts required pursuant to the pooling and servicing agreement to be distributed from the capitalized interest account.

Amounts Available with respect to Principal Distributions

The amount available for principal distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and will generally consist of the following amounts with respect to the mortgage loans in a loan group (after fees and expenses as described below are subtracted):

•	scheduled payments of principal of the mortgage loans collected during the applicable period or advanced by the master servicer;

•	prepayments collected in the applicable period;

•	the stated principal balance of any mortgage loan repurchased by a seller or purchased by the master servicer;

•	the excess, if any, of the stated principal balance of a deleted mortgage loan over the stated principal balance of the related substitute mortgage loan;

•	liquidation proceeds on the mortgage loans during the applicable period (to the extent allocable to principal);

•
excess interest (to the extent available) to maintain or restore the targeted overcollateralization level as described under “Description of the Certificates — Overcollateralization Provisions” in this free writing prospectus; and

•	the amount, if any, allocated to that loan group and remaining on deposit in the pre-funding account on the distribution date following the end of the funding period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts calculated on a loan group by loan group basis:

•
the master servicing fee and additional servicing compensation (as described in this free writing prospectus under “Description of the Certificates — Withdrawals from the Certificate Account” and “—Withdrawals from the Distribution Account”) due to the master servicer;

•	the pro rata portion of the trustee fee due to the trustee;

•	amounts reimbursed to the master servicer

and the trustee in respect of advances previously made by them and other amounts for which the master servicer or the trustee are entitled to be reimbursed;

•	all prepayment charges (which are distributable only to the Class P Certificates);

•	all other amounts for which the depositor, a seller, the master servicer or any NIM Insurer is entitled to be reimbursed;

•	the premiums for the mortgage insurance on the related covered mortgage loans; and

•	the pro rata portion of any net swap payments or any termination payment payable to the swap counterparty (other than a swap termination payment resulting from a swap counterparty trigger event).

These amounts will reduce the amount available for distribution to the certificateholders.

Final Maturity Reserve Fund

On each distribution date beginning on the distribution date in June 2017 and ending on the distribution date in May 2037, if the aggregate stated principal balance of the mortgage loans having an original term to maturity of 40 years as of the first day of the related due period is greater than the 40-year target for such distribution date, a portion of the interest funds for loan group 1 and loan group 2 in an aggregate amount equal to the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate stated principal balance of the mortgage loans with original terms to maturity of 40 years, and (b) the excess of (i) the final maturity funding cap for such distribution date over (ii) the amount on deposit in the final maturity reserve fund immediately prior to such distribution date will be deposited in the final maturity reserve fund until the amount on deposit in the final maturity reserve fund is equal to the final maturity funding cap. On the distribution date in May 2037, any amounts on deposit in the final maturity reserve fund will be distributed to the certificates as principal as described in this free writing prospectus. Upon termination of the issuing entity, any amounts remaining in the final maturity reserve fund will be distributed to the Class C Certificates.

Servicing Compensation

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by the applicable servicing fee rate.

Additional Servicing Compensation:

The master servicer is also entitled to receive additional servicing compensation from amounts in respect of interest paid on certain principal prepayments, late payment fees, assumption fees and other similar charges (excluding prepayment charges) and investment income earned on amounts on deposit in certain of the issuing entity’s accounts.

Source and Priority of Payments:

These amounts will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

Priority of Payments; Distributions of Interest

In general, on any distribution date, the loan group 1 and loan group 2 interest funds will be distributed in the following order:

•	from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the final maturity reserve fund, the final maturity reserve deposit,

•
from the interest funds from loan group 1 and loan group 2, pro rata based on the interest funds for each loan group, to the swap account, the amount of any net swap payment and any swap termination payment (other than a swap termination payment due to a swap counterparty trigger event) payable to the swap counterparty;

•	from loan group 1 interest funds, concurrently, to each class of Class 1-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•	from loan group 2 interest funds, concurrently, to each class of Class 2-A Certificates, current interest and interest carry forward amount, pro rata based on their respective entitlements;

•
from remaining loan group 1 and loan group 2 interest funds, to each class of Class A Certificates, any remaining unpaid current interest and any interest carry forward amount, allocated pro rata based on the certificate principal balance of each class of Class A Certificates, with any remaining amounts allocated based on any remaining unpaid current interest and interest carry forward amount for each class of Class A Certificates;

•
from any remaining loan group 1 and loan group 2 interest funds, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, current interest for each class;

•	from any remaining loan group 1 and loan group 2 interest funds, concurrently, to the Class BV and Class BF Certificates, current interest, pro rata based on their respective entitlements; and

•	from any remaining loan group 1 and loan group 2 interest funds, as part of the excess cashflow.

Priority of Payments; Distributions of Principal

General

The manner of distributing principal among the classes of certificates will differ, as described in this free writing prospectus, depending upon whether a distribution date occurs before the stepdown date, or on or after that date, and depending on whether a trigger event is in effect.

Effect of the Stepdown Date or a Trigger Event

Prior to the stepdown date or if a trigger event is in effect on or after the stepdown date, all amounts distributable as principal on a distribution date will be allocated first to the senior certificates, until the senior certificates are paid in full, before any distributions of principal are made on the subordinate certificates.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, instead of allocating all amounts distributable as principal on the certificates to the senior classes of certificates until those senior classes are paid in full, each class of certificates will be entitled to principal distributions based on the targeted level of overcollateralization and subordination for each class of certificates. These amounts are described in more detail under “Description of the Certificates — Distributions — Distributions of Principal” in this free writing prospectus.

Trigger Events:

A “trigger event” will be in effect when losses and/or delinquencies on the mortgage loans exceed certain specified levels.

The Stepdown Date:

The stepdown date will be the earlier of:

•	the distribution date following the distribution date on which the aggregate certificate principal balance of the Class A Certificates is reduced to zero; and

•	the later of:

•	the June 2010 distribution date; and

•
the first distribution date on which the aggregate certificate principal balance of the Class A Certificates (after calculating anticipated distributions on the distribution date) is less than or equal to 60.90% of the aggregate stated principal balance of the mortgage loans for the distribution date.

On any distribution date prior to the stepdown date or on which a trigger event is in effect, the principal distribution amount from both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), to be allocated among such classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero;

(2)	concurrently, to the Class BV and Class BF Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(3)	as part of the excess cashflow.

On any distribution date on or after the stepdown date and so long as no trigger event is in effect, the principal distribution amount for both loan groups will be distributed in the following order:

•	concurrently,

(1)	from the loan group 1 principal distribution amount, in an amount up to the Class 1-A principal distribution amount, in the following order:

(i)	concurrently, to the classes of Class 1-A Certificates, pro rata, until their certificate principal balances are reduced to zero; and

(ii)
to the classes of Class 2-A Certificates (after the distribution of the principal distribution amount from loan group 2 as described in clause (2)(i) of this bullet point), in the order described below, until their certificate principal balances are reduced to zero; and

(2)	from the loan group 2 principal distribution amount, in an amount up to the Class 2-A principal distribution amount, in the following order:

(i)	to the classes of Class 2-A Certificates, in the order described below, until their certificate principal balances are reduced to zero; and

(ii)
concurrently, to the classes of Class 1-A Certificates (after the distribution of the principal distribution amount from loan group 1 as described in clause (1)(i) of this bullet point), pro rata, until their certificate principal balances are reduced to zero; and

•	from the remaining principal distribution amount from both loan groups, sequentially,

(1)
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the subordinate class principal distribution amount for that class, in each case until their certificate principal balance is reduced to zero;

(2)
concurrently, to the Class BV and Class BF Certificates, pro rata, the subordinate class principal distribution amount for the Class B Certificates, until their certificate principal balances are reduced to zero; and

(3)	as part of the excess cashflow.

Class 2-A Certificates:

For each distribution date, amounts to be distributed to the Class 2-A Certificates in respect of principal will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero.

Excess Cashflow

Excess cashflow generally refers to the remaining amounts (if any) available for distribution to the certificates after interest and principal distributions have been made.

On any distribution date, the excess cashflow (if any) and, in the case of the first two bullet points below and in the case of the payment of unpaid realized loss amounts pursuant to the third bullet point below, credit comeback excess cashflow (if any), will be distributed in the following order, in each case, first to the extent of the remaining credit comeback excess cashflow and, second to the extent of the remaining excess cashflow:

•
to each class of Class A and subordinate certificates, in the same priority as described above with respect to payments of principal, the amounts necessary to maintain or restore overcollateralization to the target overcollateralization level;

•	concurrently, to each class of Class A Certificates, any unpaid realized loss amount for each such class, pro rata based on their respective entitlements;

•
sequentially, to the classes of Class M Certificates, in order of their distribution priorities, and then concurrently, to the Class BV and Class BF Certificates, pro rata, in each case, first, to pay any interest carry forward amount for such class or classes, as applicable, and second, to pay any unpaid realized loss amount for such class or classes, as applicable;

•
to each class of Class A and subordinate certificates (in the case of the adjustable rate certificates after payments of amounts available (if any) under the applicable corridor contract), pro rata, first based on their certificate principal balances and second based on their remaining unpaid net rate carryover, to the extent needed to pay any unpaid net rate carryover;

•	to the carryover reserve fund, the required carryover reserve fund deposit;

•
if and for so long as the final maturity OC trigger is in effect, sequentially, in the following order: (1) to the classes of Class A Certificates, pro rata, based on the Class 1-A principal distribution amount (in the case of clause (x)) and the Class 2-A principal distribution amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until their certificate principal balances are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective certificate principal balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A principal distribution amount and the Class 2-A principal distribution amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as applicable; (2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until their certificate principal balance is reduced to zero; and (3) concurrently, to the Class BV and Class BF Certificates, pro rata, until their certificate principal balances are reduced to zero;

•	to the swap account, the amount of any swap termination payment payable to the swap counterparty as a result of a swap counterparty trigger event; and

•	to the Class C and Class A-R Certificates, as specified in the pooling and servicing agreement.

Credit Enhancement

Credit enhancement provides limited protection to holders of certain certificates against shortfalls in payments received on the mortgage loans. This transaction employs the following forms of credit enhancement:

Mortgage Insurance

Approximately 27.80% and 19.13% of the mortgage loans in the statistical calculation pool with loan-to-value ratios at origination greater than 80% in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by a mortgage insurance policy issued by Mortgage Guaranty Insurance Corporation as described in this free writing prospectus. The mortgage insurance policy insures a portion of the loss on the mortgage loans covered by that policy, subject to the terms and conditions set forth in that policy. Approximately 11.79% and 10.39% of the mortgage loans in the statistical calculation pool in loan group 1 and loan group 2, respectively (in each case by principal balance) are covered by the mortgage insurance policy.

Overcollateralization

“Overcollateralization” refers to the amount by which the aggregate stated principal balance of the mortgage loans and any remaining related pre-funded amount exceeds the aggregate certificate principal balance of the certificates.

On the closing date, it is expected that the sum of the aggregate stated principal balance of the mortgage loans and any amounts on deposit in the pre-funding account will exceed the initial aggregate certificate principal balance of the interest-bearing certificates by approximately $20,150,000.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the pooling and servicing agreement. If the amount of overcollateralization is reduced, excess interest on the mortgage loans will be used to reduce the total certificate principal balance of the certificates, until the required level of overcollateralization has been restored.

On any distribution date, the amount of overcollateralization (if any) will be available to absorb the losses from liquidated mortgage loans, if those losses are not otherwise covered by excess cashflow (if any) from the mortgage loans. The required level of overcollateralization may change over time.

Excess Interest

The mortgage loans are expected to generate more interest than is needed to pay interest on the certificates because the weighted average interest rate of the mortgage loans is expected to be higher than the sum of the weighted average pass-through rate on the certificates plus the weighted average expense fee rate and the effective rate at which any net swap payments may be payable to the swap counterparty. The “expense fee rate” is the sum of the applicable servicing fee rate, the trustee fee rate and, with respect to any mortgage loan covered by a lender paid mortgage insurance policy or the mortgage insurance policy, the related mortgage insurance premium rate. Any such interest is referred to as “excess interest” and will be distributed as part of the excess cashflow as described under “—Excess Cashflow” above.

Subordination

The issuance of senior certificates and subordinate certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular payments of interest and principal.

The senior certificates will have a distribution priority over the subordinate certificates. With respect to the subordinate certificates, the Class M Certificates with a lower numerical designation will have a distribution priority over the Class M Certificates with a higher numerical designation, and all the Class M Certificates will have a distribution priority over the Class B Certificates.

Subordination is designed to provide the holders of certificates having a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating realized losses among the subordinate certificates, beginning with the subordinate certificates with the lowest distribution priority, before realized losses on the mortgage loans in a loan group are allocated to the classes of certificates related to that loan group with higher priorities of distribution.

Allocation of Losses

After the credit enhancement provided by the mortgage insurance policy, excess cashflow and overcollateralization (if any) has been exhausted, collections otherwise payable to the related subordinate classes will comprise the sole source of funds from which credit enhancement is provided to the senior certificates. Realized losses are allocated to the subordinate certificates in reverse order of their distribution priority, beginning with the Class BV and Class BF Certificates, until the certificate principal balances of the subordinate classes have been reduced to zero. If the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero, additional realized losses of a particular loan group will be allocated to the related senior certificates as described in this free writing prospectus under “Description of the Certificates—Applied Realized Loss Amounts”.

The Corridor Contracts

Countrywide Home Loans, Inc. has entered into three interest rate corridor contracts, (1) the class 1-A corridor contract, (2) the class 2-A corridor contract, and (3) the adjustable rate subordinate corridor contract, each of which will be assigned to The Bank of New York, in its capacity as corridor contract administrator, on the closing date. On each distribution date on or after the June 2007 distribution date and on or prior to the November 2007 distribution date, the corridor contract counterparty will be required to make monthly payments to the corridor contract administrator, if one-month LIBOR for the related payment date is above a specified rate, subject to a maximum rate. Payments made under each corridor contract will be made to the corridor contract administrator and allocated between the issuing entity and Countrywide Home Loans, Inc. as described in “Description of the Certificates — The Corridor Contracts” in this free writing prospectus.

The amounts allocated to the issuing entity in respect of each corridor contract will be available to cover net rate carryover on the applicable class(es) of certificates resulting from the application of the applicable net rate cap to the related pass-through rate.

Any amounts received in respect of a corridor contract and allocated to the issuing entity for a distribution date that are not used on that date to cover net rate carryover on the related certificates are expected to be distributed to the holders of the Class C Certificates as provided in the pooling and servicing agreement and will not be available thereafter for payment of net rate carryover on any class of certificates.

The Swap Contract

Countrywide Home Loans, Inc. has entered into an interest rate swap contract, which will be assigned to The Bank of New York, in its capacity as swap contract administrator, on the closing date. On each distribution date on or after the December 2007 distribution date and on or prior to the swap contract termination date, the swap contract administrator will be obligated to pay to the swap counterparty an amount equal to the product of (i) 5.18% per annum, (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date and (iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360. In addition, on the business day preceding each distribution date on or after the December 2007 distribution date and on or prior to the swap contract termination date, the swap counterparty will be obligated to pay to the swap contract administrator an amount equal to the product of (i) one-month LIBOR (as determined by the swap counterparty), (ii) the lesser of (a) the swap contract notional balance for that distribution date and (b) the aggregate certificate principal balance of the swap certificates immediately prior to that distribution date, and (iii) the actual number of days in the related calculation period, divided by 360.

To the extent that the payment payable by the swap contract administrator exceeds the payment payable by the swap counterparty, the trustee will be required to deduct from the available funds for loan group 1 and loan group 2 the amount of that excess and, in its capacity as trustee of the swap trust, to remit the amount of that excess to the swap contract administrator for payment to the swap counterparty. To the extent that the payment payable by the swap counterparty exceeds the payment payable by the swap contract administrator, the swap counterparty will be required to pay to the swap contract administrator the amount of that excess. Any net swap payment received by the swap contract administrator from the swap counterparty will be remitted to the swap trust only to the extent necessary to cover unpaid current interest, net rate carryover and unpaid realized loss amounts on the swap certificates and to maintain or restore overcollateralization. The remaining portion of any net swap payment received by the swap contract administrator from the swap counterparty will be paid to Countrywide Home Loans, Inc. and will not be available to cover any amounts on any class of certificates.

Advances

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent that the master servicer reasonably believes that the cash advances can be repaid from future payments on the related mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

Repurchase, Substitution and Purchase of Mortgage Loans

The sellers may be required to repurchase, or substitute a replacement mortgage loan for, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase, or may be directed by a third party to purchase, from the issuing entity any mortgage loan that is delinquent in payment by 150 days or more according to the OTS Method.

If a borrower requests a reduction to the mortgage rate for the related mortgage loan, the master servicer is required to agree to that reduction if (i) Countrywide Home Loans, Inc., in its corporate capacity, agrees to purchase that mortgage loan from the issuing entity and (ii) the stated principal balance of that mortgage loan, when taken together with the aggregate of the stated principal balances of all other mortgage loans in the same loan group that have been so modified since the closing date at the time of those modifications, does not exceed an amount equal to

5% of the aggregate initial certificate principal balance of the related certificates. Countrywide Home Loans, Inc. will be obligated to purchase that mortgage loan upon modification of the mortgage rate by the master servicer.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the applicable servicing fee rate).

Optional Termination

The holder of the largest percentage interest in the Class C Certificates (the “directing holder”) will have the right to instruct the trustee to conduct an auction of all of the remaining assets of the issuing entity on any distribution date on or after the first distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of the aggregate stated principal balance of the initial mortgage loans as of the initial cut-off date and the amount, if any, deposited into the pre-funding account on the closing date. If the first auction is unsuccessful, the auction process may be repeated periodically at the direction of the directing holder until a successful auction is conducted. In addition, if the first auction is unsuccessful, or if the directing holder does not request an auction, then the master servicer will have the option to purchase all of the remaining assets of the issuing entity. Any successful auction of all of the remaining assets of the issuing entity or any purchase of those assets by the master servicer will result in the early retirement of the certificates. The NIM Insurer may also have the right to purchase all of the remaining assets in the issuing entity.

Material Federal Income Tax Consequences

For federal income tax purposes, the issuing entity (exclusive of the credit comeback excess account, the assets held in the carryover reserve fund, the pre-funding account and the capitalized interest account and the issuing entity’s rights with respect to payments received under the corridor contracts) will consist of two or more REMICs: one or more underlying REMICs and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The offered certificates (other than the Class A-R Certificates) will represent beneficial ownership of “regular interests” in the master REMIC identified in the pooling and servicing agreement, a beneficial interest in the right to receive payments of net rate carryover pursuant to the pooling and servicing agreement and the deemed obligation to make termination payments on the swap contract.

The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interest in each underlying REMIC.

The reserve fund trust, the final maturity reserve fund, the swap trust, the swap contract and the swap account will not constitute any part of any REMIC created under the pooling and servicing agreement.

Legal Investment Considerations

The offered certificates will not be “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

ERISA Considerations

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met. Investors acquiring offered certificates (other than the Class A-R Certificates) with assets of such a plan also will be required to satisfy the requirements of an investor-based class exemption.

THE MORTGAGE POOL

Statistical calculation information for the mortgage loans in the statistical calculation pool is set forth in tabular format in Annex A attached to this free writing prospectus.

Mortgage Insurance Policy

It is expected that the Mortgage Loans generally will not carry borrower-paid mortgage insurance. The Trust Fund will acquire a mortgage insurance policy (the “Mortgage Insurance Policy”) from Mortgage Guaranty Insurance Corporation (the “Mortgage Insurer”). The policy is expected to cover approximately 27.80% and 19.13% of the Mortgage Loans with Loan-to-Value Ratios at origination in excess of 80% in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance) (each such insured Mortgage Loan, a “Covered Mortgage Loan”). The Mortgage Insurance Policy will only cover losses pursuant to the formula described in the policy down to approximately 60% of the value of the related Mortgaged Property. The premium payable on the Mortgage Insurance Policy to the extent applicable to the Covered Mortgage Loans (the “Mortgage Insurance Premium”) will be paid monthly by the Co-Trustee with funds withdrawn from the Distribution Account as provided in the Pooling and Servicing Agreement and the Mortgage Insurance Policy. Covered Mortgage Loans constitute approximately 11.79% and 10.39% of the Mortgage Loans in the Statistical Calculation Pool in respect of Loan Group 1 and Loan Group 2, respectively (in each case by principal balance).

Subject to certain limitations, the Mortgage Insurance Policy will be available to cover losses from defaults in payment on all Covered Mortgage Loans that are not subject to a policy exclusion. The Mortgage Insurance Policy insures a portion of the loss that may be incurred on each related Covered Mortgage Loan. For a Covered Mortgage Loan, the loss payment is equal to the lesser of (a) the actual loss on sale of the Mortgaged Property or (b) the Coverage Percentage multiplied by the claim amount. The “Coverage Percentage” for each Covered Mortgage Loan will be calculated on a loan-level basis as the amount of coverage required to reduce the exposure down to 60% of the value of the related Mortgaged Property. The coverage provided per loan will be listed in the schedule of loans in the Mortgage Insurance Policy.

The Mortgage Insurance Policy is subject to various limitations and exclusions as herein provided or as provided in that policy, and will provide only limited protection against losses on defaulted Covered Mortgage Loans. The Mortgage Insurance Policy does not cover any Mortgage Loans 60 days or more delinquent in payment as of the Cut-off Date. Each Mortgage Loan covered by the Mortgage Insurance Policy is covered for losses up to the policy limits; provided, however, that the Mortgage Insurance Policy will not cover special hazard, bankruptcy or fraud losses or certain other types of losses as provided in that policy. Claims on Covered Mortgage Loans generally will reduce uninsured exposure to an amount equal to approximately 60% of the lesser of the appraised value as of the origination date or the Purchase Price, as the case may be, of the related mortgaged property, subject to conditions, exceptions and exclusions and assuming that any pre-existing primary mortgage insurance policies covering such Covered Mortgage Loans remain in effect and a full claim settlement is made thereunder.

The Mortgage Insurance Policy is required to remain in force with respect to each Covered Mortgage Loan until (i) the principal balance of the Covered Mortgage Loan is paid in full; or (ii) the principal balance of the Covered Mortgage Loan has amortized down to a level that results in a loan-to-value ratio for the Covered Mortgage Loan of 55% or less (provided, however, that no coverage of any Mortgage Loan under the Mortgage Insurance Policy is required where prohibited by applicable law); or (iii) any event specified in the Mortgage Insurance Policy occurs that allows for the termination or cancellation of that policy by the insured.

The Mortgage Insurance Policy may not be assigned or transferred without the prior written consent of the Mortgage Insurer; provided, however, that the Mortgage Insurer has previously provided written consent to (i) the assignment of coverage on individual Covered Mortgage Loans from the Trustee to the Seller in connection with any Covered Mortgage Loan repurchased or substituted for by the Seller and (ii) the assignment of coverage on all Covered Mortgage Loans from the Co-Trustee to any successor co-trustee, provided that in each case, prompt notice of such assignment is provided to the Mortgage Insurer.

The Mortgage Insurance Policy generally requires that delinquencies on any Covered Mortgage Loan insured thereunder must be reported to the Mortgage Insurer within four months of default, that reports regarding the delinquency of the Covered Mortgage Loan must be submitted to the Mortgage Insurer on a monthly basis thereafter and that appropriate proceedings to obtain title to the property securing such Covered Mortgage Loan must be commenced within six months of default. As a condition to submitting a claim under the Mortgage Insurance Policy, the Co-Trustee must have (i) acquired, and tendered to the Mortgage Insurer, good and merchantable title to the property securing the Covered Mortgage Loan, free and clear of all liens and encumbrances, including, but not limited to, any right of redemption by the mortgagor unless such acquisition of good and merchantable title is excused under the terms of the Mortgage Insurance Policy and (ii) if the Covered Mortgage Loan is covered by a pre-existing primary mortgage insurance policy, a claim must be submitted and settled under such pre-existing primary mortgage insurance policy within the time frames specified in the Mortgage Insurance Policy.

The claim amount generally includes unpaid principal, accrued interest to the date of such tender to the Mortgage Insurer by the insured, and certain expenses (less the amount of a full claim settlement under any preexisting primary mortgage insurance policy covering the Covered Mortgage Loan). When a claim is presented, the Mortgage Insurer will have the option of either (i) paying the claim amount and taking title to the property securing the Covered Mortgage Loan, (ii) paying the insured a percentage of the claim amount (without deduction for a claim settlement under any pre-existing primary mortgage insurance policy covering the Covered Mortgage Loan) and with the Co-Trustee retaining title to the property securing such Covered Mortgage Loan or (iii) if the property securing the Covered Mortgage Loan has been sold to a third party with the prior approval of the Mortgage Insurer, paying the claim amount reduced by the net sale proceeds as described in the Mortgage Insurance Policy to reflect the actual loss.

Claims generally must be filed within 60 days after the insured has acquired good and merchantable title to the property securing the Covered Mortgage Loan or such property has been sold to a third party with the prior approval of the Mortgage Insurer. A claim generally must be paid within 60 days after the claim is filed by the insured. No payment for a loss will be made under the Mortgage Insurance Policy unless the property securing the Covered Mortgage Loan is in the same physical condition as when such Covered Mortgage Loan was originally insured, except for reasonable wear and tear, and unless premiums on the standard homeowners’ insurance policy, real estate taxes and foreclosure protection and preservation expenses have been advanced by or on behalf of the insured.

If a claim submitted under the Mortgage Insurance Policy is incomplete, the Mortgage Insurer is required to provide notification of all information and documentation required to perfect the claim within 20 days of the Mortgage Insurer’s receipt of such incomplete claim. In such case, payment of the claim will be suspended until such information and documentation are provided to the Mortgage Insurer, provided that the Mortgage Insurer is not required to pay the claim if it is not perfected within 180 days after its initial filing.

Unless approved in writing by the Mortgage Insurer, no changes may be made to the terms of any Covered Mortgage Loan, including the borrowed amount, interest rate, term or amortization schedule, except as specifically permitted by the terms of the Covered Mortgage Loan; nor may the lender make any change in the property or other collateral securing the Covered Mortgage Loan, nor may any mortgagor be released under the Covered Mortgage Loan from liability. If a Mortgage Loan is assumed with the insured’s approval, the Mortgage Insurer’s liability for coverage of the Mortgage Loan under the Mortgage Insurance Policy generally will terminate as of the date of such assumption unless the Mortgage Insurer approves the assumption in writing. In addition, with respect to any Covered Mortgage Loan covered by the Mortgage Insurance Policy, the Master Servicer must obtain the prior approval of the Mortgage Insurer in connection with any acceptance of a deed in lieu of foreclosure or of any sale of the property securing the Covered Mortgage Loan.

The Mortgage Insurance Policy excludes coverage of (i) any claim where the insurer under any pre-existing primary mortgage insurance policy has acquired the property securing the Covered Mortgage Loan, (ii) any claim resulting from a default occurring after lapse or cancellation of coverage, (iii) certain claims resulting from a default existing at the inception of coverage, (iv) certain claims where there is an environmental condition which existed on the property securing the Covered Mortgage Loan (whether or not known by the person or persons submitting an application for coverage of the Covered Mortgage Loan) as of the effective date of coverage, (v) any claim, if the mortgage, deed of trust or other similar instrument did not create at origination a first lien on the property securing the Covered Mortgage Loan, (vi) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with, the terms of the Mortgage Insurance Policy or of its obligations as imposed by operation of law, (vii) certain claims resulting from physical damage to a property securing a Covered Mortgage Loan, (viii) any claim arising from the failure of the borrower under a Covered Mortgage Loan to make any balloon payment, if applicable, under such Covered Mortgage Loan and (ix) any claim submitted in connection with a Covered Mortgage Loan if the Covered Mortgage Loan did not meet the Mortgage Insurer’s requirements applicable to the origination of the Covered Mortgage Loan.

In issuing its Mortgage Insurance Policy, the Mortgage Insurer has relied upon certain information and data regarding the Covered Mortgage Loans furnished to it by Countrywide Home Loans, the Co-Trustee or their respective representatives. The Mortgage Insurance Policy will not insure against certain losses sustained by reason of a default arising from or involving certain matters, including (i) misrepresentation made, or knowingly participated in, by the lender, other persons involved in the origination of the Covered Mortgage Loan or the application for insurance, or made by any appraiser or other person providing valuation information regarding the property securing the Covered Mortgage Loan; (ii) negligence or fraud by the Master Servicer of the Mortgage Loan, and (iii) failure to construct a property securing a Covered Mortgage Loan in accordance with specified plans. The Mortgage Insurance Policy permits the Mortgage Insurer to cancel coverage of a Covered Mortgage Loan under its Mortgage Insurance Policy or deny any claim submitted under its Mortgage Insurance Policy in connection with a Covered Mortgage Loan if the insured fails to furnish the Mortgage Insurer with copies of all documents in connection with the origination or servicing of the Covered Mortgage Loan.

The preceding description of the Mortgage Insurance Policy is only a brief outline and does not purport to summarize or describe the provisions, terms and conditions of the Mortgage Insurance Policy. For a more complete description of these provisions, terms and conditions, reference is made to the Mortgage Insurance Policy, a copy of which is available upon request from the Trustee.

SERVICING OF THE MORTGAGE LOANS

Servicing Compensation and Payment of Expenses

The Master Servicer will be paid a monthly fee (the “Master Servicing Fee”) from collections with respect to each Mortgage Loan (as well as from any liquidation proceeds or Subsequent Recoveries) equal to one-twelfth of the Stated Principal Balance thereof multiplied by the Servicing Fee Rate. The “Servicing Fee Rate” for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The “Servicing Fee Rate” for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.465% per annum before the respective initial Adjustment Dates (if applicable) and is 0.483% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “— Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

The Master Servicer is also entitled to receive, as additional servicing compensation, amounts in respect of interest paid on Principal Prepayments received during that portion of a Prepayment Period from the Due Date occurring during the Prepayment Period to the end of the Prepayment Period (“Prepayment Interest Excess”), all late payment fees, assumption fees and other similar charges (excluding prepayment charges), with respect to the Mortgage Loans, and all investment income earned on amounts on deposit in the Certificate Account and Distribution Account. The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Loans and incurred by the Trustee and the Co-Trustee in connection with their responsibilities under the Pooling and Servicing Agreement.

Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans

When a borrower prepays all or a portion of a Mortgage Loan between scheduled monthly payment dates (“Due Dates”), the borrower pays interest on the amount prepaid only to the date of prepayment. Principal

Prepayments which are received between the related Due Date in the Prepayment Period and the end of the Prepayment Period reduce the Scheduled Payment of interest for the following Due Date but are included in a distribution that occurs on or prior to the distribution of the Scheduled Payment, and accordingly no shortfall in interest otherwise distributable to holders of the Certificates results. Conversely, Principal Prepayments received between the beginning of the Prepayment Period and the related Due Date in that Prepayment Period reduce the Scheduled Payment of interest for that Due Date and are included in a distribution that occurs on or after the distribution of the Scheduled Payment, and accordingly an interest shortfall (a “Prepayment Interest Shortfall”) could result. In order to mitigate the effect of any Prepayment Interest Shortfall on interest distributions to holders of the Certificates on any Distribution Date, one-half of the amount of the Master Servicing Fee otherwise payable to the Master Servicer for the month will, to the extent of the Prepayment Interest Shortfall, be deposited by the Master Servicer in the Certificate Account for distribution to holders of the Certificates entitled thereto on the Distribution Date. The amount of this deposit by the Master Servicer is referred to as “Compensating Interest” and will be reflected in the distributions to holders of the Certificates entitled thereto made on the Distribution Date on which the Principal Prepayments received would be distributed.

Certain Modifications and Refinancings

Countrywide Home Loans is permitted under the Pooling and Servicing Agreement to solicit borrowers for reductions to the Mortgage Rates of their respective Mortgage Loans. If a borrower requests a reduction to the Mortgage Rate for the related Mortgage Loan, the Master Servicer is required to agree to that reduction if (i) Countrywide Home Loans, in its corporate capacity, agrees to purchase that Mortgage Loan from the issuing entity and (ii) the Stated Principal Balance of such Mortgage Loan, when taken together with the aggregate of the Stated Principal Balances of all other Mortgage Loans in the same Loan Group that have been so modified since the Closing Date at the time of those modifications, does not exceed an amount equal to 5% of the aggregate initial Certificate Principal Balance of the related Certificates. Countrywide Home Loans will be obligated to purchase that Mortgage Loan upon modification of the Mortgage Rate by the Master Servicer for a price equal to the Purchase Price. Countrywide Home Loans will remit the Purchase Price to the Master Servicer for deposit into the Certificate Account within one Business Day of the purchase of that Mortgage Loan. Purchases of Mortgage Loans may occur when prevailing interest rates are below the Mortgage Rates on the Mortgage Loans and borrowers request modifications. Countrywide Home Loans will indemnify the Trust Fund against liability for any prohibited transactions taxes and related interest, additions or penalties incurred by any REMIC as a result of any such modification or purchase.

In addition, the Master Servicer may agree to modifications of a Mortgage Loan, including reductions in the related Mortgage Rate, if, among other things, it would be consistent with the customary and usual standards of practice of prudent mortgage loan servicers. Such modifications may occur in connection with workouts involving delinquent Mortgage Loans. Countrywide Home Loans is not obligated to purchase any such modified Mortgage Loans.

DESCRIPTION OF THE CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement. We summarize below the material terms and provisions pursuant to which the Certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the Pooling and Servicing Agreement after the issuing entity issues the Certificates.

The CWABS, Inc., Asset-Backed Certificates, Series 2007-8 (the “Certificates”) will consist of: Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class BV, Class BF, Class A-R, Class P and Class C Certificates.

When describing the Certificates in this free writing prospectus we use the following terms:

Designation	Class of Certificates
Class A Certificates:	Class 1-A and Class 2-A Certificates

Class 1-A Certificates:	Class 1-A-1 and Class 1-A-2 Certificates

Class 2-A Certificates:	Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates

Senior Certificates:	Class A and Class A-R Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates

Class B Certificates:	Class BV and Class BF Certificates

Subordinate Certificates:	Class M and Class B Certificates

Adjustable Rate Subordinate Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class BV Certificates

Adjustable Rate Certificates or Swap Certificates:	Class A and Adjustable Rate Subordinate Certificates

Fixed Rate Certificates:	Class BF Certificates

Offered Certificates:
Class 1-A-1, Class 1-A-2, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-A-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class A-R Certificates

The Certificates are generally referred to as the following types:

Class	Type
Class 1-A-1 Certificates:	Super Senior/Adjustable Rate

Class 1-A-2 Certificates:	Senior Support/Adjustable Rate

Class 2-A Certificates:	Senior/Adjustable Rate

Adjustable Rate Subordinate Certificates:	Subordinate/Adjustable Rate

Fixed Rate Certificates:	Subordinate/Fixed Rate

Class A-R Certificates:	Senior/REMIC Residual

Class P Certificates:	Prepayment Charges

Class C Certificates:	Residual

Generally:

•	distributions of principal and interest on the Class 1-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1;

•	distributions of principal and interest on the Class 2-A Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 2;

•	distributions of principal and interest on the Subordinate Certificates will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2;

•
distributions on the Class P and Class C Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2; and

•
distributions on the Class A-R Certificates, to the extent provided in the Pooling and Servicing Agreement, will be based on amounts available for distribution in respect of the Mortgage Loans in Loan Group 1 and Loan Group 2.

Book-Entry Certificates; Denominations

The Offered Certificates (other than the Class A-R Certificates) will be book-entry certificates (the “Book-Entry Certificates”). The Class A-R Certificates will be issued as two certificates in fully registered certificated form. Persons acquiring beneficial ownership interests in the Book-Entry Certificates (“Certificate Owners”) may elect to hold their Book-Entry Certificates through the Depository Trust Company (“DTC”) in the United States, or Clearstream, Luxembourg or the Euroclear System (“Euroclear”), in Europe, if they are participants of these systems, or indirectly through organizations which are participants in these systems. Each class of Book-Entry Certificates will be issued in one or more certificates which equal the aggregate Certificate Principal Balance of the applicable class of the Book-Entry Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Beneficial interests in the Book-Entry Certificates may be held in minimum denominations representing Certificate Principal Balances of $20,000 and integral multiples of $1 in excess thereof. Except as set forth under “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus, no person acquiring a beneficial ownership interest in a Book-Entry Certificate (each, a “beneficial owner”) will be entitled to receive a physical certificate representing the person’s beneficial ownership interest in the Book-Entry Certificate (a “Definitive Certificate”). Unless and until Definitive Certificates are issued, it is anticipated that the only certificateholder of the Book-Entry Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Pooling and Servicing Agreement. Certificate Owners are only permitted to exercise their rights indirectly through the participating organizations that utilize the services of DTC, including securities brokers and dealers, banks and trust companies and clearing corporations and certain other organizations (“Participants”) and DTC. See “Description of the Securities—Book-Entry Registration of the Securities” in the prospectus.

Glossary of Terms

The following terms have the meanings shown below to help describe the cash flow on the Certificates. The definitions are organized based on the context in which they are most frequently used. However, certain definitions may be used in multiple contexts.

General Definitions.

“Adjusted Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Servicing Fee Rate.

“Adjusted Net Mortgage Rate” with respect to each Mortgage Loan means the related Mortgage Rate less the related Expense Fee Rate.

“Business Day” is any day other than:

(1) a Saturday or Sunday or

(2) a day on which banking institutions in the state of New York or California are required or authorized by law to be closed.

“Certificate Principal Balance” means for any class of Certificates (other than the Class C Certificates), the aggregate outstanding principal balance of all Certificates of the class, less:

(1) all amounts previously distributed to holders of Certificates of that class as scheduled and unscheduled payments of principal; and

(2) the Applied Realized Loss Amounts allocated to the class;

provided, however, that if Applied Realized Loss Amounts have been allocated to the Certificate Principal Balance of any class of Certificates, the Certificate Principal Balance thereof will be increased on each Distribution Date after the allocation of Applied Realized Loss Amounts, sequentially by class in the order of distribution priority, by the amount of Subsequent Recoveries for the related Loan Group or Loan Groups, collected during the related Due Period (if any) (but not by more than the amount of the Unpaid Realized Loss Amount for the class); and provided further, however, that any amounts distributed to one or more classes of Senior Certificates related to a Loan Group in respect of Applied Realized Loss Amounts will be distributed to those classes on a pro rata basis according to their respective Unpaid Realized Loss Amounts.

After any allocation of amounts in respect of Subsequent Recoveries to the Certificate Principal Balance of a class of Certificates, a corresponding decrease will be made on the Distribution Date to the Unpaid Realized Loss Amount for that class or classes. Although Subsequent Recoveries, if any, will be allocated to increase the Certificate Principal Balance of a class of Certificates, the Subsequent Recoveries will be included in the applicable Principal Remittance Amount and distributed in the priority set forth below under “—Distributions—Distributions of Principal”. Therefore these Subsequent Recoveries may not be used to make any principal payments on the class or classes of Certificates for which the Certificate Principal Balances have been increased by allocation of Subsequent Recoveries. Additionally, holders of these Certificates will not be entitled to any payment in respect of interest that would have accrued on the amount of the increase in Certificate Principal Balance for any Accrual Period preceding the Distribution Date on which the increase occurs.

“Distribution Date” means the 25th day of each month, or if the 25th day is not a Business Day, on the first Business Day thereafter, commencing in June 2007.

“Due Period” means with respect to any Distribution Date, the period beginning on the second day of the calendar month preceding the calendar month in which the Distribution Date occurs and ending on the first day of the month in which the Distribution Date occurs.

“Excess Proceeds” with respect to a liquidated Mortgage Loan, means the amount, if any, by which the sum of any Liquidation Proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

“Final Recovery Determination” means a determination by the Master Servicer that it has received all proceeds it expects to receive with respect to the liquidation of a Mortgage Loan.

“Insurance Proceeds” means all proceeds of any insurance policy (including the Mortgage Insurance Policy) received prior to or in connection with a Final Recovery Determination (to the extent that the proceeds are not applied to the restoration of the property or released to the borrower in accordance with the Master Servicer’s normal servicing procedures), other than proceeds that represent reimbursement of the Master Servicer’s costs and expenses incurred in connection with presenting claims under the related insurance policy.

“Liquidation Proceeds” means any Insurance Proceeds and all other net proceeds received prior to or in connection with a Final Recovery Determination in connection with the partial or complete liquidation of a Mortgage Loan (whether through trustee’s sale, foreclosure sale or otherwise) or in connection with any condemnation or partial release of the related Mortgaged Property, together with the net proceeds received prior to or in connection with a Final Recovery Determination with respect to any Mortgaged Property acquired by the Master Servicer by foreclosure or deed in lieu of foreclosure in connection with a defaulted Mortgage Loan (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

“Percentage Interest” with respect to any Certificate, means the percentage derived by dividing the denomination of the Certificate by the aggregate denominations of all Certificates of the applicable class.

“Record Date” means:

(1) in the case of the Adjustable Rate Certificates, the Business Day immediately preceding the Distribution Date, unless the Adjustable Rate Certificates are no longer book-entry certificates, in which case the Record Date will be the last Business Day of the month preceding the month of the Distribution Date, and

(2) in the case of the Fixed Rate Certificates and the Class A-R Certificates, the last Business Day of the month preceding the month of the Distribution Date.

“Subsequent Recoveries” means, with respect to any Mortgage Loan in respect of which a Realized Loss was incurred, any proceeds of the type described in the definitions of “Insurance Proceeds” and “Liquidation Proceeds” received in respect of the Mortgage Loan after a Final Recovery Determination (other than the amount of the net proceeds representing Excess Proceeds and net of reimbursable expenses).

Definitions related to Interest Calculations and Distributions.

“Accrual Period” for any Distribution Date and (x) the Adjustable Rate Certificates, means the period from and including the preceding Distribution Date (or from and including the Closing Date in the case of the first Distribution Date) to and including the day prior to the current Distribution Date, and (y) the Fixed Rate Certificates, means the calendar month immediately preceding the month in which the Distribution Date occurs.

“Current Interest” with respect to each class of interest-bearing certificates and each Distribution Date means the interest accrued at the Pass-Through Rate for the applicable Accrual Period on the Certificate Principal Balance of the class immediately prior to the Distribution Date.

“Expense Fee Rate” with respect to each Mortgage Loan is equal to the sum of (i) the applicable Servicing Fee Rate and the Trustee Fee Rate, (ii) with respect to a Covered Mortgage Loan, the applicable Mortgage Insurance Premium Rate and (iii) with respect to any Mortgage Loan covered by a lender paid mortgage insurance policy, the related mortgage insurance premium rate.

“Funding Period Distribution Date” means each Distribution Date during the Funding Period and, if the Funding Period ends on or after the Distribution Date in a month, the immediately succeeding Distribution Date.

“Interest Carry Forward Amount,” with respect to each class of interest-bearing certificates and each Distribution Date, is the excess of:

(a) Current Interest for such class with respect to prior Distribution Dates over

(b) the amount actually distributed to such class with respect to interest on prior Distribution Dates.

“Interest Determination Date” means for the Adjustable Rate Certificates, the second LIBOR Business Day preceding the commencement of each Accrual Period.

“Interest Funds” means for any Loan Group and any Distribution Date, (1) the Interest Remittance Amount for that Loan Group and the Distribution Date, plus (2) for each Funding Period Distribution Date, any amounts required pursuant to the Pooling and Servicing Agreement to be deposited from the Capitalized Interest Account, less (3) the portion of the Trustee Fee allocable to that Loan Group for the Distribution Date, plus (4) the Adjusted Replacement Upfront Amount, if any, allocable to that Loan Group, less (5) the Mortgage Insurance Premium for the Covered Mortgage Loans in that Loan Group for such Distribution Date.

“Interest Remittance Amount” means with respect to each Loan Group and any Distribution Date:

(a) the sum, without duplication, of:

(1) all scheduled interest collected during the related Due Period (other than Credit Comeback Excess Amounts (if any)), less the related Master Servicing Fees,

(2) all interest on prepayments, other than Prepayment Interest Excess,

(3) all Advances relating to interest,

(4) all Compensating Interest,

(5) all Liquidation Proceeds collected during the related Due Period (to the extent that the Liquidation Proceeds relate to interest), and

(6) all Seller Interest Shortfall Payments for that Distribution Date, less

(b) all Advances relating to interest and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Mortgage Insurance Premium Rate” means a per annum rate that varies on a loan-by-loan basis with respect to each Covered Mortgage Loan. The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.290% per annum.

“Net Rate Cap” for each Distribution Date means:

(i) with respect to each class of Class 1-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 1 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 1 as of the first day of that Due Period,

(ii) with respect to each class of Class 2-A Certificates, the weighted average Adjusted Net Mortgage Rate of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period), adjusted to an effective rate reflecting the calculation of interest on the basis of the actual number of days elapsed during the related Accrual Period and a 360-day year, minus a fraction, expressed as a percentage, the numerator of which is (a) the product of (x) the sum of (1) the Net Swap Payment payable to the Swap Counterparty and the Final Maturity Reserve Deposit with respect to that Distribution Date times a fraction, the numerator of which is equal to 360 and the denominator of which is equal to the actual number of days in the related Accrual Period and (2) any Swap Termination Payment payable to the Swap Counterparty for that Distribution Date (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) and (y) a fraction, the numerator of which is the Interest Funds for Loan Group 2 for that Distribution Date, and the denominator of which is the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date, and the denominator of which is (b) the sum of the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2 as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) plus any amounts on deposit in the Pre-Funding Account in respect of Loan Group 2 as of the first day of that Due Period,

(iii) with respect to each class of Adjustable Rate Subordinate Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates, weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that

Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, and

(iv) with respect to the Class BF Certificates, the weighted average of the Net Rate Caps for the Class 1-A and Class 2-A Certificates (in each case calculated without giving effect to any Net Swap Payment or Swap Termination Payment payable to the Swap Counterparty for that Distribution Date), weighted by an amount equal to the positive difference (if any) of the sum of the aggregate Stated Principal Balance of the Mortgage Loans in the related Loan Group as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and the amount on deposit in the Pre-Funding Account in respect of that Loan Group as of the first day of that Due Period, over the outstanding aggregate Certificate Principal Balance of the Class 1-A and Class 2-A Certificates, respectively, immediately prior to the related Distribution Date, adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis.

“Net Rate Carryover” for a class of interest-bearing certificates on any Distribution Date means the excess of:

(1) the amount of interest that the class would have accrued for the Distribution Date had the Pass-Through Rate for that class and the related Accrual Period not been calculated based on the applicable Net Rate Cap, over

(2) the amount of interest the class accrued on the Distribution Date based on the applicable Net Rate Cap,

plus the unpaid portion of this excess from prior Distribution Dates (and interest accrued thereon at the then applicable Pass-Through Rate, without giving effect to the applicable Net Rate Cap).

“Pass-Through Margin” for each class of Adjustable Rate Certificates means the following:

	(1)	(2)
Class 1-A-1	0.190%	0.380%
Class 1-A-2	0.290%	0.580%
Class 2-A-1	0.060%	0.120%
Class 2-A-2	0.130%	0.260%
Class 2-A-3	0.190%	0.380%
Class 2-A-4	0.260%	0.520%
Class M-1	0.270%	0.405%
Class M-2	0.300%	0.450%
Class M-3	0.340%	0.510%
Class M-4	0.460%	0.690%
Class M-5	0.600%	0.900%
Class M-6	0.900%	1.350%
Class M-7	1.500%	2.250%
Class M-8	2.000%	3.000%
Class M-9	2.200%	3.300%
Class BV	2.200%	3.300%
__________
(1)	For each Accrual Period relating to any Distribution Date occurring on or prior to the Optional Termination Date.

(2)	For each Accrual Period relating to any Distribution Date occurring after the Optional Termination Date.

“Pass-Through Rate” with respect to each Accrual Period and each class of Adjustable Rate Certificates means a per annum rate equal to the lesser of:

(1) One-Month LIBOR for the Accrual Period (calculated as described below under “— Calculation of One-Month LIBOR”) plus the Pass-Through Margin for the class and Accrual Period, and

(2) the applicable Net Rate Cap for the related Distribution Date.

“Pass-Through Rate” with respect to each Accrual Period and the Class BF Certificates means a per annum rate equal to the lesser of:

(1)	7.000% and

(2)	the applicable Net Rate Cap for the related Distribution Date.

“Seller Interest Shortfall Payment” means, with respect to any Initial Mortgage Loan that does not have a first payment date on or before the Due Date in the month of the first Distribution Date or any Subsequent Mortgage Loan that does not have a first payment date on or before the Due Date in the month after the related Subsequent Transfer Date, an amount equal to one month’s interest at the related Adjusted Mortgage Rate on the Cut-off Date Principal Balance of that Mortgage Loan.

“Trustee Fee Rate” means 0.009% per annum.

Definitions related to Principal Calculations and Distributions.

“Class 1-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class 2-A Principal Distribution Amount” for any Distribution Date means the product of (x) the Class A Principal Distribution Target Amount and (y) a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 and the denominator of which is the sum of the Principal Remittance Amounts for both Loan Groups.

“Class A Principal Distribution Target Amount” for any Distribution Date means the excess of:

(1) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to the Distribution Date, over

(2) the lesser of (i) 60.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor.

“Cumulative Loss Trigger Event” with respect to any Distribution Date on or after the Stepdown Date, a Cumulative Loss Trigger Event is in effect if (x) the aggregate amount of Realized Losses on the Mortgage Loans from the Cut-off Date for each Mortgage Loan to (and including) the last day of the related Due Period (reduced by the aggregate amount of any Subsequent Recoveries received through the last day of that Due Period) exceeds (y) the applicable percentage, for the Distribution Date, of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount, as set forth below:

Distribution Date	Percentage

June 2009 — May 2010	1.05% with respect to June 2009, plus an additional 1/12th of 1.35% for each month thereafter through May 2010

June 2010 — May 2011	2.40% with respect to June 2010, plus an additional 1/12th of 1.45% for each month thereafter through May 2011

June 2011 — May 2012	3.85% with respect to June 2011, plus an additional 1/12th of 1.20% for each month thereafter through May 2012

June 2012 — May 2013	5.05% with respect to June 2012, plus an additional 1/12th of 0.70% for each month thereafter through May 2013

June 2013 — May 2014	5.75% with respect to June 2013, plus an additional 1/12th of 0.10% for each month thereafter through May 2014

June 2014 and thereafter	5.85%

A “Delinquency Trigger Event” with respect to any Distribution Date on or after the Stepdown Date exists if the Rolling Sixty-Day Delinquency Rate for the outstanding Mortgage Loans equals or exceeds the product of (x) the Senior Enhancement Percentage for that Distribution Date and (y) the applicable percentage listed below for the most senior class of outstanding interest-bearing certificates:

Class	Percentage

A	40.92%
M-1	55.17%
M-2	77.67%
M-3	87.91%
M-4	101.91%
M-5	119.40%
M-6	139.13%
M-7	172.04%
M-8	213.33%
M-9	296.30%
B	516.13%
For the purposes of the definition of “Delinquency Trigger Event”, the Class A Certificates will be treated as a single class of Certificates and the Class B Certificates will be treated as a single class of Certificates.

“Excess Overcollateralization Amount” for any Distribution Date, is the excess, if any, of the Overcollateralized Amount for the Distribution Date over the Overcollateralization Target Amount for the Distribution Date.

“Extra Principal Distribution Amount” with respect to any Distribution Date means the lesser of (1) the Overcollateralization Deficiency Amount and (2) the sum of the Excess Cashflow and the Credit Comeback Excess Cashflow available for payment thereof, to be allocated between Loan Group 1 and Loan Group 2, pro rata, based on the Principal Remittance Amount for each such Loan Group for that Distribution Date.

The “Final Maturity OC Trigger” will be in effect with respect to any Distribution Date on or after the Distribution Date in June 2027 if and for so long as the sum of (x) the amount on deposit in the Final Maturity Reserve Fund on that Distribution Date (including any Final Maturity Reserve Deposit made on the Distribution Date) and (y) the Overcollateralized Amount for that Distribution Date (calculated after giving effect to all distributions to be made prior to the time of determination) is less than the aggregate Stated Principal Balance of all Mortgage Loans with original terms to maturity of 40 years as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period ending in the same month as the Distribution Date).

“Group 1 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 1 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Group 2 Overcollateralization Reduction Amount” for any Distribution Date is the Overcollateralization Reduction Amount for that Distribution Date multiplied by a fraction, the numerator of which is the Principal Remittance Amount for Loan Group 2 for that Distribution Date, and the denominator of which is the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date.

“Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage” for any class of Subordinate Certificates means the respective percentages indicated in the following table:

	Initial Target Subordination Percentage	Stepdown Target Subordination Percentage
Class M-1	14.50%	29.00%
Class M-2	10.30%	20.60%
Class M-3	9.10%	18.20%
Class M-4	7.85%	15.70%
Class M-5	6.70%	13.40%
Class M-6	5.75%	11.50%
Class M-7	4.65%	9.30%
Class M-8	3.75%	7.50%
Class M-9	2.70%	5.40%
Class B	1.55%	3.10%

The Initial Target Subordination Percentages will not be used to calculate distributions on the Subordinate Certificates, but rather are presented in order to provide a better understanding of the credit enhancement provided by the Subordinate Certificates and the related overcollateralization amount. The Initial Target Subordination Percentage for any class of Subordinate Certificates is equal to a fraction, expressed as a percentage, the numerator of which is equal to the aggregate original Certificate Principal Balance of any class(es) of Certificates subordinate to the subject class plus the initial Overcollateralization Target Amount and the denominator of which is equal to the sum of the aggregate Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount. For the purposes of the definition of “Initial Target Subordination Percentage” and “Stepdown Target Subordination Percentage”, the Class BV and Class BF Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class BV and Class BF Certificates.

“OC Floor” means an amount equal to 0.50% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

“Overcollateralization Deficiency Amount” with respect to any Distribution Date means the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount on the Distribution Date (after giving effect to distribution of the Principal Distribution Amount (other than the portion thereof consisting of the Extra Principal Distribution Amount) on the Distribution Date).

“Overcollateralization Reduction Amount” for any Distribution Date is an amount equal to the lesser of (i) the Excess Overcollateralization Amount for the Distribution Date and (ii) the aggregate Principal Remittance Amount for Loan Group 1 and Loan Group 2 for the Distribution Date.

“Overcollateralization Target Amount” with respect to any Distribution Date means (a) prior to the Stepdown Date, an amount equal to 1.55% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount and (b) on or after the Stepdown Date, the greater of (i) an amount equal to 3.10% of the aggregate Stated Principal Balance of the Mortgage Loans for the current Distribution Date and (ii) the OC Floor; provided, however, that if a Trigger Event is in effect on any Distribution Date, the Overcollateralization Target Amount will be the Overcollateralization Target Amount as in effect for the prior Distribution Date.

“Overcollateralized Amount” for any Distribution Date means the amount, if any, by which (x) the sum of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and any amount on deposit in the Pre-Funding Account on the Distribution Date exceeds (y) the aggregate Certificate Principal Balance of the interest-bearing certificates as of the Distribution Date (after giving effect to distribution of the Principal Remittance Amounts to be made on the Distribution Date and, in the case of the Distribution Date immediately following the end of the Funding Period, any amounts to be released from the Pre-Funding Account).

“Principal Distribution Amount” with respect to each Distribution Date and a Loan Group means the sum of:

(1) the Principal Remittance Amount for the Loan Group for the Distribution Date, less any portion of such Principal Remittance Amount used to cover any payment due to the Swap Counterparty (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) as a result of the Interest Funds for such Distribution Date being insufficient to make such payment,

(2) the Extra Principal Distribution Amount for the Loan Group for the Distribution Date, and

(3) with respect to the Distribution Date immediately following the end of the Funding Period, the amount, if any, remaining in the Pre-Funding Account at the end of the Funding Period (net of any investment income therefrom) allocable to the Loan Group, minus

(4) (a) the Group 1 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 1, and (b) the Group 2 Overcollateralization Reduction Amount for the Distribution Date, in the case of Loan Group 2.

“Principal Remittance Amount” with respect to each Loan Group and any Distribution Date means:

(a) the sum, without duplication, of:

(1) the scheduled principal collected during the related Due Period or advanced with respect to the Distribution Date,

(2) prepayments collected in the related Prepayment Period,

(3) the Stated Principal Balance of each Mortgage Loan that was repurchased by a Seller or purchased by the Master Servicer,

(4) the amount, if any, by which the aggregate unpaid principal balance of any Replacement Mortgage Loans delivered by Countrywide Home Loans in connection with a substitution of a Mortgage Loan is less than the aggregate unpaid principal balance of any Deleted Mortgage Loans, and

(5) all Liquidation Proceeds (to the extent that the Liquidation Proceeds relate to principal) and Subsequent Recoveries collected during the related Due Period,

less

(b) all Advances relating to principal and certain expenses reimbursed during the related Due Period,

in each case with respect to the Mortgage Loans in the Loan Group.

“Realized Loss” means with respect to any Mortgage Loan (i) as to which a Final Recovery Determination has been made, the excess of the Stated Principal Balance of the defaulted Mortgage Loan over the Liquidation Proceeds allocated to principal that have been received with respect to the defaulted Mortgage Loan on or at any time prior to the last day of the related Due Period during which the defaulted Mortgage Loan is liquidated or (ii) that was the subject of a Deficient Valuation, (a) if the value of the related Mortgaged Property was reduced below the principal balance of the related Mortgage Note, the amount by which the value of the Mortgaged Property was reduced below the principal balance of the related Mortgage Note, and (b) if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to the Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation.

“Rolling Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date, means the average of the Sixty-Day Delinquency Rates for the Distribution Date and the two immediately preceding Distribution Dates.

“Senior Enhancement Percentage” with respect to any Distribution Date on or after the Stepdown Date means a fraction (expressed as a percentage):

(1) the numerator of which is the excess of:

(a) the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date over

(b) (i) before the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the sum of the Certificate Principal Balances of the Class A Certificates, or (ii) after the Certificate Principal Balances of the Class A Certificates have been reduced to zero, the Certificate Principal Balance of the most senior class of Subordinate Certificates outstanding, as of the preceding Master Servicer Advance Date, and

(2) the denominator of which is the aggregate Stated Principal Balance of the Mortgage Loans for the preceding Distribution Date.

“Sixty-Day Delinquency Rate” with respect to any Distribution Date on or after the Stepdown Date means a fraction, expressed as a percentage, the numerator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans 60 or more days delinquent as of the close of business on the last day of the calendar month preceding the Distribution Date (including Mortgage Loans in foreclosure, bankruptcy and REO Properties) and the denominator of which is the aggregate Stated Principal Balance for the Distribution Date of all Mortgage Loans. For the purposes of determining the Sixty-Day Delinquency Rate, delinquencies with respect to the Mortgage Loans will be recognized in accordance with the OTS Method.

“Stepdown Date” is the earlier to occur of:

(a) the Distribution Date following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(b) the later to occur of (x) the Distribution Date in June 2010 and (y) the first Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates (after calculating anticipated distributions on the Distribution Date) is less than or equal to 60.90% of the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date.

“Subordinate Class Principal Distribution Amount” for each class of Subordinate Certificates and Distribution Date means the excess of:

(1) the sum of:

(a) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account distribution of the Class 1-A Principal Distribution Amount and Class 2-A Principal Distribution Amount for the Distribution Date),

(b) the aggregate Certificate Principal Balance of any classes of Subordinate Certificates that are senior to the subject class (in each case, after taking into account distribution of the Subordinate Class Principal Distribution Amount(s) for the senior class(es) of Certificates for the Distribution Date), and

(c) the Certificate Principal Balance of the subject class of Subordinate Certificates immediately prior to the Distribution Date over

(2) the lesser of (a) the product of (x) 100% minus the Stepdown Target Subordination Percentage for the subject class of Certificates and (y) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date and (b) the aggregate Stated Principal Balance of the Mortgage Loans for the Distribution Date minus the OC Floor;

provided, however, that if a class of Subordinate Certificates is the only class of Subordinate Certificates outstanding on the Distribution Date, that class will be entitled to receive the entire remaining Principal Distribution Amount for Loan Group 1 and Loan Group 2 until the Certificate Principal Balance thereof is reduced to zero. For the purposes of the definition of “Subordinate Class Principal Distribution Amount”, the Class BV and Class BF Certificates will be treated as a single class of Certificates having a Certificate Principal Balance equal to the aggregate Certificate Principal Balance of the Class BV and Class BF Certificates.

“Trigger Event” is in effect with respect to any Distribution Date on or after the Stepdown Date if a Delinquency Trigger Event is in effect with respect to that Distribution Date or a Cumulative Loss Trigger Event is in effect with respect to that Distribution Date.

“Unpaid Realized Loss Amount” means for any class of Certificates, (x) the portion of the aggregate Applied Realized Loss Amount previously allocated to that class remaining unpaid from prior Distribution Dates minus (y) any increase in the Certificate Principal Balance of that class due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of that class.

Deposits to the Certificate Account

The Master Servicer will establish and initially maintain a certificate account (the “Certificate Account”) for the benefit of the Trustee on behalf of the certificateholders. The Master Servicer will initially establish the Certificate Account at Countrywide Bank, FSB, which is an affiliate of the Master Servicer. On a daily basis within two Business Days after receipt, the Master Servicer will deposit or cause to be deposited into the Certificate Account the following payments and collections received by it in respect to the Mortgage Loans after the Cut-off Date (other than any scheduled principal due on or prior to the Cut-off Date and any interest accruing prior to the Cut-off Date):

(1) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans,

(2) all payments on account of interest (other than interest accruing on the Mortgage Loans prior to the Cut-off Date) on the Mortgage Loans, net of the related Master Servicing Fees on the Mortgage Loans and net of Prepayment Interest Excess,

(3) all Insurance Proceeds (including proceeds from the Mortgage Insurance Policy), Liquidation Proceeds and Subsequent Recoveries,

(4) all payments made by the Master Servicer in respect of Compensating Interest,

(5) all payments made by a Seller in connection with the repurchase of any Mortgage Loan due to the breach of certain representations, warranties or covenants by the Seller that obligates the Seller to repurchase the Mortgage Loan in accordance with the Pooling and Servicing Agreement,

(6) all payments made by the Master Servicer in connection with the purchase of any Mortgage Loans which are 150 days delinquent according to the OTS Method in accordance with the Pooling and Servicing Agreement,

(7) all prepayment charges paid by a borrower in connection with the full or partial prepayment of the related Mortgage Loan,

(8) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Certificate Account,

(9) any amounts required to be deposited by the Master Servicer with respect to any deductible clause in any blanket hazard insurance policy maintained by the Master Servicer in lieu of requiring each borrower to maintain a primary hazard insurance policy,

(10) all amounts required to be deposited in connection with shortfalls in the principal amount of Replacement Mortgage Loans, and

(11) all Advances.

On the Business Day prior to the Master Servicer Advance Date in the month of the first Distribution Date and in the month immediately following any Subsequent Transfer Date, Countrywide Home Loans will remit to the Master Servicer, and the Master Servicer will deposit in the Certificate Account, the Seller Interest Shortfall Payments (if any) for the related Distribution Date. Prior to their deposit in the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the Master Servicer. For a discussion of the risks that arise from the commingling of payments and collections, see “Risk Factors — Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities” in the prospectus.

Withdrawals from the Certificate Account

The Master Servicer may from time to time withdraw funds from the Certificate Account prior to the related Distribution Account Deposit Date for the following purposes:

(1) to pay to the Master Servicer the Master Servicing Fees on the Mortgage Loans to the extent not previously paid to or withheld by the Master Servicer (subject, in the case of Master Servicing Fees, to reduction as described above under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”) and, as additional servicing compensation, assumption fees, late payment charges (excluding prepayment charges), net earnings on or investment income with respect to funds in or credited to the Certificate Account and the amount of Prepayment Interest Excess for the related Prepayment Period,

(2) to reimburse the Master Servicer and the Trustee for Advances, which right of reimbursement with respect to any Mortgage Loan pursuant to this clause (2) is limited to amounts received that represent late recoveries of payments of principal and/or interest on the related Mortgage Loan (or Insurance Proceeds, Liquidation Proceeds or Subsequent Recoveries with respect thereto) with respect to which the Advance was made,

(3) to reimburse the Master Servicer and the Trustee for any Advances previously made that the Master Servicer has determined to be nonrecoverable (and prior to the reimbursement, the Master Servicer will deliver to the Trustee an officer’s certificate indicating the amount of the nonrecoverable Advances and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable Advances),

(4) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policy,

(5) to pay to the Master Servicer any unpaid Master Servicing Fees and to reimburse it for any unreimbursed ordinary and necessary out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its master servicing obligations including, but not limited to, the cost of (i) the preservation, restoration and protection of a Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (“Servicing Advances”), which right of reimbursement pursuant to this clause (5) is limited to amounts received representing late recoveries of the payments of these costs and expenses (or Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto),

(6) to pay to the applicable Seller or the Master Servicer, as applicable, with respect to each Mortgage Loan or Mortgaged Property acquired in respect thereof that has been purchased by that Seller or the Master Servicer from the issuing entity pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Purchase Price of the purchased Mortgage Loan,

(7) after the transfer from the Certificate Account for deposit to the Distribution Account of the Interest Remittance Amount and the Principal Remittance Amount on the related Distribution Account Deposit Date, to reimburse the applicable Seller, the Master Servicer, the NIM Insurer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement,

(8) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein, and

(9) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

In addition, not later than 1:00 p.m. Pacific Time on the Business Day immediately preceding each Distribution Date (the “Distribution Account Deposit Date”), the Master Servicer will withdraw from the Certificate Account and remit to the Trustee the Prepayment Charges collected, the Interest Remittance Amount and the Principal Remittance Amount to the extent on deposit in the Certificate Account, and the Trustee will deposit the amount in the Distribution Account, as described below.

The Master Servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account pursuant to clauses (1) through (6) above.

Deposits to the Distribution Account

The Trustee will establish and maintain a distribution account (the “Distribution Account”) on behalf of the certificateholders. The Trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

(1) the aggregate amount remitted by the Master Servicer to the Trustee,

(2) any amount required to be deposited by the Master Servicer in connection with any losses on investment of funds in the Distribution Account, and

(3) the amount, if any, remaining in the Pre-Funding Account (net of any investment income therefrom) on the Distribution Date immediately following the end of the Funding Period.

Withdrawals from the Distribution Account

The Trustee will withdraw funds from the Distribution Account for distribution to the certificateholders and remittances to the Swap Account and the Final Maturity Reserve Fund as described below under “— Distributions” and may from time to time make withdrawals from the Distribution Account:

(1) to pay the Trustee Fee to the Trustee,

(2) to pay to the Master Servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account,

(3) to pay the Co-Trustee (for payment to the Mortgage Insurer), the Mortgage Insurance Premiums,

(4) to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the Master Servicer through delivery of a written notice to the Trustee describing the amounts deposited in error),

(5) to reimburse the Trustee for any unreimbursed Advances, such right of reimbursement being limited to (x) amounts received on the related Mortgage Loans in respect of which any such Advance was made and (y) amounts not otherwise reimbursed to the Trustee pursuant to clause (2) under “—Withdrawals from the Certificate Account”,

(6) to reimburse the Trustee for any nonrecoverable Advance previously made by it, such right of reimbursement being limited to amounts not otherwise reimbursed to it pursuant to clause (3) under “—Withdrawals from the Certificate Account”, and

(7) to clear and terminate the Distribution Account upon the termination of the Pooling and Servicing Agreement.

There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

Prior to each Determination Date, the Master Servicer is required to provide the Trustee a report containing the data and information concerning the Mortgage Loans that is required by the Trustee to prepare the monthly statement to certificateholders for the related Distribution Date. in this free writing prospectus. The Trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the Master Servicer in that report and will be permitted to conclusively rely on any information provided to it by the Master Servicer.

Investments of Amounts Held in Accounts

The Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-Funding Account and the Capitalized Interest Account will be invested in Permitted Investments at the direction of the Master Servicer. In the case of:

•
the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the Master Servicer as additional servicing compensation and will be remitted to it monthly as described herein;

•
the Pre-Funding Account, all income and gain net of any losses realized from the investment will be for the benefit of Countrywide Home Loans and will be remitted to Countrywide Home Loans as described herein; and

•
the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Funding Period will be paid to Countrywide Home Loans and will not thereafter be available for distribution to certificateholders.

The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the Master Servicer in the Certificate Account or paid to the Trustee for deposit into the Distribution Account out of the Master Servicer’s own funds immediately as realized. The amount of any losses incurred in the Pre-Funding Account or the Capitalized Interest Account in respect of the investments will be paid by Countrywide Home Loans to the Trustee for deposit into the Pre-Funding Account or the Capitalized Interest Account, as applicable, out of Countrywide Home Loans’ own funds immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-Funding Account or the Capitalized Interest Account and made in accordance with the Pooling and Servicing Agreement.

The Carryover Reserve Fund and the Credit Comeback Excess Account. Funds in the Carryover Reserve Fund and in the Credit Comeback Excess Account may be invested in Permitted Investments, at the written direction of the majority holder of the Class C Certificates.

If the Trustee does not receive written directions regarding investment, it will invest all funds in the Carryover Reserve Fund and the Credit Comeback Excess Account in Permitted Investments. Any net investment earnings will be paid pro rata to the holders of the class of Certificates entitled to direct the investments of the amounts, in accordance with their Percentage Interests. Any losses incurred in the Carryover Reserve Fund or the Credit Comeback Excess Account in respect of the investments will be charged against amounts on deposit in the Carryover Reserve Fund (or the investments) or the Credit Comeback Excess Account (or the investments), as applicable, immediately as realized. The Trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Carryover Reserve Fund or the Credit Comeback Excess Account and made in accordance with the Pooling and Servicing Agreement.

The Swap Account. Funds in the Swap Account will not be invested.

The Final Maturity Reserve Fund. The Final Maturity Reserve Fund will be an asset of a separate trust referred to herein as the reserve fund trust. Funds in the Final Maturity Reserve Fund may be invested in permitted investments at the direction of the holders of the Class C Certificates. If the Trustee, on behalf of the reserve fund trust, does not receive written directions regarding investment, it will invest all funds in the Final Maturity Reserve Fund in The Bank of New York cash reserves. Any net investment earnings will be retained in the Final Maturity Reserve Fund until withdrawn upon the termination of the pooling and servicing agreement. Any losses incurred in the Final Maturity Reserve Fund in respect of the investment will be charged against amounts on deposit in the Final Maturity Reserve Fund (or the investments) immediately as realized. The trustee, on behalf of the reserve fund trust, will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Final Maturity Reserve Fund and made in accordance with the pooling and servicing agreement.

The Swap Account

The Trustee, in its capacity as trustee of the swap trust, will establish and maintain a swap account (the “Swap Account”) on behalf of the holders of the Swap Certificates and the Swap Counterparty. With respect to each Distribution Date, the Trustee will deposit into the Swap Account any portion of the Interest Funds for Loan Group 1 and Loan Group 2 for that Distribution Date (and, if necessary, any portion of the Principal Remittance Amount for Loan Group 1 and Loan Group 2 for that Distribution Date) that are to be remitted to the Swap Contract Administrator for payment to the Swap Counterparty, as well as any amounts received from the Swap Contract Administrator in respect of the Swap Contract, each as described below under “— The Swap Contract”. With respect to each Distribution Date, following the deposits to the Swap Account described in the preceding sentence, the Trustee will make a corresponding withdrawal from the Swap Account for remittance to the Swap Contract Administrator or distribution to the holders of the Swap Certificates, as the case may be depending on whether a Net Swap Payment is due to the Swap Counterparty or from the Swap Counterparty, as described below under “— The Swap Contract”.

Fees and Expenses

The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency
Fees
Master Servicing Fee / Master Servicer	One-twelfth of the applicable Servicing Fee Rate multiplied by the Stated Principal Balance of each Mortgage Loan (3)	Compensation	Collections with respect to each Mortgage Loan and any Liquidation Proceeds or Subsequent Recoveries	Monthly

Additional Servicing Compensation / Master Servicer	• Prepayment Interest Excess (4)	Compensation	Interest collections with respect to certain prepaid Mortgage Loans	Time to time
	• All late payment fees, assumption fees and other similar charges (excluding prepayment charges)	Compensation	Payments made by obligors with respect to the Mortgage Loans	Time to time
	• All investment income earned on amounts on deposit in the Certificate Account and Distribution Account	Compensation	Investment income related to the Certificate Account and Distribution Account	Monthly
	• Excess Proceeds (5)	Compensation	Liquidation Proceeds and Subsequent Recoveries with respect to each liquidated Mortgage Loan	Time to time

Trustee Fee (the “Trustee Fee”) / Trustee
One-twelfth of the Trustee Fee Rate multiplied by the sum of (i) the aggregate Stated Principal Balance of the outstanding Mortgage Loans and (ii) any amounts remaining in the Pre-Funding Account (excluding any investment earnings thereon) (6)
		Compensation	Interest Remittance Amount	Monthly

Expenses

Net Swap Payments / Swap Counterparty	Net Swap Payments (7)	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2	Monthly

Swap Termination Payment / Swap Counterparty	The Swap Termination Payment to which the Swap Counterparty may be entitled in the event of an early termination of the Swap Contract	Expense	Interest Funds for Loan Group 1 and Loan Group 2 and, to the extent that Interest Funds are not sufficient, the Principal Remittance Amount for Loan Group 1 and Loan Group 2 (8)	Time to time

Type / Recipient (1)	Amount	General Purpose	Source (2)	Frequency

Mortgage Insurance Premiums / Mortgage Insurer	With respect to each Covered Mortgage Loan, one-twelfth of the applicable Mortgage Insurance Premium Rate for that Mortgage Loan multiplied by the Stated Principal Balance of that Mortgage Loan (9)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance premiums / Mortgage Insurance Providers	Insurance premium(s) for Mortgage Loan(s) covered by lender-paid mortgage insurance policies (other than the Mortgage Insurance Policy)	Expense	Interest collections on the related Mortgage Loan(s)	Monthly

Insurance expenses / Master Servicer	Expenses incurred by the Master Servicer	Reimbursement of Expenses	To the extent the expenses are covered by an insurance policy with respect to the Mortgage Loan	Time to time

Servicing Advances / Master Servicer	To the extent of funds available, the amount of any Servicing Advances	Reimbursement of Expenses
With respect to each Mortgage Loan, late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan (10)
Time to time

Indemnification expenses / the Sellers, the Master Servicer, the NIM Insurer and the Depositor	Amounts for which the Sellers, the Master Servicer, the NIM Insurer and Depositor are entitled to indemnification (11)	Indemnification	Amounts on deposit on the Certificate Account on any Distribution Account Deposit Date, following the transfer to the Distribution Account	Time to time

__________
(1)
If the Trustee succeeds to the position of Master Servicer, it will be entitled to receive the same fees and expenses of the Master Servicer described in this free writing prospectus. Any change to the fees and expenses described in this free writing prospectus would require an amendment to the Pooling and Servicing Agreement.

(2)
Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the Master Servicer in the case of amounts owed to the Master Servicer) prior to distributions on the Certificates.

(3)
The Servicing Fee Rate for each Mortgage Loan in Loan Group 1 and each credit-blemished Mortgage Loan in Loan Group 2 will equal 0.50% per annum. The Servicing Fee Rate for each other Mortgage Loan in Loan Group 2 will be, in the case of a fixed rate Mortgage Loan, 0.250% per annum, and in the case of an adjustable rate Mortgage Loan, 0.250% per annum before its initial Adjustment Date and 0.375% per annum on and after its first Adjustment Date. The weighted average Servicing Fee Rate for all of the Statistical Calculation Pool Mortgage Loans in Loan Group 2 is 0.465% per annum before the respective initial Adjustment Dates (if applicable) and is 0.483% per annum on and after the respective initial Adjustment Dates (if applicable). The amount of the monthly Master Servicing Fee is subject to adjustment with respect to Mortgage Loans that are prepaid, as described in this free writing prospectus under “Servicing of the Mortgage Loans — Adjustment to Master Servicing Fee in Connection With Certain Prepaid Mortgage Loans”.

(4)	Prepayment Interest Excess is described above in the prospectus supplement under “Servicing of the Mortgage Loans — Servicing Compensation and Payment of Expenses”.

(5)	Excess Proceeds is described above in this free writing prospectus under “— Glossary of Terms — General Definitions”.

(6)	The Trustee Fee Rate will equal 0.009% per annum.

(7)	The amount of any Net Swap Payment due to the Swap Counterparty with respect to any Distribution Date will be calculated as described under “Description of the Certificates — The Swap Contract”.

(8)	Any Swap Termination Payment due to a Swap Counterparty Trigger Event will only be payable from excess cashflow as described under “Description of the Certificates — Overcollateralization Provisions”.

(9)	The weighted average Mortgage Insurance Premium Rate for each of the Covered Mortgage Loans under the Mortgage Insurance Policy is 2.290% per annum.

(10)
Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, Liquidation Proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(11)	Each of the Sellers, the Master Servicer, the NIM Insurer and the Depositor are entitled to indemnification of certain expenses.

Distributions

General. Distributions on the Certificates will be made by the Trustee on each Distribution Date to the persons in whose names the Certificates are registered at the close of business on the Record Date.

Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register or, in the case of any certificateholder that holds 100% of a class of Certificates or who holds a class of Certificates with an aggregate initial Certificate Principal Balance of $1,000,000 or more and that has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the Corporate Trust Office of the Trustee. On each Distribution Date, a holder of a Certificate will receive its Percentage Interest of the amounts required to be distributed with respect to the applicable class of Certificates.

On each Distribution Date, the Trustee will withdraw all prepayment charges in the Distribution Account and distribute them to the Class P Certificates.

Distributions of Interest. On each Distribution Date, the interest distributable with respect to the interest-bearing certificates is the interest which has accrued on the Certificate Principal Balance thereof immediately prior to that Distribution Date at the Pass-Through Rate during the applicable Accrual Period, and in the case of the Senior Certificates, any Interest Carry Forward Amount. For each class of Subordinate Certificates, any Interest Carry Forward Amount will be payable only from excess cashflow (if any) as and to the extent described under “— Overcollateralization Provisions”.

All calculations of interest on the Adjustable Rate Certificates will be made on the basis of a 360-day year and the actual number of days elapsed in the applicable Accrual Period. All calculations of interest on the Fixed Rate Certificates will be made on the basis of a 360-day year assumed to consist of twelve 30-day months.

The Pass-Through Rates for the Adjustable Rate Certificates are variable rates that may change from Distribution Date to Distribution Date and are subject to increase after the Optional Termination Date. The Pass-Through Rate for the Fixed Rate Certificates is fixed for the life of those certificates. On each Distribution Date, the Pass-Through Rate for each class of interest-bearing certificates will be subject to the applicable Net Rate Cap. See the related definitions in “— Glossary of Terms — Definitions related to Interest Calculations and Distributions” for a more detailed understanding as to how the Net Rate Cap is calculated, and applied to the Pass-Through Rate.

If on any Distribution Date, the Pass-Through Rate for a class of interest-bearing certificates is based on the applicable Net Rate Cap, each holder of the applicable Certificates will be entitled to receive the resulting shortfall only from remaining excess cashflow (if any) to the extent described in this free writing prospectus under “— Overcollateralization Provisions”, and in the case of the Adjustable Rate Certificates, from payments (if any) allocated to the issuing entity in respect of the applicable Corridor Contract, and from payments (if any) allocated to the issuing entity in respect of the Swap Contract that are available for that purpose.

On each Distribution Date, the Interest Funds for that Distribution Date are required to be distributed in the following order, until those Interest Funds have been fully distributed:

(1) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Final Maturity Reserve Fund, the Final Maturity Reserve Deposit,

(2) from the Interest Funds for both Loan Groups, pro rata based on the Interest Funds for each such Loan Group, to the Swap Account, the amount of any Net Swap Payment and any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently:

(a) from the Interest Funds for Loan Group 1, concurrently to each class of Class 1-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements, and

(b) from the Interest Funds for Loan Group 2, concurrently to each class of Class 2-A Certificates, the Current Interest and Interest Carry Forward Amount for each such class, pro rata based on their respective entitlements,

(4) from the remaining Interest Funds for both Loan Groups, concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount not paid pursuant to clauses 3(a) and 3(b) above, pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Current Interest and Interest Carry Forward Amount for each such class. Interest Funds remaining after such allocation to pay any Current Interest and Interest Carry Forward Amount based on the Certificate Principal Balances of the Certificates will be distributed to each class of Class A Certificates with respect to which there remains any unpaid Current Interest and Interest Carry Forward Amount (after the distribution based on Certificate Principal Balances), pro rata based on the amount of such remaining unpaid Current Interest and Interest Carry Forward Amount,

(5) from the remaining Interest Funds for both Loan Groups, sequentially:

(a)  sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Current Interest for that class,

(b) concurrently, to the Class BV and Class BF Certificates, the Current Interest for each such class, pro rata based on their respective entitlements, and

(c) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

Distributions of Funds from the Corridor Contracts. On each Distribution Date on or prior to the Corridor Contract Termination Date, amounts allocated to the issuing entity in respect of each Corridor Contract for that Distribution Date will be deposited in the Carryover Reserve Fund and then distributed to the related classes of certificates prior to the application of Excess Cashflow, to the extent needed to pay any related Net Rate Carryover as follows:

(i) in the case of any such amounts allocated to the issuing entity in respect of the Class 1-A Corridor Contract, concurrently to each class of Class 1-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 1-A Certificates will be distributed to each class of Class 1-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover,

(ii) in the case of any such amounts allocated to the issuing entity in respect of the Class 2-A Corridor Contract, concurrently to each class of Class 2-A Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Class 2-A Certificates will be distributed to each class of Class 2-A Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover, and

(iii) in the case of any such amounts allocated to the issuing entity in respect of the Adjustable Rate Subordinate Corridor Contract, concurrently to each class of Adjustable Rate Subordinate Certificates, pro rata, based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; and then, any amounts remaining after such allocation to pay Net Rate Carryover based on the Certificate Principal Balances of the Adjustable Rate Subordinate Certificates will be distributed to each class of Adjustable Rate Subordinate Certificates to the extent needed to pay any remaining unpaid Net Rate Carryover, pro rata, based on the amount of such remaining unpaid Net Rate Carryover.

Any amounts allocated to the issuing entity in respect of a Corridor Contract that remain after the application of those amounts as described in the preceding paragraph will be distributed to the holders of the Class C Certificates and will not be available for the payment of any Net Rate Carryover on any class or classes of Certificates unless that Corridor Contract is subject to an early termination, in which case the portion of any early termination payment allocated to the issuing entity in respect of that Corridor Contract will be deposited by the Trustee in the Carryover Reserve Fund to cover any Net Rate Carryover on the related certificates until the Corridor Contract Termination Date. See“— Carryover Reserve Fund” below.

Distributions of Principal. The manner of distributing principal among the classes of Certificates will differ depending upon whether a Distribution Date occurs on or after the Stepdown Date and, on or after that date, whether a Trigger Event is in effect. Prior to the Stepdown Date or if a Trigger Event is in effect, all amounts distributable as principal on a Distribution Date will be allocated first to the related Senior Certificates, until those Senior Certificates are paid in full, before any distributions of principal are made on the Subordinate Certificates.

On any Distribution Date on or after the Stepdown Date and so long as no Trigger Event is in effect, instead of allocating all amounts distributable as principal on the Certificates to the Senior Certificates until those Senior Certificates are paid in full, a portion of those amounts distributable as principal will be allocated to the Subordinate Certificates. The amount allocated to each class of Certificates on or after the Stepdown Date and so long as no Trigger Event is in effect will be based on the targeted level of overcollateralization and subordination for each class of Certificates. After the Stepdown Date, if a Trigger Event is in effect, the priority of principal payments will revert to the distribution priority prior to the Stepdown Date. The amount to be distributed as principal on each Distribution Date are described in more detail under “— Glossary of Terms — Definitions related to Principal Calculations and Distributions” in this free writing prospectus.

On each Distribution Date, the Principal Distribution Amount for each of Loan Group 1 and Loan Group 2 is required to be distributed as follows until such Principal Distribution Amount has been fully distributed (with the Principal Distribution Amount exclusive of the portion thereof consisting of the Extra Principal Distribution Amount being applied first and the Extra Principal Distribution Amount being applied thereafter):

(1) For each Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (1)(A)(ii)(a) below), in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, sequentially:

(a) to the classes of Class 2-A Certificates, in the order described in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (1)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B)  from the remaining Principal Distribution Amounts for both Loan Groups, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero,

(ii) concurrently, to the Class BV and Class BF Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(iii) any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(2) For each Distribution Date on or after the Stepdown Date and so long as a Trigger Event is not in effect, from the Principal Distribution Amounts for both Loan Groups, sequentially:

(A)  concurrently:

(i) from the Principal Distribution Amount for Loan Group 1, in an amount up to the Class 1-A Principal Distribution Amount, sequentially:

(a) concurrently, to the classes of Class 1-A Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and

(b) to the classes of Class 2-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 2 as provided in clause (2)(A)(ii)(a) below), in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero,

(ii) from the Principal Distribution Amount for Loan Group 2, in an amount up to the Class 2-A Principal Distribution Amount, sequentially:

(a) to the classes of Class 2-A Certificates, in the order set forth in clause (3) below, until the Certificate Principal Balances thereof are reduced to zero, and

(b) concurrently, to the classes of Class 1-A Certificates (after the distribution of the Principal Distribution Amount from Loan Group 1 as provided in clause (2)(A)(i)(a) above), pro rata, until the Certificate Principal Balances thereof are reduced to zero,

(B)  from the remaining Principal Distribution Amounts for Loan Group 1 and Loan Group 2, sequentially:

(i) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the Subordinate Class Principal Distribution Amount for that class, in each case until the Certificate Principal Balance thereof is reduced to zero,

(ii) concurrently, to the Class BV and Class BF Certificates, pro rata, the Subordinate Class Principal Distribution Amount for the Class B Certificates, until the Certificate Principal Balances thereof are reduced to zero, and

(iii)  any remainder as part of the Excess Cashflow to be allocated as described under “—Overcollateralization Provisions” below.

(3) On each Distribution Date on which any principal amounts are to be distributed to the Class 2-A Certificates, those amounts will be distributed, sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero.

Residual Certificates. The Class A-R Certificates do not bear interest. The Class A-R Certificates will receive a distribution of $100 of principal on the first Distribution Date, after which their Certificate Principal Balance will equal zero. The $100 will be withdrawn from a reserve account established by the Trustee and funded by the Depositor on the Closing Date for the purposes of making distributions on the Class A-R and Class P Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity will exist. In addition to the distribution of principal on the first Distribution Date, on each Distribution Date, the holders of the Class A-R Certificates, as provided in the Pooling and Servicing Agreement, will be entitled to receive any available funds remaining after payment of interest and principal on the Senior Certificates and on the Subordinate Certificates (as described above) and payments to the Swap Counterparty (each as described above) and the Class C Certificates (as provided in the Pooling and Servicing Agreement). It is not anticipated that there will be any significant amounts remaining for distribution to the Class A-R Certificates.

Overcollateralization Provisions

On the Closing Date, it is expected that the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount will exceed the initial aggregate Certificate Principal Balance of the interest-bearing certificates by approximately $20,150,000, which is approximately 1.55% of the sum of the Initial Cut-off Date Pool Principal Balance and the original Pre-Funded Amount.

The amount of overcollateralization is equal to the initial level of overcollateralization required by the Pooling and Servicing Agreement. The weighted average Adjusted Net Mortgage Rate for the Mortgage Loans is generally expected to be higher than the weighted average of the Pass-Through Rates on the interest-bearing certificates. As a result, interest collections on the Mortgage Loans are expected to exceed the amount of interest payable to the holders of the interest-bearing certificates and the related fees and expenses payable by the issuing entity. Any interest payments received in respect of the Mortgage Loans in a Loan Group or Loan Groups in excess of the amount that is needed to pay interest on the related Certificates and the issuing entity’s expenses related to that Loan Group (including any Net Swap Payments that may be payable to the Swap Counterparty) will be used to reduce the total Certificate Principal Balance of the Certificates, until the required level of overcollateralization has been maintained or restored. The excess cashflow, if any, will be applied on each Distribution Date as a payment of principal on the class or classes of Certificates then entitled to receive distributions in respect of principal, but only to the limited extent hereafter described. Thereafter, any remaining excess cashflow will be allocated to pay Net Rate Carryover and Unpaid Realized Loss Amounts in the priorities described below.

The “Excess Cashflow” with respect to any Distribution Date is the sum of (i) the amounts remaining as set forth in clause (5)(c) in “—Distributions — Distributions of Interest” and clause (1)(B)(iii) or (2)(B)(iii), as applicable, in “— Distributions — Distributions of Principal” and (ii) the Overcollateralization Reduction Amount for that Distribution Date, if any.

With respect to any Distribution Date, any Excess Cashflow and, in the case of clauses 1 and 2 below and in the case of the payment of Unpaid Realized Loss Amounts pursuant to clause 3 below, any amounts in the Credit Comeback Excess Account and available for that Distribution Date (“Credit Comeback Excess Cashflow”), will be paid to the classes of Certificates in the following order, in each case first to the extent of the remaining Credit Comeback Excess Cashflow, if applicable, and second to the extent of the remaining Excess Cashflow:

1.
to the class or classes of interest-bearing certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Extra Principal Distribution Amount for Loan Group 1 and Loan Group 2, payable as part of the related Principal Distribution Amount as described under “—Distributions—Distributions of Principal” above;

2.
concurrently, to each class of Class A Certificates, pro rata based on the Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the Unpaid Realized Loss Amount for the class;

3.
sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, and then concurrently, to the Class BV and Class BF Certificates, pro rata, in each case, first in an amount equal to any Interest Carry Forward Amount for such class or classes, as applicable, and second in an amount equal to any Unpaid Realized Loss Amount for such class or classes, as applicable;

4.
to each class of interest-bearing certificates (in the case of the Adjustable Rate Certificates after application of amounts allocated to the issuing entity in respect of the applicable Corridor Contract to cover Net Rate Carryover), pro rata based on the Certificate Principal Balances thereof, to the extent needed to pay any Net Rate Carryover for each such class; provided that any Excess Cashflow remaining after the allocation to pay Net Rate Carryover based on the Certificate Principal Balances of those Certificates will be distributed to each class of interest-bearing certificates with respect to which there remains any unpaid Net Rate Carryover (after the distribution based on Certificate Principal Balances), pro rata, based on the amount of the unpaid Net Rate Carryover;

5.	to the Carryover Reserve Fund, in an amount equal to the Required Carryover Reserve Fund Deposit (after giving effect to other deposits and withdrawals therefrom on the Distribution Date);

6.
if and for so long as the Final Maturity OC Trigger is in effect, sequentially, in the following order: (i) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)), concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be; (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero; and (iii) concurrently, to the Class BV and Class BF Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero;

7.	to the Swap Account, in an amount equal to any Swap Termination Payment due to the Swap Counterparty as a result of a Swap Counterparty Trigger Event; and

8.	to the Class C and Class A-R Certificates, in each case in the amounts specified in the Pooling and Servicing Agreement.

Following the distributions pursuant to the preceding paragraph, the Trustee will make certain distributions from the Swap Account, as described in further detail below under “ — The Swap Contract”.

The Corridor Contracts

Countrywide Home Loans has entered into three interest rate corridor transactions with Deutsche Bank AG, New York Branch (the “Corridor Contract Counterparty”), each as evidenced by a confirmation between Countrywide Home Loans and the Corridor Contract Counterparty, one for the benefit of the Class 1-A Certificates, one for the benefit of the Class 2-A Certificates and one for the benefit of the Adjustable Rate Subordinate Certificates (respectively, the “Class 1-A Corridor Contract”, “Class 2-A Corridor Contract” and “Adjustable Rate Subordinate Corridor Contract”, together the “Corridor Contracts” and each, a “Corridor Contract”).

On the Closing Date, pursuant to a “Corridor Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under each Corridor Contract to The Bank of New York, as corridor contract administrator (in this capacity, the “Corridor Contract Administrator”), and Countrywide Home Loans, the Corridor Contract Administrator and the Trustee will enter into a corridor contract administration agreement (the “Corridor Contract Administration Agreement”) pursuant to which the Corridor Contract Administrator will allocate any payments received under each Corridor Contract between the Trustee and Countrywide Home Loans as described below. Concurrently with the assignment of the Corridor Contracts, the Corridor Contract Administrator and the Corridor Counterparty will enter into a 1992 ISDA Master Agreement (Multicurrency - Cross Border) and Schedule (the “Schedule”) and Credit Support Annex (the “Credit Support Annex”) thereto (collectively, the “ISDA Master Agreement”). The Corridor Contracts are subject to certain ISDA definitions.

On or after the Distribution Date in June 2007 and on or prior to the Distribution Date in November 2007 (the “Corridor Contract Termination Date”), amounts (if any) received under the Corridor Contract by the Corridor Contract Administrator and allocated to the Trustee for the benefit of the issuing entity will be used to pay Net Rate Carryover on the related class or classes of Certificates as described above under “—Distributions—Distributions of Funds from the Corridor Contract.” Amounts allocated to the Trustee in respect of the Corridor Contracts will not be available to pay Net Rate Carryover on any class of interest-bearing certificates other than the related class or classes of Certificates. On any Distribution Date, after application of any amounts allocated to the Trustee in respect of the Corridor Contracts to pay Net Rate Carryover, any remaining amounts will be distributed as described above under “—Distributions—Distributions of Funds from the Corridor Contracts” and will not thereafter be available for payments of Net Rate Carryover for any class of Certificates, unless the remaining amounts are allocated to the Trustee in connection with an early termination of the Corridor Contract in which case the amounts will be held by the Trustee until the Corridor Contract Termination Date for distribution as described above under “— Distributions —Distributions of Funds from the Corridor Contract.”

With respect to the Corridor Contract and any Distribution Date on or prior to the Corridor Contract Termination Date, the amount (if any) payable by the Corridor Contract Counterparty under the Corridor Contract will equal the product of:

(i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for the Distribution Date over (y) the Corridor Contract Strike Rate for that Distribution Date,

(ii) the Corridor Contract Notional Balance for that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

Pursuant to the Corridor Contract Administration Agreement, on or prior to each Distribution Date, the Corridor Contract Administrator will allocate any payment received from the Corridor Contract Counterparty with respect to each Corridor Contract and the Distribution Date (other than any termination payment, which will be allocated as described below):

first, to the Trustee, up to the amount that would be payable under each Corridor Contract if clause (ii) of the preceding paragraph were equal to the lesser of the related Corridor Contract Notional Balance for the Distribution Date and the aggregate Certificate Principal Balance of the related class or classes of Certificates immediately prior to the Distribution Date, referred to as a “Net Corridor Contract Payment,” and second, to Countrywide Home Loans, any remainder, referred to as an “Excess Corridor Contract Payment.”

Excess Corridor Contract Payments will not be available to cover Net Rate Carryover on the Certificates.

The “Corridor Contract Notional Balance,” the “Corridor Contract Strike Rate” and the “Corridor Contract Ceiling Rate” for each Corridor Contract for each Distribution Date are as described in the following tables.

CLASS 1-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
June 2007	471,437,000	9.37819	10.00000
July 2007	468,502,516	7.81526	10.00000
August 2007	464,200,316	7.56325	10.00000
September 2007	458,822,264	7.56336	10.00000
October 2007	452,372,955	7.81559	10.00000
November 2007	444,862,890	7.57247	10.00000

CLASS 2-A CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
June 2007	574,413,000	9.14187	10.00000
July 2007	570,424,502	7.61994	10.00000
August 2007	564,783,164	7.37492	10.00000
September 2007	557,845,453	7.37637	10.00000
October 2007	549,615,642	7.62313	10.00000
November 2007	540,107,849	7.38722	10.00000

ADJUSTABLE RATE SUBORDINATE CORRIDOR CONTRACT

Month of Distribution Date	Corridor Contract Notional Balance ($)	Corridor Contract Strike Rate (%)	Corridor Contract Ceiling Rate (%)
June 2007	225,050,000	9.24839	10.00000
July 2007	225,050,000	7.70801	10.00000
August 2007	225,050,000	7.45987	10.00000
September 2007	225,050,000	7.46074	10.00000
October 2007	225,050,000	7.70999	10.00000
November 2007	225,050,000	7.47085	10.00000

Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within one business day after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under such Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under such Corridor Contract and such Corridor Contract becoming illegal or subject to certain kinds of taxation.

It will also be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. §§229.1100-229.1123 (“Regulation AB”) with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in such Corridor Contract, and the Corridor Contract Counterparty fails to transfer such Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating requirement set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and each rating agency.

If any Corridor Contract is terminated, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment will be allocated by the Corridor Contract Administrator between the Trustee and Countrywide Home Loans, based on, with respect to the Trustee, a fraction, the numerator of which is the lesser of (x) the related Corridor Contract Notional Balance at the time of termination and (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination, and with respect to Countrywide Home Loans, a fraction, the numerator of which is the excess, if any, of (x) the related Corridor Contract Notional Balance at the time of termination over (y) the aggregate Certificate Principal Balance of the related class or classes of Certificates at the time of termination, and the denominator of which is the related Corridor Contract Notional Balance at the time of termination. The portion of any termination payment that is allocated to the issuing entity will be held by the Trustee until the Corridor Contract Termination Date to pay any Net Rate Carryover on the related class or classes of Certificates. However, if a termination occurs, we cannot assure you that a termination payment will be owing to the Trustee. The Pooling and Servicing Agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

The significance percentage for each Corridor Contract is less than 10%. The “significance percentage” for each Corridor Contract is the percentage that the significance estimate of such Corridor Contract represents of the aggregate Certificate Principal Balance of the related class or classes of Certificates. The “significance estimate” of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of such Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Corridor Contract Counterparty or the Corridor Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under any Corridor Contract or the Corridor Contract Administration Agreement and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract or against the Corridor Contract Administrator in respect of its obligations under the Corridor Contract Administration Agreement.

Each Corridor Contract, the Corridor Contract Assignment Agreement and the Corridor Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

The Swap Contract

Countrywide Home Loans has entered into an interest rate swap transaction with Deutsche Bank AG, New York Branch (the “Swap Counterparty”), as evidenced by a confirmation between Countrywide Home Loans and the Swap Counterparty (the “Swap Contract”). On the Closing Date, pursuant to a “Swap Contract Assignment Agreement,” Countrywide Home Loans will assign its rights under the Swap Contract to The Bank of New York, as swap contract administrator (in such capacity, the “Swap Contract Administrator”). The Swap Contract will supplement, form part of, and be subject to the ISDA Master Agreement. The Swap Contract is subject to certain

ISDA definitions. Countrywide Home Loans, the Swap Contract Administrator and the Trustee (acting as trustee of the swap trust) will enter into a swap contract administration agreement (the “Swap Contract Administration Agreement”) pursuant to which the Swap Contract Administrator will allocate any payments received under the Swap Contract between the Trustee (acting as trustee of the swap trust) and Countrywide Home Loans as described below and pursuant to which the Swap Contract Administrator will remit to the Swap Counterparty any funds received from the Trustee (acting as trustee of the swap trust) for payment to the Swap Counterparty.

With respect to any Distribution Date on or after the December 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Contract Administrator to the Swap Counterparty under the Swap Contract will equal the product of:

(i) a fixed rate of 5.18% per annum,

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the number of days in the related calculation period (calculated on the basis of a 360-day year of twelve 30-day months), divided by 360.

With respect to any Distribution Date on or after the December 2007 Distribution Date and on or prior to the Swap Contract Termination Date, the amount payable by the Swap Counterparty to the Swap Contract Administrator under the Swap Contract will equal the product of:

(i) One-Month LIBOR (as determined by the Swap Counterparty),

(ii) the lesser of (a) the Swap Contract Notional Balance for the Distribution Date and (b) the aggregate Certificate Principal Balance of the Swap Certificates immediately prior to that Distribution Date, and

(iii) the actual number of days in the related calculation period, divided by 360.

With respect to any Distribution Date, the Swap Contract Administrator or the Swap Counterparty, as the case may be, will only be required to make a “Net Swap Payment” to the other party that is equal to the excess of the payment that it is obligated to make to the other party as described in the two preceding paragraphs over the payment that it is entitled to receive from that other party as described in the two preceding paragraphs. Any Net Swap Payment owed by the Swap Counterparty with respect to any Distribution Date will be payable on the business day preceding that Distribution Date, while any Net Swap Payment owed to the Swap Counterparty with respect to any Distribution Date will be payable on that Distribution Date.

If a Net Swap Payment and/or a Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Interest Funds for Loan Group 1 and Loan Group 2 the amount of such Net Swap Payment or Swap Termination Payment as described under clause (2) under “— Distributions — Distributions of Interest” above (and to the extent that Interest Funds for Loan Group 1 and Loan Group 2 are insufficient, the Trustee will deduct from the Principal Remittance Amount for Loan Group 1 and Loan Group 2, pro rata on the basis of the respective Principal Remittance Amounts, any additional amounts necessary to make such Net Swap Payment and/or Swap Termination Payment due to the Swap Counterparty) and deposit the amount of such Net Swap Payment or Swap Termination Payment in the Swap Account maintained on behalf of the swap trust.

In the event that a Swap Termination Payment due to a Swap Counterparty Trigger Event is payable to the Swap Counterparty with respect to any Distribution Date, the Trustee will deduct from Excess Cashflow the amount of such Swap Termination Payment as described under clause (7) under “— Overcollateralization Provisions —Excess Cashflow” above and remit such amount to the Swap Account maintained on behalf of the swap trust.

In the event that a Net Swap Payment is payable from the Swap Counterparty with respect to any Distribution Date, the Swap Contract Administrator will remit to the Trustee on behalf of the swap trust and for deposit into the Swap Account an amount equal to the sum of (a) any Current Interest and Interest Carry Forward Amounts with respect to the Swap Certificates, (b) any Net Rate Carryover with respect to the Swap Certificates and (c) any Unpaid Realized Loss Amounts with respect to the Swap Certificates, in each case that remain unpaid following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date, as well as (d) any remaining Overcollateralization Deficiency Amount that remains following distribution of the Interest Funds for Loan Group 1 and Loan Group 2 and the Excess Cashflow and Credit Comeback Excess Cashflow for the Distribution Date. Any portion of any Net Swap Payment not remitted by the Swap Contract Administrator to the Trustee (acting as trustee of the swap trust) with respect to any Distribution Date will be remitted to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

If the Swap Contract is terminated, Countrywide Home Loans will be required to assist the Swap Contract Administrator in procuring a replacement swap contract with terms approximating those of the original Swap Contract. In the event that a Swap Termination Payment was payable by the Swap Counterparty in connection with the termination of the original Swap Contract, that Swap Termination Payment will be used to pay any upfront amount in connection with the replacement swap contract, and any remaining portion of that Swap Termination Payment will be distributed to Countrywide Home Loans and will not be available for distribution on any class of Certificates. In the event that the swap counterparty in respect of a replacement swap contract pays any upfront amount to the Swap Contract Administrator in connection with entering into the replacement swap contract, if that upfront amount is received prior to the Distribution Date on which the Swap Termination Payment is due to the Swap Counterparty under the original Swap Contract, a portion of that upfront amount equal to the lesser of (x) that upfront amount and (y) the amount of the Swap Termination Payment due to the Swap Counterparty under the original Swap Contract (the “Adjusted Replacement Upfront Amount”) will be included in the Interest Funds for Loan Group 1 and Loan Group 2 on that Distribution Date, to be allocated between Loan Group 1 and Loan Group 2 pro rata based on their respective Interest Funds for that Distribution Date, and any upfront amount paid by the replacement swap counterparty in excess of the Adjusted Replacement Upfront Amount will be distributed to Countrywide Home Loans, Inc. If that upfront amount is received after the Distribution Date on which the Swap Termination Payment was due to the Swap Counterparty under the original Swap Contract, or in the event that the Swap Contract is terminated and no replacement swap contract can be procured on terms approximating those of the original Swap Contract and a Swap Termination Payment was payable by the Swap Counterparty, that upfront amount or Swap Termination Payment payable by the Swap Counterparty, as the case may be, will be retained by the Swap Contract Administrator and remitted to the Trustee on behalf of the swap trust on subsequent Distribution Dates up to and including the Swap Contract Termination Date to cover the amounts described in clauses (a), (b), (c) and (d) of the preceding paragraph. Following the Swap Contract Termination Date, any remainder of an upfront amount paid by a replacement swap counterparty, or of a Swap Termination Payment paid by a Swap Counterparty, will be distributed to Countrywide Home Loans and will not be available to make distributions in respect of any class of Certificates.

Following the distributions of Excess Cashflow and Credit Comeback Excess Cashflow as described under “— Overcollateralization Provisions —Excess Cashflow”, the Trustee, acting on behalf of the swap trust, will distribute all amounts on deposit in the Swap Account in the following order:

(1) to the Swap Contract Administrator for payment to the Swap Counterparty, any Net Swap Payment payable to the Swap Counterparty with respect to that Distribution Date;

(2) to the Swap Contract Administrator for payment to the Swap Counterparty, any Swap Termination Payment (other than a Swap Termination Payment due to a Swap Counterparty Trigger Event) payable to the Swap Counterparty with respect to that Distribution Date;

(3) concurrently to each class of Class A Certificates, any remaining Current Interest and Interest Carry Forward Amount, pro rata based on their respective entitlements;

(4) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class BV Certificates, in that order, in each case in an amount equal to any remaining Current Interest and Interest Carry Forward Amount for the class;

(5) to the class or classes of Adjustable Rate Certificates then entitled to receive distributions in respect of principal, in an aggregate amount equal to the Overcollateralization Deficiency Amount remaining unpaid following the distribution of Excess Cashflow and Credit Comeback Excess Cashflow as described above under “— Overcollateralization Provisions” payable in the same manner in which the Extra Principal Distribution Amount in respect of Loan Group 1 and Loan Group 2 would be distributed to such classes as described under “— Overcollateralization Provisions — Excess Cashflow” above;

(6) concurrently, to each class of Adjustable Rate Certificates, to the extent needed to pay any remaining Net Rate Carryover for each such class, pro rata, based on the amount of such remaining Net Rate Carryover;

(7) concurrently, to each class of Class A Certificates, pro rata based on the remaining Unpaid Realized Loss Amounts for those classes, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class;

(8) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class BV Certificates, in that order, in each case in an amount equal to the remaining Unpaid Realized Loss Amount for the class; and

(9) to the Swap Contract Administrator for payment to the Swap Counterparty, only to the extent necessary to cover any Swap Termination Payment due to a Swap Counterparty Trigger Event payable to the Swap Counterparty with respect to that Distribution Date.

The “Swap Contract Notional Balance” for each Distribution Date is as described in the following table. In addition, the Distribution Date occurring in the last calendar month listed in the following table is the date through which the Swap Contract is scheduled to remain in effect and is referred to as the “Swap Contract Termination Date” for the Swap Contract.

Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)	Month of Distribution Date	Swap Contract Notional Balance ($)
December 2007	1,132,298,275	April 2010	468,425,787	August 2012	190,581,638
January 2008	1,118,000,889	May 2010	456,177,944	September 2012	188,330,368
February 2008	1,102,384,436	June 2010	427,750,172	October 2012	186,350,378
March 2008	1,085,485,470	July 2010	416,767,770	November 2012	184,119,227
April 2008	1,067,379,486	August 2010	406,070,073	December 2012	182,163,779
May 2008	1,048,119,931	September 2010	395,575,004	January 2013	180,146,256
June 2008	964,538,184	October 2010	385,314,774	February 2013	178,481,022
July 2008	943,328,038	November 2010	375,320,183	March 2013	176,836,607
August 2008	923,644,457	December 2010	349,475,390	April 2013	174,899,734
September 2008	903,984,165	January 2011	340,618,855	May 2013	173,031,813
October 2008	884,025,005	February 2011	331,925,257	June 2013	171,151,264
November 2008	863,795,548	March 2011	323,424,704	July 2013	169,337,144
December 2008	831,187,022	April 2011	315,213,952	August 2013	167,510,558
January 2009	810,552,576	May 2011	307,085,716	September 2013	165,748,073
February 2009	790,192,605	June 2011	283,983,401	October 2013	164,120,603
March 2009	771,042,339	July 2011	276,908,604	November 2013	162,406,611
April 2009	753,350,468	August 2011	270,021,600	December 2013	160,822,876
May 2009	736,013,534	September 2011	263,253,926	January 2014	159,118,742
June 2009	627,081,194	October 2011	256,633,831	February 2014	157,706,812
July 2009	610,958,262	November 2011	250,189,461	March 2014	156,311,436
August 2009	595,242,224	December 2011	229,516,214	April 2014	154,671,189
September 2009	581,278,647	January 2012	223,965,926	May 2014	153,086,921
October 2009	568,245,190	February 2012	218,510,734	June 2014	151,490,678
November 2009	555,518,352	March 2012	213,173,856	July 2014	149,948,547
December 2009	520,108,333	April 2012	208,003,857	August 2014	148,394,542
January 2010	506,746,566	May 2012	202,895,082	September 2014	146,892,873
February 2010	493,646,003	June 2012	195,774,863	October 2014	145,502,581
March 2010	480,833,296	July 2012	193,094,806	November 2014	144,038,153

A “Swap Termination Payment” is a termination payment required to be made by either the Swap Contract Administrator or the Swap Counterparty pursuant to the Swap Contract as a result of an early termination of the Swap Contract, as calculated pursuant to the early termination payment provisions of the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Contract Administrator if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Counterparty (or any related guarantor, if applicable), in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Counterparty (or any related guarantor, if applicable) include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. a failure to comply with or perform any non-payment agreement or obligation to be complied with or performed in accordance with the ISDA Master Agreement, if such failure is not remedied on or before the thirtieth day after notice of such failure is received,

3. if the credit rating of the Swap Counterparty’s unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Required Ratings Threshold for 30 or more business days, a failure to post any collateral required if such failure is not remedied on or before the third business day after notice of such failure is received and certain other events involving the termination or repudiation of the Credit Support Annex prior to the satisfaction of all obligations under the Swap Contract,

4. a breach of certain representations of the Swap Counterparty in the ISDA Master Agreement,

5. (i) the occurrence or existence of a default, event of default or other similar condition or event in respect of the Swap Counterparty under one or more agreements or instruments relating to indebtedness in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty which has resulted in the acceleration or potential acceleration of such indebtedness or (ii) a default by the Swap Counterparty under such agreement or instrument in making one or more payments on the due date thereof in an aggregate amount of not less than 3% of the shareholders’ equity of the Swap Counterparty (after giving effect to any applicable notice requirement or grace period),

6. certain insolvency or bankruptcy events, and

7. a merger by the Swap Counterparty without an assumption of its obligations under the Swap Contract and the ISDA Master Agreement.

The Swap Contract will be subject to early termination by the Swap Counterparty if at any time an “event of default” under the ISDA Master Agreement occurs and is continuing with respect to the Swap Contract Administrator, in each case in accordance with the provisions of the ISDA Master Agreement. Events of default with respect to the Swap Contract Administrator include the following:

1. a failure to make a payment due under the Swap Contract, if such failure is not remedied on or before the first business day after notice of such failure is received,

2. if the Swap Counterparty is required to post collateral under the ISDA Master Agreement because the credit rating on its unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below the Approved Ratings Threshold or the Required Ratings Threshold, a failure by the Swap Contract Administrator to return any collateral required to be returned under the Credit Support Annex if such failure is not remedied on or before the second business day after notice of such failure is received, and

3. certain insolvency or bankruptcy events.

The Swap Contract will also be subject to early termination by either the Swap Counterparty or the Swap Contract Administrator (or, in some cases, by both parties) if at any time a “termination event” under the ISDA Master Agreement occurs and is continuing with respect to either party or both parties, in each case in accordance with the provisions of the ISDA Master Agreement. Termination events include the following:

1. illegality (which generally relates to changes in law causing it to become unlawful for either party (or any related guarantor, in the case of the Swap Counterparty) to perform its obligations under the Swap Contract or guaranty, as applicable),

2. a tax event (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax), and

3. a tax event upon merger (which generally relates to either party receiving a payment under the Swap Contract from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger).

Finally, the Swap Contract will also be subject to early termination by the party indicated below if at any time an “additional termination event” under the ISDA Master Agreement occurs and is continuing with respect to the other party, in each case in accordance with the provisions of the ISDA Master Agreement:

1. by the Swap Counterparty, in the event of an amendment to the Pooling and Servicing Agreement that could reasonably be expected to have a material adverse effect on the Swap Counterparty without the prior written consent of the Swap Counterparty where such consent is required under the Pooling and Servicing Agreement,

2. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below an initial threshold level established by the Rating Agencies (the “Approved Ratings Threshold”) and the Swap Counterparty fails to post the required amount of collateral, or otherwise fails to comply with or perform any other obligation, under the Credit Support Annex,

3. by the Swap Contract Administrator, in the event that the credit rating of the Swap Counterparty’s (or any related guarantor’s) unsecured, long-term senior debt obligations (and its unsecured, short-term debt obligations, if available) falls below a second, lower threshold level established by the Rating Agencies (the “Required Ratings Threshold”) for 30 or more business days and at least one eligible replacement counterparty has made an offer to be the transferee of all of the Swap Counterparty’s rights and obligations under the Swap Contract and the ISDA Master Agreement, and

4. by the Swap Contract Administrator, in the event of a failure by the Swap Counterparty to deliver any information, report, certification or accountants’ consent when and as required under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 1115(b)(1) or (b)(2) of Regulation AB with respect to certain reporting obligations of the Depositor with respect to the issuing entity, which continues unremedied for the time period provided in the ISDA Master Agreement, and the Swap Counterparty fails to transfer the Swap Contract at its sole cost and expense, in whole, but not in part, to a replacement counterparty that (i) has agreed to deliver any information, report, certification or accountants’ consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the Depositor and the issuing entity, (ii) satisfies any rating thresholds set forth in the ISDA Master Agreement, and (iii) is approved by the Depositor (which approval shall not be unreasonably withheld) and any Rating Agency, if applicable.

A “Swap Counterparty Trigger Event” means an event of default under the ISDA Master Agreement with respect to which the Swap Counterparty is the sole defaulting party or a termination event under the ISDA Master

Agreement (other than illegality or a tax event) with respect to which the Swap Counterparty is the sole affected party.

The significance percentage for the Swap Contract is less than 10%. The “significance percentage” for the Swap Contract is the percentage that the significance estimate of the Swap Contract represents of the aggregate Certificate Principal Balance of the Swap Certificates. The “significance estimate” of the Swap Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Swap Contract, made in substantially the same manner as that used in Countrywide Home Loans’ internal risk management process in respect of similar instruments.

The Certificates do not represent an obligation of the Swap Counterparty or the Swap Contract Administrator. The holders of the Certificates are not parties to or beneficiaries under the Swap Contract or the Swap Contract Administration Agreement and will not have any right to proceed directly against the Swap Counterparty in respect of its obligations under the Swap Contract or against the Swap Contract Administrator in respect of its obligations under the Swap Contract Administration Agreement.

The Swap Contract, the ISDA Master Agreement, the Swap Contract Assignment Agreement and the Swap Contract Administration Agreement will each be filed with the SEC as an exhibit to a Current Report on Form 8-K after the Closing Date.

Calculation of One-Month LIBOR

On the second LIBOR Business Day preceding the commencement of each Accrual Period for the Adjustable Rate Certificates (each such date, an “Interest Determination Date”), the Trustee will determine the London interbank offered rate for one-month United States dollar deposits (“One-Month LIBOR”) for the Accrual Period on the basis of such rate as it is quoted on the Bloomberg Terminal for that Interest Determination Date. If such rate is not quoted on the Bloomberg terminal (or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be reasonably selected by the Trustee), One-Month LIBOR for the applicable Accrual Period will be the Reference Bank Rate as defined in this free writing prospectus. If no such quotations can be obtained and no Reference Bank Rate is available, One-Month LIBOR will be the One-Month LIBOR applicable to the preceding Accrual Period. The “Reference Bank Rate” with respect to any Accrual Period, means the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the offered rates for United States dollar deposits for one month that are quoted by the Reference Banks as of 11:00 a.m., New York City time, on the related Interest Determination Date to prime banks in the London interbank market for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period, provided that at least two such Reference Banks provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean (rounded upwards, if necessary, to the nearest whole multiple of 0.03125%) of the rates quoted by one or more major banks in New York City, selected by the Trustee, as of 11:00 a.m., New York City time, on such date for loans in U.S. dollars to leading European banks for a period of one month in amounts approximately equal to the aggregate Certificate Principal Balance of all Adjustable Rate Certificates for the Accrual Period. As used in this section, “LIBOR Business Day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; and “Reference Banks” means leading banks selected by the Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

(1)	with an established place of business in London,

(2)	which have been designated as such by the Trustee and

(3)	which are not controlling, controlled by, or under common control with, the Depositor, Countrywide Servicing or any successor Master Servicer.

The establishment of One-Month LIBOR on each Interest Determination Date by the Trustee and the Trustee’s calculation of the rate of interest applicable to the Adjustable Rate Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

Carryover Reserve Fund

The Pooling and Servicing Agreement will require the Trustee to establish an account (the “Carryover Reserve Fund”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. On the Closing Date, Countrywide Home Loans will deposit $1,000 in the Carryover Reserve Fund. The Carryover Reserve Fund will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Carryover Reserve Fund amounts allocated to the issuing entity in respect of each Corridor Contract. On each Distribution Date, the amounts allocated to the issuing entity in respect of each Corridor Contract will be distributed to the related class or classes of Certificates to pay any Net Rate Carryover on those Certificates as described under “— Distributions — Distributions of Funds from the Corridor Contract” above.

On each Distribution Date, to the extent that Excess Cashflow is available as described under “— Overcollateralization Provisions” above, the Trustee will deposit in the Carryover Reserve Fund (x) the amount needed to pay any Net Rate Carryover as described under “— Overcollateralization Provisions” above and (y) an amount equal to the excess, if any, of (i) $1,000 over (ii) the amount of funds on deposit in the Carryover Reserve Fund following all other deposits to, and withdrawals from, the Carryover Reserve Fund on the Distribution Date (the “Required Carryover Reserve Fund Deposit”).

Credit Comeback Excess Account

The Pooling and Servicing Agreement will require the Trustee to establish a reserve account (the “Credit Comeback Excess Account”), which is held in trust by the Trustee on behalf of the holders of the interest-bearing certificates. The Credit Comeback Excess Account will not be an asset of any REMIC.

On each Distribution Date, the Trustee will deposit in the Credit Comeback Excess Account, all Credit Comeback Excess Amounts received during the related Due Period. On each Distribution Date, all such Credit Comeback Excess Amounts received during such period will be distributed to the interest-bearing certificates to restore overcollateralization and to cover any Unpaid Realized Loss Amounts as described under “— Overcollateralization Provisions”. Any Credit Comeback Excess Amounts remaining after the application of such amounts as described under “— Overcollateralization Provisions” will be distributed to the Class C Certificates and will not be available thereafter.

Final Maturity Reserve Fund

The trustee, on behalf of the reserve fund trust, will establish and maintain an account (the “Final Maturity Reserve Fund”), on behalf of the holders of the offered certificates. On the closing date, the depositor will deposit or cause to be deposited $1,000 in the Final Maturity Reserve Fund. The Final Maturity Reserve Fund will not be an asset of the issuing entity or of any REMIC.

On each Distribution Date beginning on the Distribution Date in June 2017 up to and including the Distribution Date in May 2037, if the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) is greater than the amount specified in the table entitled “40-Year Target Schedule” for that Distribution Date (the “40-Year Target”), the Trustee will deposit an amount equal to the Final Maturity Reserve Deposit for that Distribution Date into the Final Maturity Reserve Fund, until the amount on deposit in the Final Maturity Reserve Fund is equal to the Final Maturity Funding Cap.

The “Final Maturity Reserve Deposit” for any Distribution Date beginning on the Distribution Date in June 2017 up to and including the Distribution Date in May 2037 will equal the lesser of (a) one-twelfth of the product of (i) 0.80% and (ii) the aggregate Stated Principal Balance of the Mortgage Loans having an original term to maturity of 40 years as of the Due Date occurring in the month preceding the month of that Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date) and (b) the excess of (i) the Final Maturity Funding Cap for that Distribution Date over (ii) the amount on deposit in the Final Maturity Reserve Fund immediately prior to that Distribution Date.

40-Year Target Schedule

Month of Distribution Date	40-Year Target ($)	Month of Distribution Date	40-Year Target ($)	Month of Distribution Date	40-Year Target ($)
June 2017	57,140,013	July 2022	24,231,586	August 2027	10,029,395
July 2017	56,349,272	August 2022	23,889,348	September 2027	9,882,390
August 2017	55,569,281	September 2022	23,551,794	October 2027	9,737,421
September 2017	54,799,893	October 2022	23,218,860	November 2027	9,594,459
October 2017	54,040,966	November 2022	22,890,485	December 2027	9,453,478
November 2017	53,292,358	December 2022	22,566,605	January 2028	9,314,450
December 2017	52,553,929	January 2023	22,247,161	February 2028	9,177,350
January 2018	51,825,543	February 2023	21,932,093	March 2028	9,042,150
February 2018	51,107,064	March 2023	21,621,340	April 2028	8,908,825
March 2018	50,398,357	April 2023	21,314,844	May 2028	8,777,349
April 2018	49,699,291	May 2023	21,012,549	June 2028	8,647,697
May 2018	49,009,735	June 2023	20,714,396	July 2028	8,519,845
June 2018	48,329,560	July 2023	20,420,330	August 2028	8,393,768
July 2018	47,658,641	August 2023	20,130,296	September 2028	8,269,441
August 2018	46,996,852	September 2023	19,844,238	October 2028	8,146,841
September 2018	46,344,070	October 2023	19,562,103	November 2028	8,025,945
October 2018	45,700,172	November 2023	19,283,838	December 2028	7,906,729
November 2018	45,065,039	December 2023	19,009,390	January 2029	7,789,170
December 2018	44,438,552	January 2024	18,738,707	February 2029	7,673,245
January 2019	43,820,595	February 2024	18,471,739	March 2029	7,558,933
February 2019	43,211,052	March 2024	18,208,435	April 2029	7,446,212
March 2019	42,609,809	April 2024	17,948,745	May 2029	7,335,059
April 2019	42,016,754	May 2024	17,692,621	June 2029	7,225,454
May 2019	41,431,777	June 2024	17,440,014	July 2029	7,117,375
June 2019	40,854,768	July 2024	17,190,876	August 2029	7,010,802
July 2019	40,285,620	August 2024	16,945,160	September 2029	6,905,713
August 2019	39,724,226	September 2024	16,702,820	October 2029	6,802,090
September 2019	39,170,481	October 2024	16,463,811	November 2029	6,699,911
October 2019	38,624,283	November 2024	16,228,086	December 2029	6,599,157
November 2019	38,085,528	December 2024	15,995,601	January 2030	6,499,809
December 2019	37,554,117	January 2025	15,766,313	February 2030	6,401,848
January 2020	37,029,949	February 2025	15,540,178	March 2030	6,305,254
February 2020	36,512,928	March 2025	15,317,154	April 2030	6,210,009
March 2020	36,002,956	April 2025	15,097,197	May 2030	6,116,094
April 2020	35,499,938	May 2025	14,880,267	June 2030	6,023,492
May 2020	35,003,779	June 2025	14,666,322	July 2030	5,932,184
June 2020	34,514,388	July 2025	14,455,322	August 2030	5,842,153
July 2020	34,031,673	August 2025	14,247,226	September 2030	5,753,382
August 2020	33,555,543	September 2025	14,041,997	October 2030	5,665,852
September 2020	33,085,910	October 2025	13,839,593	November 2030	5,579,548
October 2020	32,622,684	November 2025	13,639,978	December 2030	5,494,453
November 2020	32,165,781	December 2025	13,443,113	January 2031	5,410,549
December 2020	31,715,113	January 2026	13,248,962	February 2031	5,327,821
January 2021	31,270,597	February 2026	13,057,486	March 2031	5,246,253
February 2021	30,832,150	March 2026	12,868,650	April 2031	5,165,828
March 2021	30,399,689	April 2026	12,682,418	May 2031	5,086,532
April 2021	29,973,134	May 2026	12,498,755	June 2031	5,008,349
May 2021	29,552,404	June 2026	12,317,625	July 2031	4,931,263
June 2021	29,137,421	July 2026	12,138,995	August 2031	4,855,259
July 2021	28,728,106	August 2026	11,962,830	September 2031	4,780,324
August 2021	28,324,384	September 2026	11,789,097	October 2031	4,706,441
September 2021	27,926,178	October 2026	11,617,762	November 2031	4,633,598
October 2021	27,533,414	November 2026	11,448,794	December 2031	4,561,779
November 2021	27,146,018	December 2026	11,282,160	January 2032	4,490,970
December 2021	26,763,918	January 2027	11,117,828	February 2032	4,421,159
January 2022	26,387,041	February 2027	10,955,768	March 2032	4,352,330
February 2022	26,015,317	March 2027	10,795,947	April 2032	4,284,471
March 2022	25,648,677	April 2027	10,638,336	May 2032	4,217,568
April 2022	25,287,051	May 2027	10,482,905	June 2032	4,151,609
May 2022	24,930,372	June 2027	10,329,624	July 2032	4,086,580
June 2022	24,578,572	July 2027	10,178,463	August 2032	4,022,469

Month of Distribution Date	40-Year Target ($)
September 2032	3,959,263
October 2032	3,896,949
November 2032	3,835,516
December 2032	3,774,952
January 2033	3,715,243
February 2033	3,656,380
March 2033	3,598,350
April 2033	3,541,142
May 2033	3,484,744
June 2033	3,429,145
July 2033	3,374,336
August 2033	3,320,303
September 2033	3,267,038
October 2033	3,214,529
November 2033	3,162,766
December 2033	3,111,739
January 2034	3,061,438
February 2034	3,011,852
March 2034	2,962,973
April 2034	2,914,789
May 2034	2,867,293
June 2034	2,820,473
July 2034	2,774,322
August 2034	2,728,829
September 2034	2,683,986
October 2034	2,639,784
November 2034	2,596,214
December 2034	2,553,267
January 2035	2,510,935
February 2035	2,469,209
March 2035	2,428,081
April 2035	2,387,543
May 2035	2,347,586
June 2035	2,308,203
July 2035	2,269,385
August 2035	2,231,126
September 2035	2,193,416
October 2035	2,156,249
November 2035	2,119,618
December 2035	2,083,514
January 2036	2,047,930
February 2036	2,012,860
March 2036	1,978,296
April 2036	1,944,232
May 2036	1,910,659
June 2036	1,877,573
July 2036	1,844,965
August 2036	1,812,829
September 2036	1,781,160
October 2036	1,749,949
November 2036	1,719,191
December 2036	1,688,881
January 2037	1,659,010
February 2037	1,629,574
March 2037	1,600,567
April 2037	1,571,982
May 2037	1,543,814

The “Final Maturity Funding Cap” for any Distribution Date beginning with the Distribution Date in June 2017 will equal the least of (i) the aggregate Certificate Principal Balance of the interest-bearing certificates immediately prior to that Distribution Date, (ii) the aggregate Stated Principal Balance of all outstanding Mortgage Loans with original terms to maturity of 40 years as of the first day of the related Due Period (after giving effect to principal prepayments received during the Prepayment Period that ends during that Due Period) and (iii) $31,044,388.

On each Distribution Date beginning on the Distribution Date in June 2027 up to and including the Distribution Date in May 2037, if and for so long as the Final Maturity OC Trigger is in effect with respect to that Distribution Date, Excess Cashflow will be applied to reduce the aggregate Certificate Principal Balance of the Certificates in the order described above under “—Overcollateralization Provisions”.

On the Distribution Date in May 2037, all amounts on deposit in the Final Maturity Reserve Fund will be distributed as principal in the following order:

(1) to the classes of Class A Certificates, pro rata, based on the Class 1-A Principal Distribution Amount (in the case of clause (x)) and the Class 2-A Principal Distribution Amount (in the case of clause (y)) concurrently (x) concurrently, to the Class 1-A-1 and Class 1-A-2 Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero, and (y) sequentially, to the Class 2-A-1, Class 2-A-2, Class 2-A-3 and Class 2-A-4 Certificates, in that order, until their respective Certificate Principal Balances are reduced to zero; provided, however, that any amounts remaining after such allocation based on the Class 1-A Principal Distribution Amount and the Class 2-A Principal Distribution Amount will be distributed to the outstanding classes of Class 1-A Certificates or the outstanding classes of Class 2-A Certificates, as the case may be, pursuant to clause (x) or clause (y), as the case may be;

(2) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case until the Certificate Principal Balance thereof is reduced to zero;

(3) concurrently, to the Class BV and Class BF Certificates, pro rata, until the Certificate Principal Balances thereof are reduced to zero; and

(4) to the Class C Certificates, all remaining amounts.

If the mortgage loans are purchased in connection with an optional termination of the issuing entity, the funds on deposit in the Final Maturity Reserve Fund will be distributed to the Class C Certificates above after application of the purchase price pursuant to the exercise of the optional termination.

Applied Realized Loss Amounts

If on any Distribution Date, after giving effect to the distributions described above, the aggregate Certificate Principal Balance of the interest-bearing certificates exceeds the sum of the aggregate Stated Principal Balance of the Mortgage Loans and the amount on deposit in the Pre-Funding Account, the amount of the excess will be applied first concurrently to reduce the Certificate Principal Balances of the Class BV and Class BF Certificates, pro rata, until the Certificate Principal Balances of those classes have been reduced to zero, and then sequentially to reduce the Certificate Principal Balances of the Class M-9, Class M-8, Class M-7, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case until the Certificate Principal Balance of the class has been reduced to zero. After the Certificate Principal Balances of the Subordinate Certificates have been reduced to zero, (i) if the aggregate Certificate Principal Balance of the Class 1-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 1, the amount of such excess will be applied sequentially to reduce the Certificate Principal Balances of the Class 1-A-2 and Class 1-A-1 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero, and (ii) if the aggregate Certificate Principal Balance of the Class 2-A Certificates exceeds the aggregate Stated Principal Balance of the Mortgage Loans in Loan Group 2, the amount of such excess will be applied to reduce the Certificate Principal Balance of each class of Class 2-A Certificates, pro rata, until the Certificate

Principal Balances of such classes have been reduced to zero. A reduction described in this paragraph is referred to as an “Applied Realized Loss Amount”.

If the Certificate Principal Balance of a class of Certificates has been reduced through the application of Applied Realized Loss Amounts as described above, interest will accrue on the Certificate Principal Balance as so reduced unless the Certificate Principal Balance is subsequently increased due to the allocation of Subsequent Recoveries to the Certificate Principal Balance of the class as described in the definition of “Certificate Principal Balance” described in this free writing prospectus under “— Glossary of Terms — General Definitions ”.

ANNEX A

THE STATISTICAL CALCULATION POOL

The following information sets forth in tabular format certain information, as of the Statistical Calculation Date, about the Mortgage Loans included in the Statistical Calculation Pool in respect of Loan Group 1, Loan Group 2 and the Statistical Calculation Pool as a whole. Other than with respect to rates of interest, percentages are approximate. In addition, the percentages in the column entitled “Percent of Aggregate Principal Balance Outstanding” are stated by that portion of the Statistical Calculation Date Pool Principal Balance representing Loan Group 1, Loan Group 2 or the Statistical Calculation Pool as a whole. The sum of the columns below may not equal the total indicated due to rounding. In addition, each weighted average Credit Bureau Risk Score set forth below has been calculated without regard to any Mortgage Loan for which the Credit Bureau Risk Score is unknown.

GROUP 1 MORTGAGE LOANS

Mortgage Loan Programs for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	16	4,225,259	1.08	264,079	8.301	359.54	551	76.0
2/28 6-month LIBOR	729	123,291,394	31.41	169,124	8.887	359.46	582	77.9
2/38 6-month LIBOR	375	79,366,739	20.22	211,645	8.363	479.65	576	76.3
2/28 6-month LIBOR - 60-month Interest Only	51	12,969,620	3.30	254,306	7.736	359.23	656	80.9
2/28 6-month LIBOR - 40/30-Year Balloon	76	16,175,293	4.12	212,833	8.207	358.66	571	71.4
3/27 6-month LIBOR	30	4,718,643	1.20	157,288	8.461	359.29	581	75.8
3/37 6-month LIBOR	13	2,701,647	0.69	207,819	8.014	479.64	578	79.0
3/27 6-month LIBOR - 60-month Interest Only	2	540,000	0.14	270,000	8.019	358.69	698	90.0
3/27 6-month LIBOR - 40/30-Year Balloon	16	3,043,664	0.78	190,229	8.177	358.56	554	71.0
5/25 6-month LIBOR	21	4,206,754	1.07	200,322	8.457	359.33	581	71.1
5/35 6-month LIBOR	10	2,215,154	0.56	221,515	7.444	479.33	621	72.8
5/25 6-month LIBOR - 120-month Interest Only	1	275,000	0.07	275,000	7.125	360.00	656	84.6
5/25 6-month LIBOR - 40/30-Year Balloon	2	482,089	0.12	241,045	7.482	359.00	589	85.4
10-Year Fixed	3	215,500	0.05	71,833	10.861	120.00	545	68.6
15-Year Fixed	34	4,345,694	1.11	127,815	8.390	179.55	593	71.0
20-Year Fixed	13	1,644,175	0.42	126,475	8.112	239.75	581	74.8
25-Year Fixed	2	179,499	0.05	89,750	8.695	300.00	556	80.4
30-Year Fixed	655	97,440,139	24.82	148,764	8.737	359.03	591	75.7
30-Year Fixed - Credit Comeback	22	3,204,930	0.82	145,679	9.311	359.12	566	77.2
40-Year Fixed	114	21,605,716	5.50	189,524	8.778	479.60	584	79.0
40-Year Fixed - Credit Comeback	2	245,312	0.06	122,656	10.878	478.89	535	89.7
30-Year Fixed - 60-month Interest Only	9	2,441,150	0.62	271,239	7.507	359.79	650	74.4
40/30-Year Fixed Balloon	35	7,049,441	1.80	201,413	8.760	358.83	577	72.6
Total	2,231	392,582,813	100.00

Original Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	944	169,927,716	43.28	180,008	8.675	359.34	586	77.2
ARM 480	398	84,283,541	21.47	211,768	8.328	479.64	577	76.3
Fixed 120	3	215,500	0.05	71,833	10.861	120.00	545	68.6
Fixed 180	34	4,345,694	1.11	127,815	8.390	179.55	593	71.0
Fixed 240	13	1,644,175	0.42	126,475	8.112	239.75	581	74.8
Fixed 300	2	179,499	0.05	89,750	8.695	300.00	556	80.4
Fixed 360	721	110,135,661	28.05	152,754	8.728	359.04	591	75.5
Fixed 480	116	21,851,028	5.57	188,371	8.802	479.60	584	79.1
Total	2,231	392,582,813	100.00

Mortgage Loan Principal Balances for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
25,000.01 - 50,000.00	23	1,113,132	0.28	48,397	10.081	337.54	581	58.4
50,000.01 - 75,000.00	172	11,006,007	2.80	63,988	10.166	355.24	578	74.6
75,000.01 - 100,000.00	265	23,615,858	6.02	89,116	9.285	370.08	579	74.4
100,000.01 - 150,000.00	602	74,756,504	19.04	124,180	9.106	380.44	579	77.9
150,000.01 - 200,000.00	459	80,115,474	20.41	174,544	8.551	386.58	586	76.4
200,000.01 - 250,000.00	268	59,852,425	15.25	223,330	8.423	395.16	585	76.7
250,000.01 - 300,000.00	193	53,051,600	13.51	274,879	8.186	395.52	583	75.2
300,000.01 - 350,000.00	120	38,799,350	9.88	323,328	8.333	401.47	588	76.2
350,000.01 - 400,000.00	89	33,184,704	8.45	372,862	8.321	402.24	593	77.7
400,000.01 - 450,000.00	32	13,184,709	3.36	412,022	7.993	388.96	607	79.0
450,000.01 - 500,000.00	6	2,874,534	0.73	479,089	7.859	420.85	623	73.6
500,000.01 - 550,000.00	2	1,028,516	0.26	514,258	8.985	418.56	609	85.2
Total	2,231	392,582,813	100.00

State Distribution of the Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	33	3,847,732	0.98	116,598	9.429	382.79	597	82.5
Alaska	12	2,596,571	0.66	216,381	8.574	394.46	591	81.1
Arizona	89	15,256,481	3.89	171,421	8.653	400.22	590	76.7
Arkansas	24	2,865,542	0.73	119,398	9.390	365.34	597	85.3
California	220	58,739,267	14.96	266,997	7.884	403.83	589	70.6
Colorado	30	5,620,095	1.43	187,337	8.772	398.29	572	79.6
Connecticut	40	7,584,920	1.93	189,623	8.666	397.00	585	77.5
Delaware	7	1,467,159	0.37	209,594	7.945	384.55	599	78.5
District of Columbia	10	2,853,747	0.73	285,375	8.309	413.16	604	67.5
Florida	247	42,181,565	10.74	170,776	8.480	395.48	584	76.0
Georgia	106	14,733,983	3.75	139,000	9.446	369.38	588	83.6
Hawaii	6	2,064,416	0.53	344,069	8.410	422.30	614	74.0
Idaho	24	3,468,561	0.88	144,523	8.701	383.79	598	79.6
Illinois	88	15,360,862	3.91	174,555	9.011	380.80	589	79.1
Indiana	29	3,585,172	0.91	123,627	9.245	380.11	571	78.6
Iowa	15	1,532,974	0.39	102,198	9.425	402.85	579	84.0
Kansas	12	1,598,000	0.41	133,167	9.464	362.27	605	86.2
Kentucky	14	1,421,295	0.36	101,521	9.397	361.19	571	80.8
Louisiana	21	2,951,160	0.75	140,531	8.935	360.54	602	80.9
Maine	6	1,360,489	0.35	226,748	9.386	390.59	586	86.0
Maryland	88	17,124,713	4.36	194,599	8.685	400.75	585	76.1
Massachusetts	51	10,793,728	2.75	211,642	8.328	397.81	573	69.8
Michigan	47	5,447,314	1.39	115,900	9.555	374.91	587	81.5
Minnesota	34	6,315,826	1.61	185,760	8.668	364.53	588	80.3
Mississippi	19	2,005,746	0.51	105,566	8.987	351.21	605	85.2
Missouri	37	4,355,386	1.11	117,713	9.477	381.69	570	84.2
Montana	7	1,426,276	0.36	203,754	8.837	411.91	577	81.6
Nebraska	5	604,550	0.15	120,910	9.396	360.00	591	85.0
Nevada	35	8,838,233	2.25	252,521	8.052	391.61	586	80.4
New Hampshire	18	3,469,613	0.88	192,756	8.133	400.53	577	74.9
New Jersey	85	19,679,875	5.01	231,528	8.610	383.73	581	74.5
New Mexico	23	3,557,032	0.91	154,654	8.891	399.28	587	78.9
New York	103	24,081,929	6.13	233,805	8.337	390.65	576	71.7
North Carolina	53	8,344,699	2.13	157,447	9.702	377.95	587	79.6
North Dakota	2	338,874	0.09	169,437	9.071	479.60	569	81.7
Ohio	24	2,563,823	0.65	106,826	9.683	377.88	592	80.6
Oklahoma	20	2,234,166	0.57	111,708	9.115	365.69	581	79.6
Oregon	27	4,769,014	1.21	176,630	8.016	385.45	591	72.4
Pennsylvania	71	8,836,026	2.25	124,451	9.322	373.78	583	78.8
Rhode Island	6	1,468,199	0.37	244,700	8.135	380.43	558	76.6
South Carolina	30	3,531,012	0.90	117,700	9.294	371.24	573	77.2
South Dakota	2	221,680	0.06	110,840	9.348	359.00	634	86.9
Tennessee	43	5,552,874	1.41	129,137	9.059	363.09	601	82.1
Texas	195	22,333,146	5.69	114,529	8.974	352.59	587	79.1
Utah	27	5,614,564	1.43	207,947	8.606	374.78	594	77.6
Vermont	5	637,692	0.16	127,538	9.144	395.34	563	66.8
Virginia	50	9,177,408	2.34	183,548	8.335	399.10	590	75.9
Washington	64	14,198,441	3.62	221,851	8.071	419.15	575	76.9
West Virginia	10	1,238,111	0.32	123,811	8.654	391.71	576	83.1
Wisconsin	14	2,244,639	0.57	160,331	9.938	412.97	574	85.9
Wyoming	3	488,229	0.12	162,743	9.038	383.43	588	89.1
Total	2,231	392,582,813	100.00

Loan-to-Value Ratios for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	147	21,190,973	5.40	144,156	8.034	380.19	568	41.3
50.01 - 55.00	55	9,940,363	2.53	180,734	8.051	366.06	581	52.9
55.01 - 60.00	91	17,518,805	4.46	192,514	7.819	397.84	578	57.8
60.01 - 65.00	139	27,227,985	6.94	195,885	7.968	388.89	584	63.0
65.01 - 70.00	210	39,645,343	10.10	188,787	8.254	385.85	574	68.6
70.01 - 75.00	249	45,036,170	11.47	180,868	8.509	394.86	573	73.8
75.01 - 80.00	473	77,421,253	19.72	163,681	8.782	387.80	580	79.3
80.01 - 85.00	295	53,921,536	13.74	182,785	8.876	393.11	584	84.2
85.01 - 90.00	398	70,729,743	18.02	177,713	8.951	393.44	601	89.6
90.01 - 95.00	139	24,890,099	6.34	179,065	9.152	382.32	615	94.6
95.01 - 100.00	35	5,060,544	1.29	144,587	9.719	368.70	632	99.4
Total	2,231	392,582,813	100.00

Combined Loan-to-Value Ratios(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	145	20,843,051	5.31	143,745	8.058	380.56	567	41.2
50.01 - 55.00	56	10,234,828	2.61	182,765	8.007	365.83	583	52.7
55.01 - 60.00	89	17,135,975	4.36	192,539	7.810	398.70	578	57.7
60.01 - 65.00	139	27,120,814	6.91	195,114	7.963	388.99	585	63.0
65.01 - 70.00	210	39,383,343	10.03	187,540	8.274	386.02	573	68.6
70.01 - 75.00	246	44,903,893	11.44	182,536	8.511	394.71	572	73.7
75.01 - 80.00	451	73,507,243	18.72	162,987	8.815	388.43	577	79.2
80.01 - 85.00	292	53,556,786	13.64	183,414	8.871	393.11	584	84.2
85.01 - 90.00	401	71,045,785	18.10	177,172	8.955	393.45	601	89.5
90.01 - 95.00	140	25,100,699	6.39	179,291	9.152	383.14	615	94.4
95.01 - 100.00	62	9,750,394	2.48	157,264	8.874	369.51	638	89.5
Total	2,231	392,582,813	100.00

(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 5.500	4	798,244	0.20	199,561	5.456	453.81	589	73.2
5.501 - 6.000	11	2,606,543	0.66	236,958	5.872	415.04	596	68.2
6.001 - 6.500	50	10,743,920	2.74	214,878	6.402	388.06	615	65.6
6.501 - 7.000	129	28,853,403	7.35	223,670	6.860	390.57	611	68.7
7.001 - 7.500	209	45,774,151	11.66	219,015	7.334	395.23	604	72.7
7.501 - 8.000	327	66,245,797	16.87	202,587	7.829	389.88	588	74.7
8.001 - 8.500	267	50,324,714	12.82	188,482	8.325	391.78	583	75.8
8.501 - 9.000	332	57,414,080	14.62	172,934	8.820	388.11	585	77.8
9.001 - 9.500	201	33,207,034	8.46	165,209	9.299	388.15	581	81.0
9.501 - 10.000	269	40,672,844	10.36	151,200	9.829	391.50	573	81.4
10.001 - 10.500	135	19,209,907	4.89	142,296	10.300	381.36	572	82.5
10.501 - 11.000	140	18,871,644	4.81	134,797	10.801	373.33	560	82.0
11.001 - 11.500	78	8,530,710	2.17	109,368	11.333	380.61	552	80.0
11.501 - 12.000	70	8,039,423	2.05	114,849	11.758	375.39	551	79.5
12.001 - 12.500	8	1,218,400	0.31	152,300	12.219	401.12	570	88.8
12.501 - 13.000	1	72,000	0.02	72,000	12.550	360.00	603	90.0
Total	2,231	392,582,813	100.00

Types of Mortgaged Properties for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,827	309,701,893	78.89	169,514	8.643	388.23	584	76.4
Planned Unit Development	252	49,105,574	12.51	194,863	8.555	386.79	587	79.3
Two Family Home	62	15,541,934	3.96	250,676	8.267	398.28	592	72.8
Low-Rise Condominium	69	11,943,052	3.04	173,088	8.831	403.79	588	75.1
Three Family Home	12	3,783,929	0.96	315,327	8.332	392.85	605	69.9
Four Family Home	5	1,569,519	0.40	313,904	7.671	437.10	600	63.3
High-Rise Condominium	4	936,912	0.24	234,228	9.489	372.93	638	90.8
Total	2,231	392,582,813	100.00

Loan Purposes for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,867	337,883,836	86.07	180,977	8.578	390.33	582	75.6
Refinance - Rate/Term	192	32,455,589	8.27	169,040	8.397	381.60	599	79.3
Purchase	172	22,243,388	5.67	129,322	9.546	381.79	611	87.4
Total	2,231	392,582,813	100.00

Occupancy Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	2,148	380,171,928	96.84	176,989	8.601	388.95	584	76.5
Investment Property	71	10,627,113	2.71	149,678	9.319	389.30	624	80.6
Second Home	12	1,783,771	0.45	148,648	8.029	425.40	598	63.3
Total	2,231	392,582,813	100.00

(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	3	215,500	0.05	71,833	10.861	120.00	545	68.6
121 - 180	34	4,345,694	1.11	127,815	8.390	179.55	593	71.0
181 - 300	15	1,823,674	0.46	121,578	8.169	245.68	579	75.3
301 - 360	1,665	280,063,377	71.34	168,206	8.696	359.22	588	76.5
Greater than 360	514	106,134,568	27.03	206,487	8.425	479.63	579	76.9
Total	2,231	392,582,813	100.00

Loan Documentation Types for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,736	288,113,173	73.39	165,964	8.528	388.54	580	77.7
Stated Income	495	104,469,640	26.61	211,050	8.865	390.74	599	73.4
Total	2,231	392,582,813	100.00

Credit Bureau Risk Scores(1) for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	1	134,886	0.03	134,886	6.855	359.00	806	90.0
761 - 780	1	197,200	0.05	197,200	6.625	360.00	766	85.0
741 - 760	4	504,982	0.13	126,245	9.005	358.76	750	86.1
721 - 740	7	1,237,226	0.32	176,747	7.928	390.91	731	77.2
701 - 720	11	1,903,997	0.48	173,091	7.636	338.99	707	72.5
681 - 700	21	4,345,632	1.11	206,935	7.986	363.98	688	81.6
661 - 680	67	12,497,452	3.18	186,529	7.959	385.48	670	80.5
641 - 660	165	31,673,647	8.07	191,961	8.130	377.02	649	80.5
621 - 640	214	41,831,696	10.66	195,475	8.181	385.53	630	79.7
601 - 620	290	51,886,887	13.22	178,920	8.445	387.94	611	80.1
581 - 600	326	56,736,996	14.45	174,040	8.539	390.76	590	76.7
561 - 580	335	59,338,666	15.11	177,130	8.545	397.44	571	75.6
541 - 560	323	53,374,610	13.60	165,246	8.943	390.24	550	73.9
521 - 540	274	45,844,379	11.68	167,315	9.157	395.46	531	73.5
501 - 520	186	30,174,729	7.69	162,230	9.393	385.85	511	70.5
500 or Less	6	899,830	0.23	149,972	8.867	424.56	500	66.2
Total	2,231	392,582,813	100.00

(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 1 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,640	288,920,610	73.59	176,171	8.554	387.15	593	78.8
A-	183	34,347,877	8.75	187,693	8.609	393.27	565	73.7
B	251	43,469,476	11.07	173,185	8.715	397.40	566	70.8
C	138	23,024,726	5.86	166,846	9.154	391.12	557	65.6
C-	12	1,645,325	0.42	137,110	10.213	383.03	564	60.8
D	7	1,174,799	0.30	167,828	8.376	417.89	532	56.5
Total	2,231	392,582,813	100.00

Prepayment Penalty Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	826	131,224,409	33.43	158,867	9.076	381.15	584	77.6
12	115	27,805,781	7.08	241,789	8.307	396.90	584	73.8
24	911	170,851,802	43.52	187,543	8.415	400.20	583	76.9
36	379	62,700,821	15.97	165,438	8.351	372.21	594	74.5
Total	2,231	392,582,813	100.00

Months to Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	6	16	4,225,259	1.66	264,079	8.301	359.54	551	76.0
7 - 12	10	3	367,846	0.14	122,615	8.106	346.47	554	78.5
13 - 18	15	3	352,098	0.14	117,366	8.654	351.45	638	77.2
19 - 24	23	1,225	231,083,103	90.90	188,639	8.597	400.70	583	77.0
32 - 37	35	61	11,003,954	4.33	180,393	8.251	388.61	579	76.0
38 or Greater	59	34	7,178,998	2.82	211,147	8.028	396.36	597	73.1
Total		1,342	254,211,257	100.00

Gross Margins for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	1	291,929	0.11	291,929	8.575	359.00	641	75.8
2.001 - 3.000	6	968,150	0.38	161,358	8.130	436.17	553	75.6
3.001 - 4.000	7	1,054,899	0.41	150,700	8.086	358.86	617	80.2
4.001 - 5.000	51	9,643,641	3.79	189,091	8.108	386.60	602	73.1
5.001 - 6.000	242	46,347,056	18.23	191,517	8.177	398.31	587	71.6
6.001 - 7.000	1,035	195,905,581	77.06	189,281	8.678	400.16	581	78.3
Total	1,342	254,211,257	100.00

(1)   The weighted average Gross Margin for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.301%.

Maximum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
9.001 - 10.000	1	159,878	0.06	159,878	7.000	478.00	656	53.3
11.001 - 11.500	1	167,709	0.07	167,709	5.500	357.00	631	70.0
11.501 - 12.000	2	361,706	0.14	180,853	6.000	398.77	628	69.8
12.001 - 12.500	7	1,747,412	0.69	249,630	6.029	415.92	615	64.1
12.501 - 13.000	25	5,317,330	2.09	212,693	6.469	417.61	617	68.9
13.001 - 13.500	55	11,385,317	4.48	207,006	6.887	411.92	599	69.2
13.501 - 14.000	112	25,474,063	10.02	227,447	7.257	399.33	599	71.6
14.001 - 14.500	145	31,358,044	12.34	216,262	7.589	401.36	591	73.3
14.501 - 15.000	195	41,707,114	16.41	213,883	8.007	400.19	582	75.4
15.001 - 15.500	140	27,919,783	10.98	199,427	8.408	402.93	580	77.5
15.501 - 16.000	178	32,475,885	12.78	182,449	8.875	400.81	580	78.0
16.001 - 16.500	111	19,412,410	7.64	174,887	9.312	399.58	581	82.0
16.501 - 17.000	154	26,733,426	10.52	173,594	9.847	397.32	572	81.6
17.001 - 17.500	76	11,684,332	4.60	153,741	10.323	394.22	578	84.2
17.501 - 18.000	73	10,592,792	4.17	145,107	10.813	373.06	558	83.2
18.001 - 18.500	38	4,299,409	1.69	113,142	11.338	379.63	551	79.1
18.501 - 19.000	20	2,124,247	0.84	106,212	11.755	362.95	561	79.6
19.001 - 19.500	8	1,218,400	0.48	152,300	12.219	401.12	570	88.8
Greater than 19.500	1	72,000	0.03	72,000	12.550	360.00	603	90.0
Total	1,342	254,211,257	100.00

(1)   The weighted average Maximum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.390%.

Initial Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	15	3,975,528	1.56	265,035	8.638	369.32	562	77.3
1.500	1,016	186,906,877	73.52	183,963	8.759	402.19	581	78.8
2.000	2	301,095	0.12	150,547	7.767	358.34	572	65.5
3.000	309	63,027,757	24.79	203,973	7.969	392.53	590	71.3
Total	1,342	254,211,257	100.00

(1)   The weighted average Initial Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.865%.

Subsequent Periodic Rate Caps for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.125	1	190,300	0.07	190,300	8.300	358.00	576	70.0
1.000	289	59,579,506	23.44	206,157	7.984	392.33	588	71.1
1.500	1,049	193,958,654	76.30	184,899	8.734	401.49	582	78.7
2.000	3	482,797	0.19	160,932	9.696	359.00	561	69.6
Total	1,342	254,211,257	100.00

(1)   The weighted average Subsequent Periodic Rate Cap for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.383%.

Minimum Mortgage Rates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
5.001 - 6.000	14	3,199,768	1.26	228,555	5.760	439.77	590	70.0
6.001 - 7.000	112	24,300,470	9.56	216,968	6.733	406.12	607	69.9
7.001 - 8.000	336	74,233,205	29.20	220,932	7.632	401.35	591	74.4
8.001 - 9.000	374	72,573,603	28.55	194,047	8.582	401.46	580	76.4
9.001 - 10.000	287	49,260,813	19.38	171,640	9.602	397.37	576	81.6
Greater than 10.000	219	30,643,399	12.05	139,924	10.822	382.09	565	82.6
Total	1,342	254,211,257	100.00

(1)   The weighted average Minimum Mortgage Rate for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 8.560%.

Next Adjustment Dates for the Group 1 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
September 2007	1	117,801	0.05	117,801	6.859	358.00	509	54.9
October 2007	6	1,721,028	0.68	286,838	8.465	359.00	557	80.8
November 2007	9	2,386,430	0.94	265,159	8.253	360.00	549	73.6
February 2008	1	96,842	0.04	96,842	6.875	345.00	573	70.2
April 2008	2	271,004	0.11	135,502	8.547	347.00	547	81.4
June 2008	1	64,575	0.03	64,575	9.750	349.00	559	65.0
September 2008	2	287,523	0.11	143,761	8.408	352.00	655	80.0
December 2008	3	586,293	0.23	195,431	8.304	355.00	585	79.3
January 2009	6	1,160,836	0.46	193,473	8.418	356.00	553	66.8
February 2009	21	3,995,759	1.57	190,274	8.018	361.14	597	78.0
March 2009	80	15,275,363	6.01	190,942	8.402	385.81	586	77.8
April 2009	352	69,617,918	27.39	197,778	8.303	394.59	588	75.4
May 2009	763	140,446,933	55.25	184,072	8.782	407.04	581	77.8
January 2010	1	179,686	0.07	179,686	10.125	356.00	540	90.0
February 2010	1	102,201	0.04	102,201	8.250	357.00	632	80.0
March 2010	12	2,001,586	0.79	166,799	8.857	358.00	574	76.3
April 2010	20	4,398,151	1.73	219,908	7.748	385.58	587	77.1
May 2010	27	4,322,330	1.70	160,086	8.404	407.96	573	74.0
December 2011	1	237,561	0.09	237,561	10.930	355.00	568	69.0
March 2012	2	347,715	0.14	173,857	6.757	478.00	648	55.8
April 2012	13	2,902,990	1.14	223,307	7.734	391.54	598	70.7
May 2012	18	3,690,732	1.45	205,041	8.192	395.12	593	76.9
Total	1,342	254,211,257	100.00

(1) The weighted average Next Adjustment Date for the Group 1 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is May 2009.

Interest Only Periods for the Group 1 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	2,168	376,357,043	95.87	173,596	8.658	390.41	582	76.4
60	62	15,950,770	4.06	257,270	7.710	359.29	657	80.2
120	1	275,000	0.07	275,000	7.125	360.00	656	84.6
Total	2,231	392,582,813	100.00

GROUP 2 MORTGAGE LOANS

Mortgage Loan Programs for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	16	5,974,544	1.26	373,409	8.101	359.36	610	82.0
30-Year 6-month LIBOR -120-month Interest Only	1	160,000	0.03	160,000	7.500	354.00	620	80.0
30-Year 6-month LIBOR - 60-month Interest Only	1	231,920	0.05	231,920	8.000	353.00	717	80.0
30-Year 1-year CMT	5	2,080,460	0.44	416,092	5.248	357.80	713	71.1
30-Year 12-month LIBOR	12	7,315,560	1.54	609,630	4.878	356.76	712	78.0
30-Year 12-month LIBOR - 60-month Interest Only	2	388,048	0.08	194,024	6.433	347.08	748	80.0
2/28 6-month LIBOR	467	96,128,175	20.19	205,842	9.234	359.09	599	82.1
2/33 6-month LIBOR	1	419,863	0.09	419,863	9.150	419.00	572	79.5
2/38 6-month LIBOR	179	49,977,505	10.50	279,204	8.598	479.35	581	79.6
2/28 6-month LIBOR - 120-month Interest Only	21	8,652,832	1.82	412,040	6.777	354.21	717	78.3
2/28 6-month LIBOR - 60-month Interest Only	206	62,939,165	13.22	305,530	8.228	359.06	624	83.5
2/28 6-month LIBOR - 40/30-Year Balloon	53	15,163,136	3.19	286,097	8.481	358.34	573	73.9
3/27 12-month LIBOR	3	627,445	0.13	209,148	7.209	353.36	690	80.0
3/27 6-month LIBOR	31	5,573,807	1.17	179,800	8.392	353.28	615	71.3
3/37 12-month LIBOR	2	257,526	0.05	128,763	8.011	479.00	666	80.0
3/37 6-month LIBOR	6	2,030,444	0.43	338,407	8.457	479.58	586	81.1
3/27 6-month LIBOR - 120-month Interest Only	17	4,816,413	1.01	283,318	6.659	357.09	675	76.0
3/27 6-month LIBOR - 60-month Interest Only	18	5,453,422	1.15	302,968	7.474	358.59	644	82.4
3/27 12-month LIBOR - 120-month Interest Only	24	5,719,142	1.20	238,298	6.585	358.95	676	66.7
3/27 12-month LIBOR - 36-month Interest Only	3	748,900	0.16	249,633	5.342	358.02	676	71.8
3/27 12-month LIBOR - 60-month Interest Only	1	344,850	0.07	344,850	5.750	358.00	697	80.0
3/27 6-month LIBOR - 40/30-Year Balloon	9	1,603,623	0.34	178,180	8.526	358.93	594	67.2
5/25 6-month LIBOR	16	3,084,327	0.65	192,770	7.936	359.29	642	80.6
5/35 12-month LIBOR	1	83,970	0.02	83,970	7.250	479.00	716	80.0
5/35 6-month LIBOR	10	2,471,340	0.52	247,134	7.555	479.83	589	68.4
5/25 6-month LIBOR - 120-month Interest Only	83	24,849,716	5.22	299,394	6.535	358.65	703	77.9
5/25 12-month LIBOR - 120-month Interest Only	15	6,020,476	1.26	401,365	7.047	359.15	711	80.6
5/35 12-month LIBOR - 120-month Interest Only	2	424,122	0.09	212,061	7.550	479.00	724	80.0
7/23 6-month LIBOR - 120-month Interest Only	2	836,800	0.18	418,400	5.728	358.35	768	80.0
10-Year Fixed	4	223,146	0.05	55,786	9.174	98.75	626	76.5
15-Year Fixed	28	2,748,545	0.58	98,162	8.614	177.14	582	68.8
15-Year Fixed - Credit Comeback	2	269,462	0.06	134,731	8.078	179.31	582	49.2
20-Year Fixed	15	1,852,222	0.39	123,481	8.602	238.48	611	73.9
25-Year Fixed	8	1,443,151	0.30	180,394	7.532	299.88	586	72.9
30-Year Fixed	525	89,848,432	18.87	171,140	8.680	359.32	596	78.8
30-Year Fixed - Credit Comeback	52	8,212,038	1.73	157,924	8.878	359.43	594	77.9
40-Year Fixed	160	37,866,023	7.95	236,663	8.233	479.54	599	80.8
40-Year Fixed - Credit Comeback	8	1,171,560	0.25	146,445	9.005	480.00	595	81.7

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year Fixed - 60-month Interest Only	57	15,497,525	3.26	271,886	7.961	359.54	638	81.6
40/30-Year Fixed Balloon	8	2,519,637	0.53	314,955	8.010	358.95	558	60.7
Total	2,074	476,029,274	100.00

Original Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,006	258,712,763	54.35	257,170	8.151	358.54	631	80.3
ARM 420	1	419,863	0.09	419,863	9.150	419.00	572	79.5
ARM 480	200	55,244,907	11.61	276,225	8.533	479.38	583	79.2
Fixed 120	4	223,146	0.05	55,786	9.174	98.75	626	76.5
Fixed 180	30	3,018,008	0.63	100,600	8.566	177.33	582	67.0
Fixed 240	15	1,852,222	0.39	123,481	8.602	238.48	611	73.9
Fixed 300	8	1,443,151	0.30	180,394	7.532	299.88	586	72.9
Fixed 360	642	116,077,632	24.38	180,806	8.584	359.35	601	78.7
Fixed 480	168	39,037,583	8.20	232,367	8.256	479.55	599	80.8
Total	2,074	476,029,274	100.00

Mortgage Loan Principal Balances for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	2	32,569	0.01	16,284	11.588	263.24	547	54.0
25,000.01 - 50,000.00	26	1,113,160	0.23	42,814	10.379	302.99	582	65.4
50,000.01 - 75,000.00	131	8,289,696	1.74	63,280	10.140	358.36	598	76.6
75,000.01 - 100,000.00	192	16,660,471	3.50	86,773	9.347	360.35	590	77.7
100,000.01 - 150,000.00	419	52,187,001	10.96	124,551	9.019	373.29	597	79.8
150,000.01 - 200,000.00	367	63,988,443	13.44	174,355	8.586	380.02	599	78.9
200,000.01 - 250,000.00	236	52,932,992	11.12	224,292	8.410	381.13	613	81.3
250,000.01 - 300,000.00	191	52,657,590	11.06	275,694	8.256	385.59	616	81.6
300,000.01 - 350,000.00	121	39,111,223	8.22	323,233	8.152	380.51	620	80.4
350,000.01 - 400,000.00	100	37,298,077	7.84	372,981	7.757	379.36	630	79.9
400,000.01 - 450,000.00	93	39,841,316	8.37	428,401	8.092	395.15	616	80.7
450,000.01 - 500,000.00	61	29,173,806	6.13	478,259	7.908	392.65	618	80.5
500,000.01 - 550,000.00	50	26,368,378	5.54	527,368	8.007	375.58	641	80.6
550,000.01 - 600,000.00	33	18,967,174	3.98	574,763	7.662	380.66	624	77.9
600,000.01 - 650,000.00	23	14,403,288	3.03	626,230	8.056	379.38	631	76.1
650,000.01 - 700,000.00	8	5,384,351	1.13	673,044	7.429	387.97	631	72.8
700,000.01 - 750,000.00	8	5,855,628	1.23	731,953	8.384	418.65	604	82.9
750,000.01 - 800,000.00	1	780,000	0.16	780,000	8.500	360.00	527	65.0
800,000.01 - 850,000.00	2	1,612,031	0.34	806,016	8.173	358.50	677	75.0
850,000.01 - 900,000.00	3	2,646,250	0.56	882,083	7.538	358.64	649	77.4
Greater than 900,000.00	7	6,725,830	1.41	960,833	6.429	374.85	680	71.5
Total	2,074	476,029,274	100.00

State Distribution of the Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	36	4,760,018	1.00	132,223	9.426	354.75	598	85.1
Alaska	2	320,000	0.07	160,000	9.351	409.88	690	89.2
Arizona	88	19,461,349	4.09	221,152	8.022	389.14	625	78.9
Arkansas	5	700,992	0.15	140,198	8.741	401.33	616	88.6
California	334	120,597,331	25.33	361,070	7.462	386.35	626	75.4
Colorado	26	5,131,202	1.08	197,354	8.221	378.80	620	80.7
Connecticut	23	5,450,193	1.14	236,965	8.934	406.05	590	80.3
Delaware	6	1,558,437	0.33	259,740	7.867	369.19	621	86.4
District of Columbia	4	1,040,025	0.22	260,006	7.853	359.00	618	64.6
Florida	331	70,756,465	14.86	213,766	8.335	378.09	613	78.9
Georgia	46	9,067,374	1.90	197,117	8.968	385.23	606	83.6
Hawaii	18	5,168,044	1.09	287,114	7.711	391.30	633	72.3
Idaho	20	3,863,062	0.81	193,153	8.090	374.05	624	76.8
Illinois	39	9,939,194	2.09	254,851	9.002	383.78	641	83.2
Indiana	18	2,385,172	0.50	132,510	9.445	370.32	600	84.3
Iowa	4	344,048	0.07	86,012	10.035	357.19	565	85.3
Kansas	4	321,400	0.07	80,350	11.405	360.00	615	90.3
Kentucky	13	1,695,806	0.36	130,447	8.830	356.17	592	86.8
Louisiana	37	4,811,385	1.01	130,037	9.407	347.99	598	86.0
Maine	10	1,843,828	0.39	184,383	9.762	359.59	624	78.2
Maryland	40	14,812,991	3.11	370,325	7.978	372.81	630	79.8
Massachusetts	20	8,562,292	1.80	428,115	8.349	382.65	609	72.3
Michigan	30	3,751,326	0.79	125,044	9.323	368.90	605	84.1
Minnesota	14	3,295,016	0.69	235,358	9.660	367.50	591	78.4
Mississippi	18	2,237,338	0.47	124,297	8.861	367.04	594	84.5
Missouri	44	5,744,318	1.21	130,553	9.009	369.66	613	84.7
Montana	8	2,376,009	0.50	297,001	8.981	368.55	586	74.9
Nebraska	4	480,722	0.10	120,181	8.397	359.64	639	90.8
Nevada	39	10,091,006	2.12	258,744	7.712	395.04	627	82.9
New Hampshire	7	1,503,617	0.32	214,802	8.607	377.91	588	79.8
New Jersey	61	18,808,193	3.95	308,331	8.648	386.92	599	80.3
New Mexico	7	1,247,511	0.26	178,216	9.646	385.06	614	84.4
New York	43	17,032,804	3.58	396,112	8.600	403.18	625	82.4
North Carolina	36	6,913,553	1.45	192,043	9.110	373.76	606	85.5
North Dakota	2	220,955	0.05	110,478	9.062	423.25	567	90.3
Ohio	29	2,714,275	0.57	93,596	9.952	382.17	593	82.5
Oklahoma	24	2,426,420	0.51	101,101	9.419	337.81	608	83.9
Oregon	34	8,150,555	1.71	239,722	7.947	389.29	620	80.7
Pennsylvania	75	11,315,198	2.38	150,869	9.188	369.27	585	82.3
Rhode Island	6	1,355,500	0.28	225,917	8.235	411.96	584	72.9
South Carolina	27	4,785,922	1.01	177,256	8.765	383.08	606	82.0
South Dakota	1	242,250	0.05	242,250	8.750	360.00	611	85.0
Tennessee	46	5,930,355	1.25	128,921	9.973	390.77	606	86.7
Texas	183	24,825,622	5.22	135,659	9.371	351.42	593	85.1
Utah	26	5,483,983	1.15	210,922	8.198	383.24	626	80.7
Virginia	69	15,972,504	3.36	231,486	7.900	377.71	616	81.6
Washington	84	21,527,197	4.52	256,276	8.370	389.68	610	82.5
West Virginia	4	318,124	0.07	79,531	10.915	393.78	596	79.0
Wisconsin	24	3,858,061	0.81	160,753	10.003	363.17	590	82.9
Wyoming	5	830,333	0.17	166,067	8.831	359.59	611	87.0
Total	2,074	476,029,274	100.00

Loan-to-Value Ratios for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	109	19,852,478	4.17	182,133	7.432	380.66	597	40.6
50.01 - 55.00	46	8,489,564	1.78	184,556	7.878	380.49	584	52.9
55.01 - 60.00	58	14,959,342	3.14	257,920	7.752	365.54	591	58.2
60.01 - 65.00	79	17,557,528	3.69	222,247	7.622	378.58	597	63.5
65.01 - 70.00	127	32,284,417	6.78	254,208	8.105	383.63	603	68.5
70.01 - 75.00	175	40,646,866	8.54	232,268	8.050	380.28	608	73.8
75.01 - 80.00	476	118,135,640	24.82	248,184	7.733	374.01	643	79.6
80.01 - 85.00	281	64,255,999	13.50	228,669	8.601	395.04	590	84.3
85.01 - 90.00	475	105,341,028	22.13	221,771	8.823	382.25	612	89.6
90.01 - 95.00	174	38,919,392	8.18	223,675	9.168	380.22	619	94.6
95.01 - 100.00	74	15,587,018	3.27	210,635	9.744	378.93	634	99.9
Total	2,074	476,029,274	100.00

Combined Loan-to-Value Ratios(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	105	18,711,360	3.93	178,203	7.475	382.02	592	40.8
50.01 - 55.00	47	9,221,044	1.94	196,192	7.766	376.11	594	51.3
55.01 - 60.00	57	14,839,342	3.12	260,339	7.750	365.58	591	58.2
60.01 - 65.00	79	17,557,528	3.69	222,247	7.622	378.58	597	63.5
65.01 - 70.00	126	31,017,417	6.52	246,170	8.153	384.63	601	68.5
70.01 - 75.00	164	38,094,479	8.00	232,283	8.105	381.89	603	73.8
75.01 - 80.00	304	71,597,997	15.04	235,520	8.202	380.60	607	79.0
80.01 - 85.00	281	64,193,449	13.49	228,446	8.601	395.08	590	84.2
85.01 - 90.00	480	106,604,063	22.39	222,092	8.804	381.90	613	89.4
90.01 - 95.00	192	44,958,861	9.44	234,161	8.816	377.38	631	92.5
95.01 - 100.00	239	59,233,733	12.44	247,840	7.788	368.48	680	85.1
Total	2,074	476,029,274	100.00

(1)   The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.000 or Less	4	2,366,924	0.50	591,731	3.800	356.37	716	72.5
4.001 - 4.500	5	2,080,324	0.44	416,065	4.359	358.71	683	76.6
4.501 - 5.000	6	2,165,408	0.45	360,901	4.891	358.46	701	70.9
5.001 - 5.500	22	8,659,747	1.82	393,625	5.346	362.38	703	73.8
5.501 - 6.000	28	9,190,220	1.93	328,222	5.858	372.58	699	74.3
6.001 - 6.500	90	29,616,495	6.22	329,072	6.364	375.69	674	73.5
6.501 - 7.000	170	49,933,470	10.49	293,726	6.829	373.69	641	75.7
7.001 - 7.500	214	56,706,122	11.91	264,982	7.348	385.59	625	77.5
7.501 - 8.000	284	70,390,927	14.79	247,855	7.819	385.29	605	77.5
8.001 - 8.500	203	48,316,199	10.15	238,011	8.332	382.57	605	79.3
8.501 - 9.000	251	51,076,028	10.73	203,490	8.803	386.49	596	81.9
9.001 - 9.500	191	39,222,515	8.24	205,353	9.316	384.15	590	82.0
9.501 - 10.000	222	43,001,983	9.03	193,703	9.777	385.72	586	83.4
10.001 - 10.500	114	21,529,841	4.52	188,858	10.309	377.23	602	85.5
10.501 - 11.000	111	19,324,679	4.06	174,096	10.771	373.79	579	87.3
11.001 - 11.500	67	9,536,785	2.00	142,340	11.291	370.17	609	88.0
11.501 - 12.000	44	6,316,924	1.33	143,566	11.753	364.93	603	89.2
12.001 - 12.500	30	5,092,119	1.07	169,737	12.248	388.07	585	88.2
12.501 - 13.000	9	832,841	0.17	92,538	12.748	368.61	587	81.9
13.001 - 13.500	3	337,710	0.07	112,570	13.255	341.42	542	92.8
13.501 - 14.000	2	113,774	0.02	56,887	13.625	359.03	590	84.5
Greater than 14.000	4	218,240	0.05	54,560	14.444	387.62	618	88.9
Total	2,074	476,029,274	100.00

Types of Mortgaged Properties for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	1,526	336,368,803	70.66	220,425	8.328	382.01	610	79.0
Planned Unit Development	353	95,702,702	20.10	271,112	8.024	377.01	626	82.1
Low-Rise Condominium	118	25,524,915	5.36	216,313	8.644	376.59	620	80.5
Two Family Home	47	10,473,030	2.20	222,830	9.067	391.83	627	81.3
High-Rise Condominium	9	3,456,474	0.73	384,053	9.748	374.09	633	82.1
Manufactured Housing(1)	12	1,721,248	0.36	143,437	9.172	389.11	652	68.8
Three Family Home	5	1,582,300	0.33	316,460	9.210	359.67	622	83.5
Four Family Home	4	1,199,801	0.25	299,950	7.106	380.76	637	55.5
Total	2,074	476,029,274	100.00

(1) Treated as real property.

Loan Purposes for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	1,211	282,498,338	59.34	233,277	8.252	387.67	596	76.8
Purchase	675	153,433,392	32.23	227,309	8.600	372.25	644	85.4
Refinance - Rate/Term	188	40,097,545	8.42	213,285	7.653	365.38	637	78.7
Total	2,074	476,029,274	100.00

Occupancy Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	1,935	450,614,668	94.66	232,876	8.278	381.40	613	79.8
Investment Property	110	17,695,949	3.72	160,872	9.282	372.65	641	78.7
Second Home	29	7,718,657	1.62	266,161	8.174	365.87	688	78.3
Total	2,074	476,029,274	100.00

(1) Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	5	262,852	0.06	52,570	9.602	100.30	618	74.0
121 - 180	30	3,011,997	0.63	100,400	8.552	178.09	581	67.3
181 - 300	34	3,931,511	0.83	115,633	8.632	266.64	598	74.1
301 - 360	1,636	374,120,562	78.59	228,680	8.280	358.96	622	79.8
Greater than 360	369	94,702,352	19.89	256,646	8.422	479.18	590	79.8
Total	2,074	476,029,274	100.00

Loan Documentation Types for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	1,378	284,834,993	59.84	206,702	8.520	384.88	595	81.7
Stated Income	487	125,000,361	26.26	256,674	8.863	383.33	612	76.4
Reduced	128	40,549,348	8.52	316,792	6.360	360.08	712	77.2
Full/Alternative	43	12,639,297	2.66	293,937	6.440	356.18	701	78.0
Stated Income/Stated Asset	16	6,250,434	1.31	390,652	6.142	355.33	698	76.3
No Ratio	11	3,830,362	0.80	348,215	6.684	357.76	716	80.0
No Income/No Asset	10	2,632,478	0.55	263,248	6.675	357.68	689	73.0
Streamlined	1	292,000	0.06	292,000	6.500	359.00	683	80.0
Total	2,074	476,029,274	100.00

Credit Bureau Risk Scores(1) for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	3	972,868	0.20	324,289	6.206	355.24	802	68.4
781 - 800	14	5,344,631	1.12	381,759	6.166	380.14	791	75.5
761 - 780	17	6,259,119	1.31	368,183	6.497	356.59	772	78.6
741 - 760	21	7,558,003	1.59	359,905	6.408	356.66	752	78.7
721 - 740	28	7,994,260	1.68	285,509	6.413	359.87	731	77.8
701 - 720	54	15,799,905	3.32	292,591	7.236	363.21	711	79.6
681 - 700	61	18,846,536	3.96	308,960	7.308	364.98	690	80.9
661 - 680	113	30,202,704	6.34	267,281	7.843	373.24	671	82.5
641 - 660	188	41,490,684	8.72	220,695	8.186	371.95	650	81.0
621 - 640	244	55,325,948	11.62	226,746	8.293	378.09	630	83.1
601 - 620	329	77,656,955	16.31	236,039	8.394	380.69	611	81.7
581 - 600	316	75,664,635	15.89	239,445	8.611	380.41	591	80.7
561 - 580	250	47,032,445	9.88	188,130	8.738	397.49	571	77.8
541 - 560	202	41,449,422	8.71	205,195	8.679	391.07	551	76.0
521 - 540	137	27,573,398	5.79	201,266	9.307	399.74	530	75.2
501 - 520	94	16,508,260	3.47	175,620	9.500	390.07	512	71.3
500 or Less	3	349,501	0.07	116,500	9.143	422.49	500	65.3
Total	2,074	476,029,274	100.00

(1)   The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Group 2 Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	1,656	388,161,482	81.54	234,397	8.234	378.76	624	81.0
A-	139	32,063,802	6.74	230,675	8.658	381.41	582	76.3
B	169	35,402,008	7.44	209,479	8.713	393.99	571	74.1
C	84	16,339,056	3.43	194,513	8.677	392.61	578	72.2
C-	13	1,991,808	0.42	153,216	8.401	397.75	577	63.2
D	13	2,071,117	0.44	159,317	8.178	423.74	564	54.9
Total	2,074	476,029,274	100.00

Prepayment Penalty Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	520	137,023,234	28.78	263,506	8.283	374.87	635	79.4
6	2	806,016	0.17	403,008	6.931	355.09	699	80.0
12	106	34,312,285	7.21	323,701	8.329	385.31	625	78.1
24	587	143,247,680	30.09	244,034	8.534	386.54	600	82.3
36	153	37,660,475	7.91	246,147	7.599	364.97	644	75.5
60	706	122,979,583	25.83	174,192	8.314	384.58	598	78.8
Total	2,074	476,029,274	100.00

Months to Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	5	28	8,400,436	2.67	300,016	7.777	353.65	627	82.2
7 - 12	10	25	10,203,822	3.25	408,153	5.479	355.17	704	75.9
13 - 18	16	16	6,641,627	2.11	415,102	7.178	351.53	681	78.3
19 - 24	23	902	224,984,677	71.57	249,429	8.736	386.02	602	81.4
25 - 31	30	7	1,865,697	0.59	266,528	6.872	354.09	670	74.7
32 - 37	35	100	24,510,522	7.80	245,105	7.356	369.98	646	74.0
38 or Greater	59	129	37,770,752	12.01	292,797	6.793	368.33	694	78.0
Total		1,207	314,377,533	100.00

Gross Margins for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	475,375	0.15	237,687	4.209	357.00	645	61.4
2.001 - 3.000	185	59,948,980	19.07	324,049	6.349	358.91	711	76.9
3.001 - 4.000	19	4,675,565	1.49	246,082	7.253	356.80	676	82.0
4.001 - 5.000	26	6,632,162	2.11	255,083	7.665	369.41	633	81.8
5.001 - 6.000	77	19,272,795	6.13	250,296	8.307	383.46	596	76.9
6.001 - 7.000	471	131,743,061	41.91	279,709	8.531	384.42	606	82.2
7.001 - 8.000	378	81,968,056	26.07	216,847	9.042	388.61	589	79.4
8.001 - 9.000	45	8,889,919	2.83	197,554	9.380	387.99	599	81.8
9.001 - 10.000	3	601,629	0.19	200,543	10.672	358.86	666	94.8
10.001 - 11.000	1	169,993	0.05	169,993	11.250	359.00	615	95.0
Total	1,207	314,377,533	100.00

(1) The weighted average Gross Margin for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 5.929%.

Maximum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
8.001 - 9.000	1	360,092	0.11	360,092	2.875	357.00	643	57.0
9.001 - 10.000	3	2,006,833	0.64	668,944	3.966	356.25	729	75.3
10.001 - 10.500	5	2,080,324	0.66	416,065	4.359	358.71	683	76.6
10.501 - 11.000	9	3,596,784	1.14	399,643	5.392	357.59	729	72.4
11.001 - 11.500	31	11,917,014	3.79	384,420	5.660	357.20	714	76.6
11.501 - 12.000	35	11,151,470	3.55	318,613	6.349	356.81	707	76.9
12.001 - 12.500	53	16,724,306	5.32	315,553	6.533	363.61	699	73.6
12.501 - 13.000	52	15,183,497	4.83	291,990	6.764	367.29	683	79.1
13.001 - 13.500	47	14,644,791	4.66	311,591	6.991	365.88	659	77.0
13.501 - 14.000	77	25,071,808	7.98	325,608	7.303	381.91	615	74.7
14.001 - 14.500	99	29,434,936	9.36	297,323	7.564	387.67	607	78.0
14.501 - 15.000	140	36,612,044	11.65	261,515	7.988	391.02	594	79.3
15.001 - 15.500	110	29,925,733	9.52	272,052	8.608	387.50	598	80.3
15.501 - 16.000	167	36,989,125	11.77	221,492	9.061	392.77	595	82.8
16.001 - 16.500	102	22,207,921	7.06	217,725	9.373	380.49	596	82.9
16.501 - 17.000	99	21,929,132	6.98	221,506	9.871	386.28	586	84.8
17.001 - 17.500	58	13,481,776	4.29	232,444	10.355	373.99	617	86.2
17.501 - 18.000	42	9,122,108	2.90	217,193	10.818	376.31	579	88.0
18.001 - 18.500	33	5,602,163	1.78	169,763	11.303	370.27	614	87.7
18.501 - 19.000	22	2,927,764	0.93	133,080	11.781	357.74	611	92.0
19.001 - 19.500	13	2,490,375	0.79	191,567	12.256	405.59	587	90.2
Greater than 19.500	9	917,539	0.29	101,949	12.997	367.69	580	87.5
Total	1,207	314,377,533	100.00

(1) The weighted average Maximum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 14.800%.

Initial Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	17	5,757,807	1.83	338,695	7.956	359.29	606	82.1
1.500	671	167,365,385	53.24	249,427	8.818	387.05	604	82.9
2.000	59	19,568,267	6.22	331,666	5.917	359.05	688	74.1
2.990	1	130,000	0.04	130,000	7.899	360.00	505	61.6
3.000	350	89,301,661	28.41	255,148	8.225	379.40	611	76.4
5.000	32	10,246,175	3.26	320,193	6.959	364.44	702	80.3
6.000	77	22,008,236	7.00	285,821	6.358	358.21	722	78.8
Total	1,207	314,377,533	100.00

 (1) The weighted average Initial Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.378%.

Subsequent Periodic Rate Caps for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	342	90,159,068	28.68	263,623	8.178	376.21	613	77.0
1.500	709	175,918,143	55.96	248,121	8.774	387.20	604	82.6
2.000	156	48,300,322	15.36	309,617	6.280	359.92	709	77.0
Total	1,207	314,377,533	100.00

 (1) The weighted average Subsequent Periodic Rate Cap for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.433%.

Minimum Mortgage Rates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	475,375	0.15	237,687	4.209	357.00	645	61.4
2.001 - 3.000	171	56,843,684	18.08	332,419	6.330	359.06	712	76.9
3.001 - 4.000	10	2,541,025	0.81	254,103	6.912	357.68	685	85.6
4.001 - 5.000	4	1,088,774	0.35	272,193	5.884	358.17	641	86.0
5.001 - 6.000	8	2,958,271	0.94	369,784	5.747	413.94	614	70.3
6.001 - 7.000	83	27,598,290	8.78	332,510	6.687	375.02	635	75.6
7.001 - 8.000	235	66,315,054	21.09	282,192	7.645	390.18	601	77.6
8.001 - 9.000	232	60,819,416	19.35	262,153	8.608	387.79	600	81.1
9.001 - 10.000	264	58,033,450	18.46	219,824	9.553	385.17	589	82.9
Greater than 10.000	198	37,704,194	11.99	190,425	10.925	375.38	600	87.6
Total	1,207	314,377,533	100.00

(1) The weighted average Minimum Mortgage Rate for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.459%.

Next Adjustment Dates for the Group 2 Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
June 2007	1	239,250	0.08	239,250	6.625	349.00	752	80.0
August 2007	1	360,092	0.11	360,092	2.875	357.00	643	57.0
September 2007	2	290,507	0.09	145,253	7.720	356.51	607	91.3
October 2007	11	3,635,145	1.16	330,468	7.975	353.54	628	86.1
November 2007	13	3,875,442	1.23	298,111	8.122	353.51	618	80.4
December 2007	1	118,712	0.04	118,712	9.875	343.00	598	100.0
January 2008	3	1,646,769	0.52	548,923	4.151	354.92	723	75.3
February 2008	6	3,164,847	1.01	527,475	5.035	357.00	716	68.4
March 2008	4	1,317,718	0.42	329,429	4.916	355.09	731	89.3
April 2008	6	1,939,635	0.62	323,272	6.208	353.43	697	78.8
May 2008	5	2,016,141	0.64	403,228	6.667	354.92	665	75.4
June 2008	2	693,213	0.22	346,606	8.510	344.48	568	90.9
July 2008	1	429,500	0.14	429,500	6.875	350.00	646	70.4
August 2008	4	1,383,754	0.44	345,938	8.209	351.00	626	78.7
September 2008	4	1,585,494	0.50	396,374	6.947	352.00	717	78.2
October 2008	2	732,100	0.23	366,050	6.815	353.00	742	66.0
November 2008	6	2,210,910	0.70	368,485	6.402	354.18	707	79.9
December 2008	5	633,468	0.20	126,694	8.258	353.92	620	88.1
January 2009	14	4,433,922	1.41	316,709	7.675	370.36	678	80.4
February 2009	30	7,402,024	2.35	246,734	8.158	380.37	662	80.2
March 2009	94	22,649,327	7.20	240,950	8.419	375.14	602	80.9
April 2009	308	78,226,319	24.88	253,982	8.720	389.32	594	80.7
May 2009	448	111,246,274	35.39	248,318	8.903	387.21	600	82.0
August 2009	1	233,100	0.07	233,100	7.125	351.00	798	90.0
October 2009	1	336,800	0.11	336,800	6.375	353.00	705	80.0
November 2009	1	89,500	0.03	89,500	5.750	354.00	625	41.6
December 2009	4	1,206,297	0.38	301,574	7.045	355.00	638	72.7
January 2010	3	490,000	0.16	163,333	7.824	356.00	654	77.5
February 2010	16	3,494,374	1.11	218,398	7.108	357.03	684	75.6
March 2010	15	4,797,775	1.53	319,852	7.095	358.00	686	75.7
April 2010	38	8,132,066	2.59	214,002	7.317	375.40	630	72.0
May 2010	28	7,596,306	2.42	271,297	7.645	378.59	622	74.2
December 2011	1	296,095	0.09	296,095	7.250	355.00	676	80.0
January 2012	2	367,962	0.12	183,981	6.793	356.00	734	78.4
February 2012	6	1,853,167	0.59	308,861	6.820	357.00	713	80.0
March 2012	24	7,356,385	2.34	306,516	6.744	358.00	705	80.5
April 2012	64	18,450,850	5.87	288,295	6.606	364.98	703	78.3
May 2012	30	8,609,493	2.74	286,983	7.317	388.70	651	74.3
March 2014	1	541,600	0.17	541,600	5.375	358.00	797	80.0
April 2014	1	295,200	0.09	295,200	6.375	359.00	716	80.0
Total	1,207	314,377,533	100.00

(1) The weighted average Next Adjustment Date for the Group 2 Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is August 2009.

Interest Only Periods for the Group 2 Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,621	338,945,943	71.20	209,097	8.623	389.67	598	79.3
36	3	748,900	0.16	249,633	5.342	358.02	676	71.8
60	285	84,854,930	17.83	297,737	8.112	359.05	629	83.1
120	165	51,479,502	10.81	311,997	6.651	358.82	702	76.9
Total	2,074	476,029,274	100.00

THE MORTGAGE LOANS

Mortgage Loan Programs for the Mortgage Loans
in the Statistical Calculation Pool

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year 6-month LIBOR	32	10,199,803	1.17	318,744	8.184	359.43	586	79.5
30-Year 6-month LIBOR - 120-month Interest Only	1	160,000	0.02	160,000	7.500	354.00	620	80.0
30-Year 6-month LIBOR - 60-month Interest Only	1	231,920	0.03	231,920	8.000	353.00	717	80.0
30-Year 1-year CMT	5	2,080,460	0.24	416,092	5.248	357.80	713	71.1
30-Year 12-month LIBOR	12	7,315,560	0.84	609,630	4.878	356.76	712	78.0
30-Year 12-month LIBOR - 60-month Interest Only	2	388,048	0.04	194,024	6.433	347.08	748	80.0
2/28 6-month LIBOR	1,196	219,419,569	25.26	183,461	9.039	359.30	590	79.7
2/33 6-month LIBOR	1	419,863	0.05	419,863	9.150	419.00	572	79.5
2/38 6-month LIBOR	554	129,344,245	14.89	233,473	8.454	479.53	578	77.6
2/28 6-month LIBOR -120-month Interest Only	21	8,652,832	1.00	412,040	6.777	354.21	717	78.3
2/28 6-month LIBOR - 60-month Interest Only	257	75,908,785	8.74	295,365	8.144	359.09	629	83.1
2/28 6-month LIBOR - 40/30-Year Balloon	129	31,338,429	3.61	242,934	8.339	358.50	572	72.6
3/27 12-month LIBOR	3	627,445	0.07	209,148	7.209	353.36	690	80.0
3/27 6-month LIBOR	61	10,292,450	1.18	168,729	8.424	356.03	600	73.4
3/37 12-month LIBOR	2	257,526	0.03	128,763	8.011	479.00	666	80.0
3/37 6-month LIBOR	19	4,732,090	0.54	249,057	8.204	479.61	582	79.9
3/27 6-month LIBOR - 120-month Interest Only	17	4,816,413	0.55	283,318	6.659	357.09	675	76.0
3/27 6-month LIBOR - 60-month Interest Only	20	5,993,422	0.69	299,671	7.523	358.60	649	83.1
3/27 12-month LIBOR - 120-month Interest Only	24	5,719,142	0.66	238,298	6.585	358.95	676	66.7
3/27 12-month LIBOR - 36-month Interest Only	3	748,900	0.09	249,633	5.342	358.02	676	71.8
3/27 12-month LIBOR - 60-month Interest Only	1	344,850	0.04	344,850	5.750	358.00	697	80.0
3/27 6-month LIBOR - 40/30-Year Balloon	25	4,647,288	0.54	185,892	8.298	358.69	568	69.7
5/25 6-month LIBOR	37	7,291,081	0.84	197,056	8.236	359.31	607	75.1
5/35 12-month LIBOR	1	83,970	0.01	83,970	7.250	479.00	716	80.0
5/35 6-month LIBOR	20	4,686,495	0.54	234,325	7.502	479.60	604	70.5
5/25 6-month LIBOR - 120-month Interest Only	84	25,124,716	2.89	299,104	6.541	358.67	703	77.9
5/25 12-month LIBOR - 120-month Interest Only	15	6,020,476	0.69	401,365	7.047	359.15	711	80.6
5/35 12-month LIBOR - 120-month Interest Only	2	424,122	0.05	212,061	7.550	479.00	724	80.0
5/25 6-month LIBOR - 40/30-Year Balloon	2	482,089	0.06	241,045	7.482	359.00	589	85.4
7/23 6-month LIBOR - 120-month Interest Only	2	836,800	0.10	418,400	5.728	358.35	768	80.0
10-Year Fixed	7	438,646	0.05	62,664	10.003	109.19	586	72.6
15-Year Fixed	62	7,094,239	0.82	114,423	8.477	178.62	589	70.1
15-Year Fixed - Credit Comeback	2	269,462	0.03	134,731	8.078	179.31	582	49.2
20-Year Fixed	28	3,496,397	0.40	124,871	8.372	239.08	597	74.3
25-Year Fixed	10	1,622,650	0.19	162,265	7.661	299.90	583	73.7
30-Year Fixed	1,180	187,288,571	21.56	158,719	8.710	359.17	594	77.2
30-Year Fixed - Credit Comeback	74	11,416,968	1.31	154,283	8.999	359.34	586	77.7
40-Year Fixed	274	59,471,739	6.85	217,050	8.431	479.56	594	80.1
40-Year Fixed - Credit Comeback	10	1,416,872	0.16	141,687	9.330	479.81	585	83.1

Mortgage Loan Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
30-Year Fixed - 60-month Interest Only	66	17,938,675	2.07	271,798	7.899	359.58	640	80.7
40/30-Year Fixed Balloon	43	9,569,079	1.10	222,537	8.562	358.86	572	69.5
Total	4,305	868,612,087	100.00

Original Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Original Term (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
ARM 360	1,950	428,640,479	49.35	219,816	8.359	358.86	613	79.1
ARM 420	1	419,863	0.05	419,863	9.150	419.00	572	79.5
ARM 480	598	139,528,448	16.06	233,325	8.409	479.54	580	77.4
Fixed 120	7	438,646	0.05	62,664	10.003	109.19	586	72.6
Fixed 180	64	7,363,701	0.85	115,058	8.462	178.64	589	69.3
Fixed 240	28	3,496,397	0.40	124,871	8.372	239.08	597	74.3
Fixed 300	10	1,622,650	0.19	162,265	7.661	299.90	583	73.7
Fixed 360	1,363	226,213,293	26.04	165,967	8.654	359.20	596	77.1
Fixed 480	284	60,888,610	7.01	214,397	8.452	479.57	594	80.2
Total	4,305	868,612,087	100.00

Mortgage Loan Principal Balances for the Mortgage Loans
in the Statistical Calculation Pool

Range of Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.01 - 25,000.00	2	32,569	0.00	16,284	11.588	263.24	547	54.0
25,000.01 - 50,000.00	49	2,226,292	0.26	45,435	10.230	320.27	581	61.9
50,000.01 - 75,000.00	303	19,295,703	2.22	63,682	10.155	356.58	586	75.5
75,000.01 - 100,000.00	457	40,276,329	4.64	88,132	9.311	366.05	583	75.8
100,000.01 - 150,000.00	1,021	126,943,505	14.61	124,333	9.070	377.50	586	78.7
150,000.01 - 200,000.00	826	144,103,917	16.59	174,460	8.566	383.67	592	77.5
200,000.01 - 250,000.00	504	112,785,417	12.98	223,781	8.417	388.57	598	78.9
250,000.01 - 300,000.00	384	105,709,190	12.17	275,284	8.221	390.57	600	78.4
300,000.01 - 350,000.00	241	77,910,573	8.97	323,280	8.242	390.95	604	78.3
350,000.01 - 400,000.00	189	70,482,781	8.11	372,925	8.022	390.14	613	78.9
400,000.01 - 450,000.00	125	53,026,025	6.10	424,208	8.067	393.61	614	80.3
450,000.01 - 500,000.00	67	32,048,340	3.69	478,333	7.903	395.18	618	79.9
500,000.01 - 550,000.00	52	27,396,895	3.15	526,863	8.044	377.19	640	80.8
550,000.01 - 600,000.00	33	18,967,174	2.18	574,763	7.662	380.66	624	77.9
600,000.01 - 650,000.00	23	14,403,288	1.66	626,230	8.056	379.38	631	76.1
650,000.01 - 700,000.00	8	5,384,351	0.62	673,044	7.429	387.97	631	72.8
700,000.01 - 750,000.00	8	5,855,628	0.67	731,953	8.384	418.65	604	82.9
750,000.01 - 800,000.00	1	780,000	0.09	780,000	8.500	360.00	527	65.0
800,000.01 - 850,000.00	2	1,612,031	0.19	806,016	8.173	358.50	677	75.0
850,000.01 - 900,000.00	3	2,646,250	0.30	882,083	7.538	358.64	649	77.4
Greater than 900,000.00	7	6,725,830	0.77	960,833	6.429	374.85	680	71.5
Total	4,305	868,612,087	100.00

State Distribution of the Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Alabama	69	8,607,750	0.99	124,750	9.427	367.28	598	83.9
Alaska	14	2,916,571	0.34	208,326	8.659	396.15	602	82.0
Arizona	177	34,717,830	4.00	196,146	8.300	394.01	609	77.9
Arkansas	29	3,566,534	0.41	122,984	9.263	372.41	600	85.9
California	554	179,336,598	20.65	323,712	7.600	392.07	614	73.8
Colorado	56	10,751,297	1.24	191,987	8.509	388.99	595	80.1
Connecticut	63	13,035,112	1.50	206,907	8.778	400.79	587	78.6
Delaware	13	3,025,596	0.35	232,738	7.905	376.64	610	82.6
District of Columbia	14	3,893,772	0.45	278,127	8.187	398.69	608	66.7
Florida	578	112,938,030	13.00	195,395	8.389	384.59	602	77.9
Georgia	152	23,801,357	2.74	156,588	9.264	375.41	595	83.6
Hawaii	24	7,232,461	0.83	301,353	7.911	400.15	628	72.8
Idaho	44	7,331,623	0.84	166,628	8.379	378.66	612	78.1
Illinois	127	25,300,056	2.91	199,213	9.007	381.97	609	80.7
Indiana	47	5,970,344	0.69	127,029	9.325	376.20	582	80.9
Iowa	19	1,877,022	0.22	98,791	9.536	394.48	577	84.2
Kansas	16	1,919,400	0.22	119,962	9.789	361.89	607	86.9
Kentucky	27	3,117,101	0.36	115,448	9.089	358.46	582	84.1
Louisiana	58	7,762,545	0.89	133,837	9.228	352.76	600	84.1
Maine	16	3,204,317	0.37	200,270	9.602	372.76	608	81.5
Maryland	128	31,937,705	3.68	249,513	8.357	387.79	606	77.9
Massachusetts	71	19,356,020	2.23	272,620	8.338	391.10	589	70.9
Michigan	77	9,198,641	1.06	119,463	9.461	372.46	594	82.6
Minnesota	48	9,610,842	1.11	200,226	9.009	365.55	589	79.7
Mississippi	37	4,243,084	0.49	114,678	8.920	359.56	599	84.9
Missouri	81	10,099,704	1.16	124,688	9.211	374.85	594	84.5
Montana	15	3,802,286	0.44	253,486	8.927	384.82	583	77.4
Nebraska	9	1,085,272	0.12	120,586	8.953	359.84	612	87.6
Nevada	74	18,929,239	2.18	255,801	7.871	393.44	608	81.7
New Hampshire	25	4,973,230	0.57	198,929	8.276	393.69	580	76.4
New Jersey	146	38,488,068	4.43	263,617	8.629	385.29	590	77.3
New Mexico	30	4,804,543	0.55	160,151	9.087	395.59	594	80.4
New York	146	41,114,733	4.73	281,608	8.446	395.84	597	76.1
North Carolina	89	15,258,253	1.76	171,441	9.433	376.05	596	82.2
North Dakota	4	559,830	0.06	139,957	9.067	457.36	568	85.1
Ohio	53	5,278,098	0.61	99,587	9.822	380.08	593	81.6
Oklahoma	44	4,660,585	0.54	105,922	9.273	351.17	595	81.9
Oregon	61	12,919,568	1.49	211,796	7.973	387.87	609	77.6
Pennsylvania	146	20,151,224	2.32	138,022	9.246	371.25	584	80.8
Rhode Island	12	2,823,699	0.33	235,308	8.183	395.57	571	74.8
South Carolina	57	8,316,933	0.96	145,911	8.990	378.05	592	79.9
South Dakota	3	463,930	0.05	154,643	9.036	359.52	622	85.9
Tennessee	89	11,483,229	1.32	129,025	9.531	377.39	603	84.5
Texas	378	47,158,769	5.43	124,759	9.183	351.98	590	82.3
Utah	53	11,098,547	1.28	209,407	8.404	378.96	610	79.2
Vermont	5	637,692	0.07	127,538	9.144	395.34	563	66.8
Virginia	119	25,149,912	2.90	211,344	8.059	385.52	607	79.5
Washington	148	35,725,638	4.11	241,389	8.251	401.39	596	80.3
West Virginia	14	1,556,235	0.18	111,160	9.116	392.13	580	82.2
Wisconsin	38	6,102,700	0.70	160,597	9.979	381.49	584	84.0
Wyoming	8	1,318,562	0.15	164,820	8.907	368.42	602	87.8
Total	4,305	868,612,087	100.00

Loan-to-Value Ratios for the Mortgage Loans
in the Statistical Calculation Pool

Range of Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	256	41,043,451	4.73	160,326	7.743	380.42	582	41.0
50.01 - 55.00	101	18,429,927	2.12	182,475	7.971	372.71	582	52.9
55.01 - 60.00	149	32,478,147	3.74	217,974	7.788	382.96	584	58.0
60.01 - 65.00	218	44,785,513	5.16	205,438	7.832	384.84	589	63.2
65.01 - 70.00	337	71,929,761	8.28	213,441	8.187	384.85	587	68.6
70.01 - 75.00	424	85,683,036	9.86	202,083	8.292	387.94	589	73.8
75.01 - 80.00	949	195,556,893	22.51	206,066	8.149	379.47	618	79.4
80.01 - 85.00	576	118,177,535	13.61	205,169	8.727	394.16	587	84.3
85.01 - 90.00	873	176,070,771	20.27	201,685	8.875	386.75	608	89.6
90.01 - 95.00	313	63,809,492	7.35	203,864	9.161	381.04	618	94.6
95.01 - 100.00	109	20,647,562	2.38	189,427	9.738	376.43	633	99.8
Total	4,305	868,612,087	100.00

Combined Loan-to-Value Ratios(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
50.00 or Less	250	39,554,412	4.55	158,218	7.782	381.25	579	41.0
50.01 - 55.00	103	19,455,872	2.24	188,892	7.892	370.70	588	52.0
55.01 - 60.00	146	31,975,318	3.68	219,009	7.782	383.33	584	58.0
60.01 - 65.00	218	44,678,342	5.14	204,947	7.829	384.90	590	63.2
65.01 - 70.00	336	70,400,761	8.10	209,526	8.221	385.41	585	68.6
70.01 - 75.00	410	82,998,372	9.56	202,435	8.325	388.82	586	73.7
75.01 - 80.00	755	145,105,240	16.71	192,192	8.513	384.57	591	79.1
80.01 - 85.00	573	117,750,235	13.56	205,498	8.724	394.19	587	84.2
85.01 - 90.00	881	177,649,848	20.45	201,646	8.864	386.52	608	89.4
90.01 - 95.00	332	70,059,560	8.07	211,023	8.937	379.44	625	93.2
95.01 - 100.00	301	68,984,128	7.94	229,183	7.941	368.63	674	85.8
Total	4,305	868,612,087	100.00

(1) The Combined Loan-to-Value Ratios presented in the foregoing table reflect only certain junior lien mortgage loans secured by the related Mortgaged Properties. See the definition of “Combined Loan-to-Value Ratio” under “The Mortgage Pool—Loan-to-Value Ratio” in the Prospectus Supplement.

Current Mortgage Rates for the Mortgage Loans
in the Statistical Calculation Pool

Range of Current Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
4.000 or Less	4	2,366,924	0.27	591,731	3.800	356.37	716	72.5
4.001 - 4.500	5	2,080,324	0.24	416,065	4.359	358.71	683	76.6
4.501 - 5.000	6	2,165,408	0.25	360,901	4.891	358.46	701	70.9
5.001 - 5.500	26	9,457,991	1.09	363,769	5.355	370.10	693	73.7
5.501 - 6.000	39	11,796,764	1.36	302,481	5.861	381.96	676	73.0
6.001 - 6.500	140	40,360,415	4.65	288,289	6.374	378.99	658	71.4
6.501 - 7.000	299	78,786,873	9.07	263,501	6.840	379.87	630	73.1
7.001 - 7.500	423	102,480,273	11.80	242,270	7.341	389.89	616	75.3
7.501 - 8.000	611	136,636,724	15.73	223,628	7.824	387.51	597	76.1
8.001 - 8.500	470	98,640,913	11.36	209,874	8.328	387.27	593	77.5
8.501 - 9.000	583	108,490,108	12.49	186,089	8.812	387.35	590	79.7
9.001 - 9.500	392	72,429,548	8.34	184,769	9.308	385.99	586	81.5
9.501 - 10.000	491	83,674,827	9.63	170,417	9.802	388.53	580	82.4
10.001 - 10.500	249	40,739,748	4.69	163,613	10.305	379.18	588	84.1
10.501 - 11.000	251	38,196,322	4.40	152,177	10.786	373.56	570	84.7
11.001 - 11.500	145	18,067,494	2.08	124,603	11.311	375.10	582	84.2
11.501 - 12.000	114	14,356,347	1.65	125,933	11.756	370.79	574	83.8
12.001 - 12.500	38	6,310,519	0.73	166,066	12.242	390.59	582	88.3
12.501 - 13.000	10	904,841	0.10	90,484	12.732	367.92	588	82.6
13.001 - 13.500	3	337,710	0.04	112,570	13.255	341.42	542	92.8
13.501 - 14.000	2	113,774	0.01	56,887	13.625	359.03	590	84.5
Greater than 14.000	4	218,240	0.03	54,560	14.444	387.62	618	88.9
Total	4,305	868,612,087	100.00

Types of Mortgaged Properties for the Mortgage Loans
in the Statistical Calculation Pool

Mortgaged Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Single Family Residence	3,353	646,070,696	74.38	192,684	8.479	385.00	598	77.8
Planned Unit Development	605	144,808,276	16.67	239,353	8.204	380.33	613	81.2
Low-Rise Condominium	187	37,467,968	4.31	200,363	8.703	385.26	610	78.8
Two Family Home	109	26,014,964	3.00	238,669	8.589	395.68	606	76.2
Three Family Home	17	5,366,229	0.62	315,661	8.591	383.07	610	73.9
High-Rise Condominium	13	4,393,386	0.51	337,953	9.693	373.84	634	84.0
Four Family Home	9	2,769,320	0.32	307,702	7.426	412.69	616	59.9
Manufactured Housing(1)	12	1,721,248	0.20	143,437	9.172	389.11	652	68.8
Total	4,305	868,612,087	100.00

(1)	Treated as real property.

Loan Purposes for the Mortgage Loans
in the Statistical Calculation Pool

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Refinance - Cash Out	3,078	620,382,174	71.42	201,554	8.429	389.12	589	76.1
Purchase	847	175,676,779	20.22	207,411	8.720	373.46	640	85.6
Refinance - Rate/Term	380	72,553,134	8.35	190,929	7.986	372.64	620	78.9
Total	4,305	868,612,087	100.00

Occupancy Types for the Mortgage Loans
in the Statistical Calculation Pool(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Owner Occupied	4,083	830,786,597	95.65	203,475	8.426	384.86	600	78.3
Investment Property	181	28,323,062	3.26	156,481	9.296	378.90	635	79.4
Second Home	41	9,502,429	1.09	231,767	8.147	377.05	671	75.5
Total	4,305	868,612,087	100.00

(1)	Based on representations by the borrowers at the time of origination of the related Mortgage Loans.

Remaining Terms to Stated Maturity for the Mortgage Loans
in the Statistical Calculation Pool

Range of Remaining Terms (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1 - 120	8	478,352	0.06	59,794	10.170	109.18	585	71.5
121 - 180	64	7,357,690	0.85	114,964	8.456	178.95	588	69.4
181 - 300	49	5,755,185	0.66	117,453	8.485	260.00	592	74.5
301 - 360	3,301	654,183,939	75.31	198,178	8.458	359.07	607	78.4
Greater than 360	883	200,836,921	23.12	227,448	8.424	479.42	584	78.3
Total	4,305	868,612,087	100.00

Loan Documentation Types for the Mortgage Loans
in the Statistical Calculation Pool

Loan Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
Full Documentation	3,114	572,948,166	65.96	183,991	8.524	386.72	588	79.7
Stated Income	982	229,470,001	26.42	233,676	8.864	386.71	606	75.0
Reduced	128	40,549,348	4.67	316,792	6.360	360.08	712	77.2
Full/Alternative	43	12,639,297	1.46	293,937	6.440	356.18	701	78.0
Stated Income/Stated Asset....	16	6,250,434	0.72	390,652	6.142	355.33	698	76.3
No Ratio	11	3,830,362	0.44	348,215	6.684	357.76	716	80.0
No Income/No Asset	10	2,632,478	0.30	263,248	6.675	357.68	689	73.0
Streamlined	1	292,000	0.03	292,000	6.500	359.00	683	80.0
Total	4,305	868,612,087	100.00

Credit Bureau Risk Scores(1) for the Mortgage Loans
in the Statistical Calculation Pool

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
801 - 820	4	1,107,754	0.13	276,939	6.285	355.70	802	71.1
781 - 800	14	5,344,631	0.62	381,759	6.166	380.14	791	75.5
761 - 780	18	6,456,319	0.74	358,684	6.501	356.70	772	78.8
741 - 760	25	8,062,984	0.93	322,519	6.570	356.79	752	79.2
721 - 740	35	9,231,486	1.06	263,757	6.616	364.03	731	77.7
701 - 720	65	17,703,902	2.04	272,368	7.279	360.61	710	78.8
681 - 700	82	23,192,167	2.67	282,831	7.435	364.79	689	81.1
661 - 680	180	42,700,156	4.92	237,223	7.877	376.82	671	81.9
641 - 660	353	73,164,331	8.42	207,264	8.161	374.15	649	80.8
621 - 640	458	97,157,643	11.19	212,135	8.245	381.30	630	81.6
601 - 620	619	129,543,842	14.91	209,279	8.414	383.59	611	81.0
581 - 600	642	132,401,631	15.24	206,233	8.580	384.85	590	79.0
561 - 580	585	106,371,111	12.25	181,831	8.630	397.46	571	76.6
541 - 560	525	94,824,032	10.92	180,617	8.828	390.61	551	74.8
521 - 540	411	73,417,776	8.45	178,632	9.213	397.07	530	74.1
501 - 520	280	46,682,989	5.37	166,725	9.431	387.34	512	70.8
500 or Less	9	1,249,331	0.14	138,815	8.944	423.98	500	65.9
Total	4,305	868,612,087	100.00

(1)
The Credit Bureau Risk Scores referenced in this table with respect to substantially all of the Mortgage Loans were obtained by the respective originators from one or more credit reporting agencies, and were determined at the time of origination.

Credit Grade Categories for the Mortgage Loans
in the Statistical Calculation Pool

Credit Grade Category	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
A	3,296	677,082,092	77.95	205,425	8.370	382.34	611	80.1
A-	322	66,411,680	7.65	206,247	8.633	387.54	574	75.0
B	420	78,871,484	9.08	187,789	8.714	395.87	569	72.3
C	222	39,363,782	4.53	177,314	8.956	391.74	566	68.3
C-	25	3,637,133	0.42	145,485	9.221	391.09	571	62.1
D	20	3,245,916	0.37	162,296	8.250	421.62	553	55.5
Total	4,305	868,612,087	100.00

Prepayment Penalty Periods for the Mortgage Loans
in the Statistical Calculation Pool

Prepayment Penalty Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	1,346	268,247,643	30.88	199,292	8.671	377.94	610	78.5
6	2	806,016	0.09	403,008	6.931	355.09	699	80.0
12	221	62,118,066	7.15	281,077	8.319	390.49	607	76.2
24	1,498	314,099,482	36.16	209,679	8.469	393.97	591	79.3
36	532	100,361,297	11.55	188,649	8.069	369.50	613	74.9
60	706	122,979,583	14.16	174,192	8.314	384.58	598	78.8
Total	4,305	868,612,087	100.00

Months to Next Adjustment Date for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool

Range of Months to Next Adjustment Date	Weighted Average Months to Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0 - 6	5	44	12,625,694	2.22	286,948	7.952	355.62	602	80.2
7 - 12	10	28	10,571,669	1.86	377,560	5.570	354.86	699	76.0
13 - 18	16	19	6,993,725	1.23	368,091	7.252	351.53	679	78.2
19 - 24	23	2127	456,067,780	80.21	214,418	8.666	393.46	593	79.2
25 - 31	30	7	1,865,697	0.33	266,528	6.872	354.09	670	74.7
32 - 37	35	161	35,514,476	6.25	220,587	7.633	375.75	625	74.6
38 or Greater	59	163	44,949,750	7.91	275,765	6.990	372.80	678	77.2
Total		2,549	568,588,790	100.00

Gross Margins for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	3	767,304	0.13	255,768	5.870	357.76	644	66.9
2.001 - 3.000	191	60,917,130	10.71	318,938	6.377	360.14	708	76.9
3.001 - 4.000	26	5,730,464	1.01	220,402	7.406	357.17	665	81.7
4.001 - 5.000	77	16,275,802	2.86	211,374	7.928	379.59	614	76.6
5.001 - 6.000	319	65,619,851	11.54	205,705	8.215	393.95	590	73.2
6.001 - 7.000	1,506	327,648,642	57.62	217,562	8.618	393.83	591	79.9
7.001 - 8.000	378	81,968,056	14.42	216,847	9.042	388.61	589	79.4
8.001 - 9.000	45	8,889,919	1.56	197,554	9.380	387.99	599	81.8
9.001 - 10.000	3	601,629	0.11	200,543	10.672	358.86	666	94.8
10.001 - 11.000	1	169,993	0.03	169,993	11.250	359.00	615	95.0
Total	2,549	568,588,790	100.00

(1)	The weighted average Gross Margin for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 6.096%.

Maximum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
8.001 - 9.000	1	360,092	0.06	360,092	2.875	357.00	643	57.0
9.001 - 10.000	4	2,166,710	0.38	541,678	4.190	365.24	723	73.7
10.001 - 10.500	5	2,080,324	0.37	416,065	4.359	358.71	683	76.6
10.501 - 11.000	9	3,596,784	0.63	399,643	5.392	357.59	729	72.4
11.001 - 11.500	32	12,084,723	2.13	377,648	5.657	357.20	713	76.5
11.501 - 12.000	37	11,513,176	2.02	311,167	6.338	358.12	704	76.7
12.001 - 12.500	60	18,471,718	3.25	307,862	6.485	368.56	691	72.7
12.501 - 13.000	77	20,500,827	3.61	266,245	6.687	380.34	666	76.5
13.001 - 13.500	102	26,030,107	4.58	255,197	6.946	386.02	633	73.6
13.501 - 14.000	189	50,545,872	8.89	267,438	7.280	390.69	607	73.1
14.001 - 14.500	244	60,792,979	10.69	249,152	7.577	394.73	599	75.6
14.501 - 15.000	335	78,319,158	13.77	233,789	7.998	395.90	588	77.2
15.001 - 15.500	250	57,845,516	10.17	231,382	8.511	394.95	589	78.9
15.501 - 16.000	345	69,465,009	12.22	201,348	8.974	396.53	588	80.5
16.001 - 16.500	213	41,620,331	7.32	195,401	9.344	389.39	589	82.5
16.501 - 17.000	253	48,662,558	8.56	192,342	9.858	392.35	578	83.1
17.001 - 17.500	134	25,166,108	4.43	187,807	10.340	383.38	599	85.3
17.501 - 18.000	115	19,714,900	3.47	171,434	10.815	374.56	568	85.4
18.001 - 18.500	71	9,901,572	1.74	139,459	11.318	374.34	586	83.9
18.501 - 19.000	42	5,052,012	0.89	120,286	11.770	359.93	590	86.8
19.001 - 19.500	21	3,708,775	0.65	176,608	12.244	404.12	581	89.7
Greater than 19.500	10	989,539	0.17	98,954	12.964	367.13	582	87.7
Total	2,549	568,588,790	100.00

(1)	The weighted average Maximum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 15.064%.

Initial Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Initial Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.000	32	9,733,335	1.71	304,167	8.235	363.38	588	80.1
1.500	1,687	354,272,262	62.31	210,001	8.787	395.04	592	80.7
2.000	61	19,869,362	3.49	325,727	5.945	359.04	687	73.9
2.990	1	130,000	0.02	130,000	7.899	360.00	505	61.6
3.000	659	152,329,419	26.79	231,152	8.119	384.83	602	74.3
5.000	32	10,246,175	1.80	320,193	6.959	364.44	702	80.3
6.000	77	22,008,236	3.87	285,821	6.358	358.21	722	78.8
Total	2,549	568,588,790	100.00

(1)	The weighted average Initial Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 2.148%.

Subsequent Periodic Rate Caps for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Subsequent Periodic Rate Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0.125	1	190,300	0.03	190,300	8.300	358.00	576	70.0
1.000	631	149,738,574	26.34	237,304	8.101	382.62	603	74.7
1.500	1,758	369,876,797	65.05	210,396	8.753	394.69	592	80.5
2.000	159	48,783,119	8.58	306,812	6.314	359.91	708	76.9
Total	2,549	568,588,790	100.00

(1)	The weighted average Subsequent Periodic Rate Cap for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 1.411%.

Minimum Mortgage Rates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
1.001 - 2.000	2	475,375	0.08	237,687	4.209	357.00	645	61.4
2.001 - 3.000	171	56,843,684	10.00	332,419	6.330	359.06	712	76.9
3.001 - 4.000	10	2,541,025	0.45	254,103	6.912	357.68	685	85.6
4.001 - 5.000	4	1,088,774	0.19	272,193	5.884	358.17	641	86.0
5.001 - 6.000	22	6,158,039	1.08	279,911	5.754	427.36	602	70.1
6.001 - 7.000	195	51,898,759	9.13	266,147	6.709	389.58	622	72.9
7.001 - 8.000	571	140,548,259	24.72	246,144	7.638	396.08	595	75.9
8.001 - 9.000	606	133,393,019	23.46	220,120	8.594	395.22	589	78.5
9.001 - 10.000	551	107,294,264	18.87	194,726	9.575	390.77	583	82.3
Greater than 10.000	417	68,347,593	12.02	163,903	10.879	378.39	584	85.3
Total	2,549	568,588,790	100.00

(1)	The weighted average Minimum Mortgage Rate for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date was approximately 7.951%.

Next Adjustment Dates for the Adjustable Rate Mortgage Loans
in the Statistical Calculation Pool(1)

Next Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
June 2007	1	239,250	0.04	239,250	6.625	349.00	752	80.0
August 2007	1	360,092	0.06	360,092	2.875	357.00	643	57.0
September 2007	3	408,307	0.07	136,102	7.472	356.94	578	80.8
October 2007	17	5,356,173	0.94	315,069	8.133	355.29	605	84.4
November 2007	22	6,261,872	1.10	284,631	8.172	355.98	592	77.8
December 2007	1	118,712	0.02	118,712	9.875	343.00	598	100.0
January 2008	3	1,646,769	0.29	548,923	4.151	354.92	723	75.3
February 2008	7	3,261,689	0.57	465,956	5.090	356.64	712	68.4
March 2008	4	1,317,718	0.23	329,429	4.916	355.09	731	89.3
April 2008	8	2,210,639	0.39	276,330	6.495	352.65	678	79.1
May 2008	5	2,016,141	0.35	403,228	6.667	354.92	665	75.4
June 2008	3	757,788	0.13	252,596	8.616	344.86	567	88.7
July 2008	1	429,500	0.08	429,500	6.875	350.00	646	70.4
August 2008	4	1,383,754	0.24	345,938	8.209	351.00	626	78.7
September 2008	6	1,873,017	0.33	312,169	7.171	352.00	708	78.5
October 2008	2	732,100	0.13	366,050	6.815	353.00	742	66.0
November 2008	6	2,210,910	0.39	368,485	6.402	354.18	707	79.9
December 2008	8	1,219,761	0.21	152,470	8.280	354.44	603	83.9
January 2009	20	5,594,758	0.98	279,738	7.829	367.38	652	77.6
February 2009	51	11,397,783	2.00	223,486	8.109	373.63	639	79.4
March 2009	174	37,924,690	6.67	217,958	8.413	379.44	595	79.6
April 2009	660	147,844,237	26.00	224,006	8.524	391.80	591	78.2
May 2009	1,211	251,693,207	44.27	207,839	8.835	398.27	589	79.7
August 2009	1	233,100	0.04	233,100	7.125	351.00	798	90.0
October 2009	1	336,800	0.06	336,800	6.375	353.00	705	80.0
November 2009	1	89,500	0.02	89,500	5.750	354.00	625	41.6
December 2009	4	1,206,297	0.21	301,574	7.045	355.00	638	72.7
January 2010	4	669,686	0.12	167,421	8.442	356.00	623	80.8
February 2010	17	3,596,575	0.63	211,563	7.141	357.03	682	75.7
March 2010	27	6,799,361	1.20	251,828	7.613	358.00	653	75.9
April 2010	58	12,530,217	2.20	216,038	7.469	378.97	615	73.8
May 2010	55	11,918,636	2.10	216,702	7.920	389.24	604	74.1
December 2011	2	533,656	0.09	266,828	8.888	355.00	628	75.1
January 2012	2	367,962	0.06	183,981	6.793	356.00	734	78.4
February 2012	6	1,853,167	0.33	308,861	6.820	357.00	713	80.0
March 2012	26	7,704,100	1.35	296,312	6.745	363.42	702	79.4
April 2012	77	21,353,839	3.76	277,323	6.759	368.59	689	77.3
May 2012	48	12,300,225	2.16	256,255	7.580	390.63	634	75.1
March 2014	1	541,600	0.10	541,600	5.375	358.00	797	80.0
April 2014	1	295,200	0.05	295,200	6.375	359.00	716	80.0
Total	2,549	568,588,790	100.00

(1)	The weighted average Next Adjustment Date for the Adjustable Rate Mortgage Loans in the Statistical Calculation Pool as of the Statistical Calculation Date is July 2009.

Interest Only Periods for the Mortgage Loans
in the Statistical Calculation Pool

Interest Only Period (months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding ($)	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance ($)	Weighted Average Gross Mortgage Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Credit Bureau Risk Score	Weighted Average Loan-to-Value Ratio (%)
0	3,789	715,302,986	82.35	188,784	8.641	390.06	590	77.8
36	3	748,900	0.09	249,633	5.342	358.02	676	71.8
60	347	100,805,700	11.61	290,506	8.048	359.09	633	82.6
120	166	51,754,502	5.96	311,774	6.653	358.83	702	76.9
Total	4,305	868,612,087	100.00